      As filed with the Securities and Exchange Commission on July 2, 1999

                          Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          DLJ COMMERCIAL MORTGAGE CORP.

             (Exact name of registrant as specified in its charter)


                                    Delaware

         (State or other jurisdiction of incorporation or organization)


                                   13-3956945

                     (I.R.S. employer identification number)


                                 277 Park Avenue
                            New York, New York 10172
                                 (212) 892-3000

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                          The Corporation Trust Company
                             Corporate Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             William J. Cullen, Esq.
                                 Sidley & Austin
                                875 Third Avenue
                            New York, New York 10022
                                 (212) 906-2258

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
                                                              Maximum           Maximum
                                                              Offering          Aggregate        Amount of
                                       Amount to be           Price             Offering         Registration
Title of Securities Being Registered   Registered(1)          Per Unit(2)       Price(1)(2)      Fee(1)
------------------------------------   -------------          -----------       -----------      ------
Mortgage Pass-Through Certificates  $  3,000,000,000          100%              $  3,000,000,000 $  834,000
==================================  ===================       ==============    ================ ==========

(1) Pursuant to Rule 429 under the Securities Act of 1933, each prospectus which is part of this Registration Statement also relates to $356,611,000 of securities carried forward from the Registration Statement on Form S-3 (File No. 333-59167) for which a filing fee of $105,200.25 has been previously paid.

(2)  Estimated solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to rule 429 under the Securities Act of 1933, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (File No. 333-59167) of the Registrant, and this Registration Statement constitutes a post-effective amendment to such Registration Statement.

PROSPECTUS SUPPLEMENT
(to Prospectus dated [  o  ], 1999)

                              [$o] (Approximate)

                 DLJ Commercial Mortgage Corp.,the Depositor

             DLJ Commercial Mortgage Trust __________, the Trust

Commercial Mortgage Pass Through Certificates,  Series _______________________

         We, DLJ Commercial Mortgage Corp., are offering pursuant to this prospectus supplement the certificates identified in the table below. These certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement may be used to offer and sell these certificates only if accompanied by our prospectus dated _______, 1999. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

         The assets of the trust will include a pool of ______ [fixed rate, monthly pay] mortgage loans secured by [first] mortgage liens on ownership and/or leasehold interests in various commercial and multifamily real properties. The mortgage pool will have an "initial pool balance" of approximately $_______. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

         No governmental agency or instrumentality has insured or guaranteed the offered certificates or the underlying mortgage loans. The offered certificates will represent interests in the trust only and will not represent an interest in or obligations of any other party.

                          --------------------------

                                Initial Aggregate
                                     Principal                                                                     Month of
                                    Balance or        Initial Rate of        Interest                            Assumed Final
Offered Certificates            Notional Amount(1)      Interest(3)      Rate Description(4)    Ratings(7)    Distribution Date(6)
--------------------            ------------------    ---------------    -------------------    ----------    --------------------
[Class S.......................         $                  %
Class A-1A.....................         $                  %
Class A-1B.....................         $                  %
Class A-2......................         $                  %
Class A-3......................         $                  %                  (5)
Class A-4......................         $                  %                  (5)
Class B-1......................         $                  %                  (6)
Class B-2......................         $                  %                  (6)

                                              (footnotes to table on next page)

                          --------------------------

         You should fully consider the risk factors beginning on page [S-] in this prospectus supplement prior to investing in the offered certificates.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                          --------------------------

         The underwriters named below will purchase the offered certificates from us, subject to the satisfaction of certain conditions. Each underwriter currently intends to sell its allocation of the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to us from the sale of the offered certificates will be an amount equal to approximately ___% of the initial total principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. See "Method of Distribution" in this prospectus supplement.

             The date of this prospectus supplement is ________.

Donaldson, Lufkin & Jenrette                                       [Underwriter]

Footnotes to the table on the cover of this prospectus supplement:

(1) The actual initial total certificate principal balance or certificate notional amount of any class of offered certificates at the date of issuance may be larger or smaller than the amount shown, depending on the actual size of the initial pool balance. The initial pool balance may be as much as [5]% larger or smaller than the amount presented in this prospectus supplement. The terms "certificate principal balance" and "certificate notional amount" have the definitions specified in this prospectus supplement under "Description of the Offered Certificates--General".

(2) The [Class S certificates] will not have certificate principal balances and will not entitle the holders thereof to any distributions of principal. The [Class S certificates] will accrue interest on a total certificate notional amount that is equal to the total certificate principal balance outstanding from time to time of all those certificates that have certificate principal balances.

(3) The interest rates shown in the table on the cover page for the [Class S, Class A-3, Class A-4, Class B-1 and B-2 certificates] are the rates applicable for distributions to be made in ________. The interest rates for those classes will be variable or otherwise subject to change as described under "Description of the Offered Certificates --Distributions--Calculation of Pass-Through Rates" in this prospectus supplement. The interest rates for the [Class A-1A, class A-1B and Class A-2 certificates] are fixed at the respective annual rates specified in the table.

(4) In addition to distributions of interest, the holders of one or more classes of the offered certificates may be entitled to receive a portion of any prepayment premiums or yield maintenance charges received from time to time on the underlying mortgage loans. See "Description of the Offered Certificates-Distributions-Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

[(5) "WAC Cap" refers to an interest rate that is, from time to time, equal to the lesser of (i) the initial rate of interest for the subject class of certificates and (ii) a weighted average coupon derived from interest rates on the underlying mortgage loans.].

[(6) "WAC" refers to a an interest rate that is, from time to time, equal to a weighted average coupon derived from interest rates on the underlying mortgage loans.]

(7)      By  _______.  See "Ratings" in this prospectus supplement.

(8) "assumed final distribution date" has the definition specified in this prospectus supplement under "Summary of Prospectus Supplement--Relevant Dates and Periods". The rated final distribution date, which is also described in "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement, will occur in _______.

Important notice about the information contained in this prospectus supplement and the accompanying prospectus

         Information about the offered certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated _________, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement dated _________, which describes the specific terms of the offered certificates.

         You should read both the prospectus and this prospectus supplement in full to obtain material information concerning the offered certificates. If the descriptions of the offered certificates vary between this prospectus supplement and the prospectus, you should rely on the information contained in this prospectus supplement. You should only rely on the information contained in this prospectus supplement and the prospectus. We have not authorized any person to give any information or to make any representation that is different from the information contained in this prospectus supplement or the prospectus.

         This prospectus supplement and the prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                          FORWARD-LOOKING STATEMENTS

         This prospectus supplement uses certain capitalized terms that are defined either in a different section of this prospectus supplement or in the prospectus.

         This prospectus supplement and the prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        -----------------------------

         We filed with the Securities and Exchange Commission a registration statement (of which this prospectus supplement and the prospectus form a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the prospectus, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at:
Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

                        -----------------------------

         ___________________ is offering the offered certificates subject to prior sale, when, as and if delivered to and accepted by it, and subject to certain other conditions. _________________________ is acting as lead manager and sole bookrunner. It is expected that we will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, in New York, New York, on or about _________, against payment therefor in immediately available funds.

                        -----------------------------

                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----

IMPORTANT NOTICE ABOUT THE
INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS............................................    S-2

FORWARD-LOOKING STATEMENTS.........................................    S-3
EXECUTIVE SUMMARY..................................................    S-6
SUMMARY OF PROSPECTUS
  SUPPLEMENT.......................................................    S-8

RISK FACTORS................ ......................................    S-38
Risks Related to the Offered Certificates..........................    S-38
Risks Related to the Mortgage Loans................................    S-40

DESCRIPTION OF THE
  MORTGAGE POOL....................................................    S-47
General............................................................    S-47
Certain Terms and Conditions of
 the Mortgage Loans................................................    S-51
Certain Mortgage Pool Characteristics..............................    S-60
Additional Mortgage Loan Information...............................    S-67
Certain Underwriting Matters.......................................    S-69
Cash Management and Certain
  Escrows and Reserves.............................................    S-75
Significant Mortgage Loans.........................................    S-77
The Mortgage Loan Sellers and
  the Originators..................................................    S-77
Assignment of the Mortgage Loans...................................    S-77
Representations and Warranties.....................................    S-78
Cures, Repurchases and Substitutions...............................    S-80
Changes in Mortgage Pool Characteristics...........................    S-81

SERVICING OF THE
MORTGAGE LOANS.....................................................    S-82
General............................................................    S-82
The Master Servicer and
  the Special Servicer.............................................    S-85
Servicing and Other Compensation and Payment of
  Expenses.........................................................    S-85
Evidence as to Compliance..........................................    S-90
Modifications, Waivers, Amendments
  and Consents.....................................................    S-91
Collection Account.................................................    S-94
The Controlling Class Representative...............................    S-97
Replacement of the Special Servicer................................    S-100
Realization Upon Defaulted
Mortgage Loans.....................................................    S-101
REO Properties.....................................................    S-104
Inspections; Collection of
Operating Information..............................................    S-106
Maintenance of Insurance...........................................    S-106
Certain Matters Regarding the Issuer, the
  Master Servicer and the Special Servicer.........................    S-107
Events of Default..................................................    S-109
Rights Upon Event of Default.......................................    S-110
Sale of Master Servicing Rights....................................    S-111

DESCRIPTION OF THE
  OFFERED CERTIFICATES.............................................    S-111
General............................................................    S-111
Registration and Denominations.....................................    S-114
Delivery, Form and Denomination....................................    S-114
Seniority..........................................................    S-116
Certain Relevant Characteristics of the
  Mortgage Loans...................................................    S-118
Distributions......................................................    S-119
Allocation of Realized Losses and
  Certain Other Shortfalls and Expenses............................    S-129
Advances of Principal and/or Interest..............................    S-131
Appraisal Reductions...............................................    S-132
Reports to Certificateholders; Certain
  Available Information............................................    S-135
Voting Rights......................................................    S-137
Termination........................................................    S-137
The Trustee........................................................    S-138

YIELD AND MATURITY
  CONSIDERATIONS...................................................    S-139
Yield Considerations...............................................    S-139
Weighted Average Lives of Certain
  Classes Offered Certificates.....................................    S-143
The Maturity Assumptions...........................................    S-144

                                                                       Page
                                                                       ----

Yield Sensitivity of the
  [Class S Certificates]...........................................    S-145

USE OF PROCEEDS....................................................    S-146

FEDERAL INCOME TAX
  CONSEQUENCES.....................................................    S-146
General............................................................    S-146
Discount and Premium; Prepayment
  Consideration....................................................    S-147
Constructive Sales of
  [Class S Certificates]...........................................    S-148
Characterization of Investments
  in Offered Certificates..........................................    S-149
Possible Taxes on Income From
  Foreclosure Property and Other Taxes.............................    S-149

CERTAIN ERISA CONSIDERATIONS.......................................    S-150

LEGAL INVESTMENT...................................................    S-154

METHOD OF DISTRIBUTION.............................................    S-155

LEGAL MATTERS......................................................    S-156

RATINGS............................................................    S-157

EXHIBIT A-1--
  Certain Characteristics of Mortgage Loans
    and Mortgaged Properties.......................................    A-1-1

EXHIBIT A-2--
  Mortgage Pool Information........................................    A-2-1

EXHIBIT B--
  Form of Trustee Report...........................................    B-1

EXHIBIT C--
  Decrement Tables for Certain Classes
    of Offered Certificates .......................................    C-1

EXHIBIT D--
  Price/Yield Tables for the
    Class S Certificates ..........................................    D-1

EXHIBIT E--
  Summary Term Sheet...............................................    E-1

                              EXECUTIVE SUMMARY

         This executive summary does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the prospectus in full.

                         Initial Aggregate
                              Principal        Approx.      Approx.                                  Weighted
                             Balance or         % of        Initial        Interest      Initial     Average
                              Notional      Initial Pool    Credit           Rate        Interest      Life      Principal
   Class    Ratings (1)       Amount (2)      Balance     Support (3)    Description       Rate     (years)(4)   Window(4)
   -----    -----------  -----------------  ------------  -----------    -----------     --------   ----------   ---------
Offered Certificates

[S                               $   (5)          N/A          N/A                           %         N/A          N/A
A-1A                             $                %            %                             %
A-1B                             $                %            %                             %
A-2                              $                %            %                             %
A-3                              $                %            %               (6)           %
A-4                              $                %            %               (6)           %
B-1                              $                %            %               (7)           %
B-2                              $                %            %               (7)           %

Private Certificates--Not Offered Hereby (8)

B-3             (9)              $                %           (9)                            %         (9)          (9)
B-4             (9)              $                %           (9)                            %         (9)          (9)
B-5             (9)              $                %           (9)                            %         (9)          (9)
B-6             (9)              $                %           (9)                            %         (9)          (9)
B-7             (9)              $                %           (9)                            %         (9)          (9)
B-8             (9)              $                %           (9)                            %         (9)          (9)
 C              (9)              $                %           (9)                            %         (9)          (9)

---------------------
(1)      Ratings shown are those of _______.

(2) The actual initial total certificate principal balance or certificate notional amount of any class of certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial pool balance. The actual size of the initial pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(3) Represents the initial total certificate principal balance (expressed as a percentage of the initial pool balance) of all classes of certificates subordinate to the indicated class.

(4) Based on the assumptions that each borrower timely makes all payments on its underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (as described under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this prospectus supplement) is paid in full on that date, and that no underlying mortgage loan is otherwise prepaid prior to stated maturity.
         Further based on the other maturity assumptions (as described under "Yield and Maturity Considerations" in this prospectus supplement).

(5)      Total certificate notional amount.

[(6) "WAC Cap" refers to an interest rate that is, from time to time, equal to the lesser (i) of the initial rate of interest for the subject class of certificates and a (ii) weighted average coupon derived from rates on the underlying mortgage loans.]


                                     S-6


[(7) "WAC"refers to an interest rate that is, from time to time, equal to a weighted average coupon derived from rates on the underlying mortgage loans.]

[(8) The private certificates will also include the [Class __ certificates] which are not shown above. The [Class __ certificates] do not have certificate principal balances or interest rates.]

(9)      Not presented.


                                     S-7


                       SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the prospectus in full.

                         Overview of the Transaction


Establishment of the Trust .....................   We will establish a trust, to be designated as DLJ Commercial
                                                   Mortgage Trust _____.  The assets of the trust will consist of a pool of multifamily rental and commercial mortgage loans having the characteristics described in this prospectus supplement.

Issuance of the Certificates....................   We are establishing the trust for purposes of issuing the Series
                                                   ___ Commercial Mortgage Pass-Through Certificates in
                                                   multiple classes. The certificates will, in total,
                                                   represent the entire beneficial ownership of the trust.

Governing Document..............................   The governing document for purposes of establishing the trust and issuing the certificates will be a Pooling and Servicing
                                                   Agreement to be dated as of _________________, between us, the Trustee, the REMIC Administrator, the Master Servicer and
                                                   the Special Servicer.  See "--The Relevant Parties" and
                                                   "--Relevant Dates and Periods" below.  The Pooling and
                                                   Servicing Agreement will also govern the servicing and
                                                   administration of the mortgage loans and the other assets of the trust.  A copy of the Pooling and Servicing Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-
                                                   K, within 15 days after the initial issuance of the offered certificates.  The SEC will make the Form 8-K and its exhibits available to the public for inspection.
                                                     Relevant Parties
Depositor.......................................   DLJ Commercial Mortgage Corp., a Delaware corporation.  Our address is 277 Park Avenue, 9th Floor, New York, New York
                                                   10172 and its telephone number is (212) 892-3000.  See "The
                                                   Depositor" in the prospectus.

Master Servicer.................................   _________________, a _________________ corporation.  See
                                                   "Servicing of the Mortgage Loans--The Master Servicer and the
                                                   Special Servicer" in this prospectus supplement.

Special Servicer................................   _________________, a _________________ corporation.  See
                                                   "Servicing of the Mortgage Loans--The Master Servicer and the
                                                   Special Servicer" in this prospectus supplement.

                                                   The holders of certificates representing a majority
                                                   interest in the controlling class of certificates will
                                                   have the right, subject to certain conditions described
                                                   in this prospectus supplement, to replace the Special
                                                   Servicer and, further, to select a representative that may direct and advise the Special Servicer on various servicing matters. At any particular time, the "controlling class"
                                                   will, be the most subordinate class of the certificates
                                                   (other than the [Class D-1, Class D-2, Class S, Class
                                                   R-I, Class R-II and Class R-III] certificates) then
                                                   outstanding that has a then-current total certificate
                                                   principal balance that is not less than 25% of such class'
                                                   initial total certificate principal balance. See also "Servicing of the Mortgage Loans--Replacement of the Special Servicer"
                                                   and "--The Controlling Class Representative" in this prospectus supplement.

Trustee and REMIC Administrator.................   _______________________.  See "Description of the Offered
                                                   Certificates--The Trustee" in this prospectus supplement.  The
                                                   Trustee will also have certain duties with respect to REMIC administration.

Mortgage Loan Sellers...........................   _________________ a ___________________ corporation and
                                                   __________________ a ____________________ corporation.
                                                   The mortgage loan sellers will sell their respective
                                                   mortgage loans to us and we will transfer them to the
                                                   trust.

                                                      Mortgage                 Number of            % of Initial
                                                     Loan Seller             Mortgage Loans         Pool Balance
                                                     -----------             --------------         ------------
                                                                                                          %
                                                                                                          %

                                                   See "Description of the Mortgage Pool--The Mortgage
                                                   Loan Sellers and the Originators" in this prospectus supplement.

Originators.....................................   Each mortgage loan was originated by one of the following
                                                   parties:

                                                   o        _______________ originated ____________  mortgage
                                                           loans representing _____________ of the initial pool
                                                           balance.

                                                   o        ___________________originated______________
                                                           mortgage loans, representing _____________ of the
                                                           initial pool balance.

                                                   See "The Mortgage Loan Sellers and the Originators"
                                                   in this prospectus supplement.
                                                Relevant Dates and Periods

Cut-off Date....................................   __________________.  The cut-off date is the date we establish the trust.

Closing Date....................................   On or about ___________________.  The closing date is the
                                                   date on which the offered certificates will initially be issued.

Distribution Date...............................   With respect to any calendar month (beginning with ________), the later of (i) the ________ of the month (or, if the ________
                                                   is not a business day, then the next succeeding business day) and
                                                   (ii) the _________ business day following the determination date in the same month.  The distribution date is the date during the calendar month on which distributions are to be made on the certificates.

Record Date.....................................   With respect to any distribution date, the last business day of the calendar month immediately preceding the month in which the distribution date occurs.  The record date is relevant for establishing which holders of certificates are entitled to receive distributions on the related distribution date.

Determination Date..............................   With respect to any calendar month (beginning with ________), the _________ day of the calendar month (or, if the _______
                                                   day is not a business day, the immediately preceding business day).  The determination date during any calendar month is relevant for purposes of establishing the end of the collection period for the distribution date in the same month.

Collection Period...............................   With respect to any distribution date, the period that begins immediately following the determination date in the calendar month prior to the month in which the distribution date occurs and continues through and includes the determination date in the calendar month in which the distribution date occurs, except that the first collection period begins immediately following the cut-
                                                   off date.  Amounts available for distribution on any distribution date will be a function of the payments and other collections received, and any advances of payments due, in respect of the mortgage loans during the related collection period.

Interest Accrual Period.........................   With respect to any distribution date, the calendar month
                                                   immediately preceding the month in which the distribution date occurs.  The amount of interest distributable with respect to the interest-bearing certificates on any distribution date will be a function of the interest accrued during the related interest accrual period.

Rated Final Distribution Date...................   The distribution date in _______.  The rated final distribution date is set at the first distribution date following the third anniversary of the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the closing date.

                                                   As discussed in this prospectus supplement, each rating assigned to the offered certificates will represent the respective rating agency's assessment of the likelihood of timely receipt by the holders of certificates of all interest to which they are entitled on each distribution date and, except in the case of the [Class S certificates], the ultimate receipt by the holders of [Class S certificates] of all principal to which they are entitled by the rated final distribution date.

Assumed Final Distribution Date.................   With respect to any class of certificates, the distribution date on which the holders of those certificates would be expected to receive their last distribution based upon--

                                                   o       The assumption that each borrower timely makes all
                                                           payments on its mortgage loan.

                                                   o       The assumption that each mortgage loan with an anticipated repayment date is paid in full on that date.

                                                   o       The assumption that no borrower otherwise prepays its
                                                           mortgage loan prior to stated maturity.

                                                   o       The other maturity assumptions set forth under "Yield and
                                                           Maturity Considerations" in this prospectus supplement.

                                                   The assumed final distribution date for each class of offered certificates is the distribution date occurring in the calendar month and year set forth below for each class.

                                                                                     Month of
                                                                                   Assumed Final
                                                   Class                         Distribution Date
                                                   -----                         -----------------
                                                   [Class S
                                                   Class A-1A
                                                   Class A-1B
                                                   Class A-2
                                                   Class A-3
                                                   Class A-4
                                                   Class B-1
                                                   Class B-2]


                                               Overview of the Certificates

General.........................................   The certificates will consist of  ____ classes, only __________
                                                   of which are being offered pursuant to this prospectus
                                                   supplement and the prospectus.

                                                   We do not intend to register any of the remaining classes
                                                   of certificates under the Securities Act, and we are
                                                   not offering the certificates pursuant to this prospectus
                                                   supplement or the prospectus. We have included information regarding the private certificates in this prospectus
                                                   supplement because of its potential relevance to an investment decision with respect to the offered certificates.

The Offered Certificates........................   Each class of offered certificates will have the approximate initial total certificate principal balance or certificate notional amount set forth below and will accrue interest at an annual rate set forth or described below:

                                                                             Approx. Initial
                                                                                Aggregate
                                                                             Principal Balance
                                                                                    or                     Annual Rate
                                                   Class                     Notional Amount(1)            of Interest
                                                   -----                     ------------------            -----------
                                                   [Class S                           $   (2)                 %  (3)
                                                   Class A-1A                         $                       %  (4)
                                                   Class A-1B                         $                       %  (4)
                                                   Class A-2                          $                       %  (4)
                                                   Class A-3                          $                       %  (5)
                                                   Class A-4                          $                       %  (5)
                                                   Class B-1                          $                       %  (6)
                                                   Class B-2                          $                       %  (6)


                                                   ---------------
                                                   (1)     the actual initial total certificate principal balance or
                                                           certificate notional amount of any class of offered
                                                           certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial pool balance. The actual size of the initial
                                                           pool balance may be as much as [5]% larger or smaller
                                                           than the amount presented in this prospectus supplement.

                                                   (2)     [The Class S certificates will accrue interest based
                                                           on a total certificate notional amount equal to the
                                                           total certificate principal balance outstanding from
                                                           time to time of all those certificates that have certificate principal balances.]

                                                   [(3)    The rate of interest shown above for the [Class S certificates] is the rate applicable for the distribution date in ____________.  The rate of interest for the [Class S certificates] will be variable and will be determined pursuant to a formula described under "Description of the
                                                           Offered Certificates--Distributions--Calculation of Pass-Through
                                                           Rate" in this prospectus supplement.  In general, the rate of interest for this class will equal the weighted average of the strip rates at which interest accrues on the respective components of the total certificate notional amount of the [Class S certificates] from time to time.]

                                                   [(4)    Fixed rate of interest.]

                                                   [(5)    The interest rates shown above for the [Class A-3 and Class A-4]
                                                           certificates are the rates applicable for the distribution date in
                                                           _____________.  The interest rate for each of these classes will be determined pursuant to a formula described under "Description of the
                                                           Offered Certificates--Distributions--Calculation of Pass-Through
                                                           Rates" in this prospectus supplement.  In general, the interest rate for each of these classes will equal the lesser of (i) the rate per annum specified above for each of these classes (ii) and a weighted average coupon derived from interest rates on the mortgage loans.]

                                                   [(6)    The interest rates shown above for the [Class B-1 and class B-2]
                                                           certificates are the rates applicable for the distribution date in [    ]
                                                           1999.  The interest rates for each of these classes will be variable and will be determined pursuant to a formula described under "Description of the Offered Certificates--Distributions--Calculation of Pass-
                                                           Through Rates" in this prospectus supplement.  In general, the interest rate for each of these classes will equal a weighted average coupon derived from interest rates on the mortgage loans.]

                                                   See "Description of the Offered Certificates--General" and "--Distributions--
                                                   Calculation of Pass-Through Rates" in this prospectus supplement.

The Private Certificates........................   Each class of the private certificates will have the approximate initial total certificate principal balance set forth below and will accrue interest at the annual rate set forth below:

                                                                                 Approx. Initial
                                                                                    Aggregate               Annual Rate
                                                   Class                       Principal Balance(1)         of Interest
                                                   -----                       --------------------         -----------
                                                   [Class B-3                           $                                %
                                                   Class B-4                            $                                %
                                                   Class B-5                            $                                %
                                                   Class B-6                            $                                %
                                                   Class B-7                            $                                %
                                                   Class B-8                            $                                %
                                                   Class C                              $                                %
                                                   Class D-1                            $                                %
                                                   Class D-2                            $                                %
                                                   Class R-I                            $                                %
                                                   Class R-II                           $                                %
                                                   Class R-III]                         $                                %

                                                   ---------------
                                                   (1)     The actual initial total certificate principal balance of
                                                           any class of private certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial pool balance. The actual
                                                           size of the initial pool balance may be as much as [5]%
                                                           larger or smaller than the amount presented in this
                                                           prospectus supplement.

                                                   (2)     Fixed rate of interest

                                                   (3)     holders of the [Class D-1 and Class D-2] certificates will be entitled to receive, if and when paid, certain additional
                                                           interest accrued in respect of the mortgage loans with
                                                           an anticipated repayment date. The [Class D-1 and Class
                                                           D-2] certificates do not have certificate principal balances or interest rates.

                                                   (4)     The [Class R-I, R-II and R-III] certificates are REMIC residual interests and do not have certificate principal balances or interest rates.

Registration and Denominations..................   The trust will be issuing the offered certificates in book-entry form in original denominations of: (i) in the case of the [Class S certificates], [$10,000] initial certificate notional amount and in any whole dollar denomination in excess of [$10,000]; (ii) in the case of the [Class A-1A and Class A-1B] certificates, [$10,000]
                                                   initial certificate principal balance and in any whole dollar denomination in excess of [$10,000]; and (ii) in the case of the other classes of offered certificates, [$100,000] initial certificate principal balance and in any whole dollar denomination in excess of [$100,000].

                                                   You will hold your certificates through The Depository Trust Company.
                                                   Transfers within The Depository Trust Company will be in accordance with its usual rules and operating procedures. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described in this prospectus supplement and in the prospectus. We may elect to terminate the book-entry system through The Depository Trust Company with respect to any portion of any class of offered certificates. See "Description of the Offered
                                                   Certificates--Registration and Denominations" in this prospectus supplement and
                                                   "Description of the Certificates--Book-Entry Registration and Definitive
                                                   Certificates" in the prospectus.

Optional Termination............................   The Master Servicer, the Special Servicer or any single holder or group of holders of certificates representing a majority interest in the controlling class, in that order of preference, may terminate the trust when the total stated principal balance of the mortgage pool is less than _______% of the initial pool balance.
                                                   See "Description of the Offered Certificates--Termination" in
                                                   this prospectus supplement.

Federal Income Tax Consequences.................   The REMIC Administrator will make elections to treat
                                                   designated portions of the trust assets as three separate "real estate mortgage investment conduits" under Sections 860A
                                                   through 860G of the  Internal Revenue Code of 1986.  The
                                                   designations for each REMIC are as follows:

                                                   o       "REMIC I", the lowest tier REMIC, will hold, the
                                                            -------
                                                           mortgage loans, as well as any mortgaged properties (as
                                                           defined in this prospectus supplement under "--The
                                                           Mortgage Loans and Mortgaged Properties" below) that
                                                           may have been acquired by the trust following a
                                                           borrower default, but will exclude collections of
                                                           additional interest accrued and deferred as to payment in
                                                           respect of each mortgage loan with an anticipated
                                                           repayment date that remains outstanding.

                                                   o       "REMIC II" will hold the "regular interests" in REMIC I.

                                                   o       "REMIC III" will hold the "regular interests" in REMIC II.


                                                   Any assets not included in a REMIC will be divided  into______ groups, each of which will constitute a grantor trust for federal income tax purposes.

                                                   The offered certificates will be treated as "regular interests" (or, in the case of the [Class S certificates], multiple "regular interests") in REMIC
                                                   III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts.

                                                   The [Class S and Class ___ certificates] will, be issued
                                                   with original issue discount. The [Class ___] certificates will be issued with a de minimis amount of original
                                                   issue discount. The other classes of offered certificates will not be issued with original issue discount. If you own a certificate issued with original issue discount, you may have to report original
                                                   issue discount income and be subject to a tax on this
                                                   income before you receive a corresponding cash distribution.

                                                   For tax information reporting purposes, the REMIC Administrator will compute the accrual of discount and premium on the certificates,
                                                   based on the assumption that each mortgage loan with an
                                                   anticipated repayment date will be paid in full on that
                                                   date and on the further assumption that no borrower
                                                   will otherwise prepay its mortgage loan prior to stated maturity.

                                                   It is anticipated that any prepayment premium or yield
                                                   maintenance charge allocable to a class of offered
                                                   certificates will be ordinary income to the holders of
                                                   those classes of certificates only after the Master
                                                   Servicer's actual receipt of any prepayment premium or
                                                   yield maintenance charge. See "Description of the Offered
                                                   Certificates--Distributions--Distributions of Prepayment Premiums and
                                                   Yield Maintenance Charges" and "Federal Income Tax
                                                   Consequences--Discount and Premium; Prepayment
                                                   Consideration" in this prospectus supplement.

                                                   For a more detailed discussion of the federal
                                                   income tax aspects of investing in the
                                                   certificates, see "Federal Income Tax Consequences" in
                                                   this prospectus supplement and "Federal Income Tax
                                                   Consequences" in the prospectus.


ERISA...........................................   It is anticipated that certain retirement plans and other employee benefit plans  and arrangements subject to Title I of the
                                                   Employee Retirement Income Security Act of 1974 or Section
                                                   4975 of the U.S. tax code will be able to invest in the [Class A-
                                                   1A, Class A-1B and Class S certificates], without giving rise to a prohibited transaction, based upon an individual prohibited transaction exemption granted to __________ by the U.S.
                                                   Department of Labor.  However, investments in the other
                                                   offered certificates by, on behalf of or with assets of these entities, will be restricted as described under "Certain ERISA
                                                   Considerations" in this prospectus supplement.

                                                   If you are a fiduciary of any retirement plan or other
                                                   employee benefit plan or arrangement subject to Title
                                                   I of ERISA or section 4975 of the U.S. tax code, you should review carefully with your legal advisors whether the
                                                   purchase or holding of the offered certificates could
                                                   give rise to a transaction that is prohibited under
                                                   ERISA or Section 4975 of the U.S. tax code. See "Certain
                                                   ERISA Considerations" in this prospectus supplement and
                                                   "ERISA Considerations" in the prospectus.

Legal Investment................................   The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage
                                                   Market Enhancement Act of 1984.

                                                   You should consult your own legal advisors to determine
                                                   whether and to what extent the offered certificates
                                                   constitute legal investments for you. See "Legal
                                                   Investment" in this prospectus supplement and in
                                                   the prospectus.

Certain Investment Considerations...............   The rate and timing of payments and other collections of
                                                   principal on or in respect of the mortgage loans will affect the yield to maturity on each offered certificate.  In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield.  In the case of
                                                   [Class S certificates] or any other offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield.  If you are contemplating the purchase of
                                                   [Class S certificates], you should be aware that the yield to maturity on the [Class S certificates] will be highly sensitive to the rate and timing of principal prepayments and other
                                                   liquidations of mortgage loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the mortgage loans could result in a complete or partial loss of your initial investment.  The interest rates for the [Class S, Class A-

                                       S-17





                                                   1B, Class A-2, Class A-3, Class A-4, Class B-1 and B-2]
                                                   certificates are either equal to, are based upon or are limited by the weighted average of certain net interest rates on the
                                                   mortgage loans.  The weighted average will vary as principal is received on the various mortgage loans at different rates and will be adversely affected by voluntary and involuntary prepayments on mortgage loans with relatively high mortgage interest rates.
                                                   See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.

Ratings.........................................   It is a condition to the issuance of the respective classes of the offered certificates that they receive the credit ratings indicated
                                                   below:

                                                   Class                      [Rating]           [Rating]
                                                   -----                      --------           --------
                                                   [Class S
                                                   Class A-1A
                                                   Class A-1B
                                                   Class A-2
                                                   Class A-3
                                                   Class A-4
                                                   Class B-1
                                                   Class B-2]

                                                   The ratings of the offered certificates address the
                                                   timely payment of interest and, except in the case of
                                                   the [Class S certificates], the ultimate payment of
                                                   principal on or before the rated final distribution date.

                                                   For a description of the limitations of the ratings of
                                                   the offered certificates, see "Ratings" in this prospectus supplement and "Risk Factors--Limited Nature of
                                                   Ratings" in the prospectus.

Reports to Certificateholders...................   On each distribution date, the trustee report (substantially in the form of Exhibit B to this prospectus supplement) will
                                                   be available to you through the sources described under
                                                   "Description of the Offered Certificates--Reports to
                                                   Certificateholders; Certain Available Information" in
                                                   this prospectus supplement.

                                                   You may review a loan-by-loan listing electronically in the form of the standard Commercial Real Estate Secondary Market and
                                                   Securitization Association loan setup file and loan
                                                   periodic update file. The Trustee will electronically
                                                   provide these files on a monthly basis, to the extent
                                                   that it receives the information needed to do so.


                                                   Upon reasonable prior notice, you may also review at the
                                                   Trustee's offices during normal business hours a
                                                   variety of information and documents that pertain to the
                                                   mortgage loans and mortgaged properties, including loan
                                                   documents, borrower operating statements, rent rolls and
                                                   property inspection reports, to the extent the Trustee
                                                   receives the information and documents.

                                                   See "Description of the Offered Certificates--Reports to
                                                   Certificateholders; Certain Available Information" in this prospectus supplement.

                                          The Certificates:  A Structural Summary

Seniority.......................................   The following chart sets forth the relative seniority of the respective classes of certificates for purposes of--

                                                   o       making distributions of interest and, if and when
                                                           applicable, distributions of principal; and

                                                   o       allocating losses on the mortgage loans, as well as
                                                           certain default-related and other unanticipated expenses
                                                           of the trust.


                                                   Each identified class of certificates will, for the above specified purposes, be subordinate to each other class of certificates, if any, listed above it in the following chart.

                                                                         Summary Seniority Chart

                                                                               Most Senior

                                                                 --------------------------------------
                                                                  [Class S, Class A-1A and Class A-1B]

                                                                 --------------------------------------

                                                                               [Class A-2]

                                                                 --------------------------------------

                                                                               [Class A-3]

                                                                 --------------------------------------
                                                                               [Class A-4]
                                                                 --------------------------------------

                                                                 --------------------------------------
                                                                               [Class B-1]

                                                                 --------------------------------------

                                                                               [Class B-2]

                                                                 --------------------------------------
                                                                          private certificates
                                                            (other than the [Class D-1 and D-2] certificates)

                                                                 --------------------------------------

                                                                            Most Subordinate


                                                   The only form of credit support for any class of offered certificates will be the above-referenced subordination of the other classes of certificates to which it is senior, including all of the private certificates (other than the [Class D-1 and Class D-2 certificates]).

                                                   Holders of the [Class D-1 and D-2 certificates] will be entitled to receive, if and when paid, certain additional interest accrued in respect of each mortgage loans with an anticipated repayment date.
                                                   Accordingly, the [Class D-1 and Class D-2 certificates] are neither senior nor subordinate to any other class of certificates except to the extent that amounts received on any particular mortgage loans with an anticipated repayment date are applied to pay amounts other than additional interest.

                                                   See "Description of the Offered Certificates--General",
                                                   "--Seniority", "--Distributions" and "--Allocation of Realized Losses
                                                   and Certain Other Shortfalls and Expenses" in this prospectus supplement.

Distributions

A.  General.....................................   Distributions of interest and principal will be made to the holders of the various classes of certificates entitled thereto, sequentially based upon their seniority as depicted in the Summary Seniority
                                                   Chart above.  See "Description of the Offered
                                                   Certificates--Seniority" and "--Distributions--Priority of
                                                   Payments" in this prospectus supplement.

B.  Distributions of Interest...................   Each class of certificates (other than the [Class R-I, Class R-II,
                                                   Class R-III, Class D-1 and Class D-2 certificates]) will bear interest.  For any class of interest-bearing certificates, interest will accrue during each interest accrual period based upon--

                                                   o       the interest rate for the class for the related distribution date,

                                                   o       the total certificate principal balance or certificate
                                                           notional amount, as the case may be, of the class
                                                           outstanding immediately prior to the related distribution
                                                           date, and

                                                   o       the assumption that each year consists of twelve 30-day
                                                           months.

                                                   The timing of a prepayment on a mortgage loans may result in the collection of less than a full month's interest on the mortgage loan during the collection period of prepayment. As and to the extent described in this prospectus supplement, these shortfalls (net of the respective portions thereof attributable to the fees of the Master
                                                   Servicer and certain other items) will be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of interest-bearing certificates on a basis which is proportional to the respective amounts of accrued interest.

                                                   On each distribution date, subject to available funds and the payment priorities described above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued in respect of your class of offered certificates through the end of the related interest accrual period.

                                                   See "Description of the Offered Certificates--Distributions
                                                   --Calculation of Interest" and "--Allocation of Realized Losses and
                                                   Certain Other Shortfalls and Expenses" in this prospectus supplement.

C.  Distributions of Principal..................   The [Class S] certificates do not have a certificate principal balance.  In general, subject to available funds and the payment priorities described above, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the total certificate principal balance of their particular class.  However, the Pooling and Servicing
                                                   Agreement will require the Trustee to make distributions of principal in a specified sequential order to ensure that--

                                                   o       No distributions of principal will be made to the holders of any class of private certificates until the total certificate principal balance of the offered certificates is reduced to zero.

                                                   o       No distributions of principal will be made to the holders of the [Class A-2, Class A-3, Class A-4, Class B-1 or Class B-2
                                                           certificates] until, in the case of each of these classes, the total certificate principal balance of all more senior classes of offered certificates is reduced to zero.

                                                   o       No distributions of principal will be made to the holders of the [Class A-1B certificates] until either:

                                                           (i)      the total certificate principal balance of the [Class
                                                                    A-1A certificates] is reduced to zero; or

                                                           (ii)     the total certificate principal balance of the [Class
                                                                    A-2, Class A-3, Class A-4, Class B-1, Class B-2,
                                                                    Class B-3, Class B-4, Class B-5, Class B-6, Class
                                                                    B-7, Class B-8 and Class C certificates] is
                                                                    reduced to zero due to losses on the mortgage
                                                                    loans and/or certain default-related or other
                                                                    unanticipated expenses of the trust and, as a
                                                                    result, the [Class A-1A and Class A-1B
                                                                    certificates] are the only outstanding principal
                                                                    balance certificates (in which case, distributions
                                                                    of principal will be made to the holders of the
                                                                    [Class A-1A certificates] and the holders of the
                                                                    [Class A-1B certificates] on a proportional
                                                                    basis).

                                                   The total distributions of principal to be made on the respective classes of principal balance certificates on any distribution date will in general be a function of--

                                                   o       the amount of scheduled payments of principal due (or, in
                                                           some cases, deemed due) on the mortgage loans during the
                                                           related collection period that are either received as of the related determination date or advanced by the Master
                                                           Servicer, and

                                                   o       the amount of any prepayments and other unscheduled
                                                           collections of previously unadvanced principal in respect of the mortgage loans that are received during the related
                                                           collection period.

                                                   See "Description of the Offered Certificates--Distributions
                                                   --Calculation of the Principal Distribution Amount" and
                                                   "--Distributions--Priority of Payments" in this prospectus supplement.

D.  Distributions of
        Prepayment Premiums and
        Yield Maintenance Charges...............   Any prepayment premium or yield maintenance charge collected in respect of a mortgage loan will be distributed, in the
                                                   proportions described in this prospectus supplement, to the holders of the [Class S certificates] and/or to the holders of the class or classes of principal balance certificates then entitled to receive distributions of principal.  See "Description of the
                                                   Offered Certificates--Distributions of Prepayment Premiums and
                                                   Yield Maintenance Charges" in this prospectus supplement.

Allocation of Losses and Certain
   Other Shortfalls and Expenses................   Realized losses on the mortgage loans, together with certain default-related and other unanticipated expenses of the trust, may cause the total stated principal balance of the pool of mortgage loans to be less than the total certificate principal balance of the principal balance certificates.  If a deficit exists following the distributions made on the certificates on any distribution date, then the total certificate principal balances of the respective classes of principal balance certificates will be successively reduced in reverse order of their seniority (as depicted in the chart above), until any deficit is eliminated.

                                                   In addition, the timing of a prepayment on a mortgage loan may result in the collection of less than a full month's interest on the mortgage loans during the collection period of prepayment. As in this prospectus supplement, any shortfall after deducting the

                                                   fees of the Master Servicer and certain other items, will be allocated to reduce the total amount of interest otherwise payable to the holders of the respective classes of interest-bearing
                                                   certificates on a proportional basis.

                                                   See "Description of the Offered Certificates--Allocation of Realized
                                                   Losses and Certain Other Shortfalls and Expenses" and "Servicing of
                                                   the Mortgage Loans--Servicing and Other Compensation and Payment of
                                                   Expenses" in this prospectus supplement.

Advances........................................   In general, the Master Servicer will be required to make
                                                   advances, for distribution to the certificateholders, in the amount of any delinquent monthly payments (other than balloon
                                                   payments) of principal and interest due on the mortgage loans.
                                                   The Master Servicer will deduct the monthly payments
                                                   attributable to its fees and certain other items from the amount of the advance.  The Master Servicer and, in limited cases, the
                                                   Special Servicer will also generally be required to make servicing advances to cover certain costs and expenses relating to the servicing and administration of the mortgage loans.  If the
                                                   Master Servicer or the Special Servicer fails to make any
                                                   advance that it is required to make, the Trustee will be required to make the advance.  None of the Master Servicer, the Special
                                                   Servicer or the Trustee, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.  As described in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest.

                                                   See "Description of the Offered Certificates--Advances of Principal
                                                   and/or Interest" and "Servicing of the Mortgage Loans--Servicing and
                                                   Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates--Advances in Respect
                                                   of Delinquencies" and "Description of the Pooling and Servicing
                                                   Agreements--Certificate Account" in the prospectus.

Appraisal Reductions............................   If certain adverse events or circumstances, occur or exist with respect to a mortgage loan or the related mortgaged property, the Special Servicer will be obligated to obtain a new appraisal of or, in limited cases, conduct a valuation of the mortgaged property.  The new estimated value may reflect an "appraisal reduction amount", which will, in general, be equal to any excess of (i) the principal balance of, and certain other amounts due under, the subject mortgage loan over (ii) ____% of the new appraised value.

                                                   If an appraisal reduction amount does exist, the amount otherwise required to be advanced in respect of interest on the subject mortgage loan will be reduced generally in the same proportion that the appraisal reduction amount bears to the principal balance of the mortgage loans. Due to the payment priorities, this will reduce the funds available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Offered
                                                   Certificates--Appraisal Reductions" in this prospectus supplement.

                                                               The Mortgage Loans and Mortgaged Properties

The Mortgage Pool...............................   The trust assets will primarily consist of the pool of mortgage loans.

                                                   Each mortgage loan constitutes the obligation of one or more persons to repay a specified sum with interest. Each mortgage loan will be secured by a first mortgage lien on the ownership and/or leasehold interest of the related borrower or another person in one or more commercial or multifamily rental properties.

                                                   Mortgage loans representing __% of the initial pool balance are secured by a first mortgage lien on the ownership and/or leasehold interests of the related borrower or borrowers in multiple mortgaged properties.

                                                   For more detailed information on the mortgage loans, see the following sections in this prospectus supplement:

                                                   o        "Description of the Mortgage Pool"

                                                   o        "Risk Factors--Risks Related to the Mortgage Loans"

                                                   o        Exhibit A-1 - Certain Characteristics of the Mortgage
                                                            Loans and Mortgaged Properties

                                                   o        Exhibit A-2 - Mortgage Pool Information

                                                   Listed below is certain statistical information regarding the mortgage loans and the mortgaged properties. In reviewing this information, as well as the statistical information regarding the mortgage loans and the mortgaged properties contained

                                                   elsewhere in this prospectus supplement, you should be aware that--

                                                   o       All numerical information provided with respect to the
                                                           mortgage loans is provided on an approximate basis.

                                                   o       All weighted average information provided with respect to the mortgage loans reflects weighting of the mortgage loans by their cut-off date balances.

                                                   o       When information with respect to the mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date balances of the related mortgage loans.

                                                   [o      ______________ mortgage loans representing __% of
                                                           the initial pool balance are cross-collateralized and cross-
                                                           defaulted with one or more other mortgage loans.
                                                           Except where otherwise specifically indicated, each
                                                           cross-collateralized mortgage loan is presented as if it
                                                           were secured only by a mortgage lien on the
                                                           corresponding mortgaged property identified on Exhibit
                                                           A-1 to this prospectus supplement.  See the notes to the
                                                           tables set forth in Exhibit A-1.]

                                                   [o      __(__) mortgage loans representing __% of the initial
                                                           pool balance are secured by multiple mortgaged
                                                           properties.  For purposes of presenting statistical
                                                           information, we have allocated the total amount of the
                                                           indebtedness among the related mortgaged properties on
                                                           the basis of (i) relative appraised values, (ii) the relative underwritten net cash flow or (iii) prior allocations
                                                           reflected in the related mortgage loans documents.
                                                           Except where otherwise specifically indicated, each
                                                           allocated portion of the total amount is (i) presented as
                                                           if it were a single "mortgage loan" secured only by a
                                                           mortgage lien on the corresponding mortgaged property
                                                           identified on Exhibit A-1 to this prospectus supplement
                                                           and (ii) described as being as cross-collateralized and
                                                           cross-defaulted with each other mortgage loan
                                                           representing an allocable portion of the related
                                                           indebtedness.  See the notes to the tables set forth in
                                                           Exhibit A-1.

                                                   [o      ____(___) mortgage loans representing __% of the initial pool balance are secured by multiple parcels and the parcels are treated as a single "mortgaged property"

                                                           because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by us.

                                                   o       This prospectus supplement refers to certain properties
                                                           specifically by name. The mortgaged properties are identified by name on Exhibit A-1 to this prospectus supplement.

                                                   o       Statistical information regarding the mortgage loans may
                                                           change prior to the date of issuance of the certificates due to changes in the composition of the pool of mortgage loans prior to the closing date.

                                                   o       Certain capitalized terms used with respect to the mortgage loans are defined under "Description of the Mortgage Pool" in this prospectus supplement.

                                                   o       The cut-off date balances as presented in this prospectus
                                                           supplement are based upon the assumption that all scheduled payments due on the mortgage loans on or before the cut-off date are timely made and, further, that there are no
                                                           unscheduled collection of principal with respect to any
                                                           mortgage loan during the period from _____ up to and
                                                           including the cut-off date.

A.  General Characteristics.....................   The pool of mortgage loans will have the following general characteristics as of the cut-off date:

                                                   Initial pool balance(1)................................        $
                                                   Number of mortgage loans...............................

                                                   Maximum cut-off date balance(2)........................        $
                                                   Minimum cut-off date balance...........................        $
                                                   Average cut-off date balance...........................        $

                                                   Maximum loan group cut-off date balance(3).............        $
                                                   Minimum loan group cut-off date balance................        $
                                                   Average loan group cut-off date balance................        $

                                                   Maximum mortgage rate..................................        %
                                                   Minimum mortgage rate..................................        %
                                                   Weighted average mortgage rate.........................        %

                                                   Maximum original term to maturity
                                                        or anticipated repayment date.....................      months

                                                   Minimum original term to maturity
                                                        or anticipated repayment date.....................      months
                                                   Weighted average original term to maturity
                                                        or anticipated repayment date.....................      months

                                                   Maximum remaining term to maturity
                                                       or anticipated repayment date......................      months
                                                   Minimum remaining term to maturity
                                                        or anticipated repayment date.....................      months
                                                   Weighted average remaining term to maturity
                                                        or anticipated repayment date.....................      months

                                                   Maximum underwritten debt
                                                       service coverage ratio(4)..........................        x
                                                   Minimum underwritten debt
                                                       service coverage ratio.............................        x
                                                   Weighted average underwritten
                                                       debt service coverage ratio........................        x

                                                   Maximum cut-off date loan-to-value ratio(5)............        %
                                                   Minimum cut-off date loan-to-value ratio...............        %
                                                   Weighted average cut-off date
                                                       loan-to-value ratio................................        %

                                                   Maximum maturity/anticipated repayment date
                                                   loan-to-value ratio(6).................................        %
                                                   Minimum maturity/anticipated repayment date
                                                   loan-to-value ratio....................................        %
                                                   Weighted average maturity/anticipated                          %
                                                   repayment date loan-to-value ratio.....................

                                                   ---------------------

                                                   (1)     The "initial pool balance" is equal to the total cut-off date balance of the pool of mortgage loans and is subject to a
                                                           permitted variance of plus or minus [5]%.

                                                   (2)     The "cut-off date balance" of each mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all payments of principal due in respect of the mortgage loan on or before that date, whether or not
                                                           received. The cut-off date balances of the mortgage loans are presented without regard to the cross-collateralization of some mortgage loans.

                                                   [(3)    The "loan group cut-off date balances" are the cut-off date balances of the mortgage loans, presenting each group of
                                                           cross-collateralized mortgage loans as if it were a single mortgage loan.]

                                                   (4)     The "underwritten debt service coverage ratio" for any
                                                           mortgage loan (other than a mortgage loan secured by multiple mortgaged properties) is equal to the underwritten net cash flow (see "Description of the

                                                           Mortgage Pool--Additional Mortgage Loans Information" in this prospectus supplement) generated by the related mortgaged
                                                           property, divided by the product of 12 times the monthly
                                                           payment of principal and/or interest due in respect of the mortgage loan on the cut-off date. The underwritten debt
                                                           service coverage ratio for any mortgage loan secured by
                                                           multiple mortgaged properties is equal to the total
                                                           underwritten net cash flow generated by all of the mortgaged properties securing the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized),
                                                           divided by the product of 12 times the total monthly payments of principal and/or interest due on the cut-off date in
                                                           respect of the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized).

                                                   (5)     The "cut-off date loan-to-value ratio" for any mortgage loans
                                                           (other than a mortgage loan secured by multiple mortgaged
                                                           properties) is equal to its cut-off date balance, divided by the estimated value of the related mortgaged property as set forth in the most recent appraisal obtained by or otherwise in the possession of the mortgage loan seller. The cut-off date loan-to-value ratio for any mortgage loans is equal to the entire cut-off date balance of the mortgage loan (and any and all other mortgage loans with which it is
                                                           cross-collateralized), divided by the estimated value of all of the related mortgaged properties servicing the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized) as set forth in the most recent
                                                           appraisals obtained by or otherwise in the possession of the related mortgage loan seller.

                                                   (6)     The "maturity/anticipated repayment date loan-to-value ratio"
                                                           for any mortgage loan (other than a mortgage loan secured by multiple mortgaged properties) that provides for a balloon payment or has an anticipated repayment date is equal to the unpaid principal balance of the mortgage loan that will be outstanding as of its maturity date or anticipated repayment date, as applicable, assuming no defaults or prepayments,
                                                           divided by the estimated value of the related mortgaged
                                                           property as set forth in the most recent appraisal obtained by or otherwise in the possession of the related mortgage
                                                           loan seller. The maturity/anticipated repayment date
                                                           loan-to-value ratio for any mortgage loan secured by multiple mortgaged properties that provides for a balloon payment or has an anticipated repayment date is equal to the unpaid
                                                           principal balance of the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized) that will be outstanding as of its (or, if applicable, their)
                                                           maturity date or anticipated repayment date, as applicable, assuming no defaults or prepayments, divided by the estimated value of all of the related mortgaged properties securing the mortgage loan (and any and all other mortgage loans with
                                                           which it is cross-collateralized) as set forth in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. Maturity/anticipated
                                                           repayment date loan-to-value ratios have not been calculated and are not presented for fully amortizing mortgage loans.

B.  State Concentration.........................   The table below shows the number of, and percentage of the initial pool balance secured by,  mortgaged properties located in the indicated states:
                                                                                          Number of            % of Initial
                                                                 State               Mortgaged Properties      Pool Balance
                                                                 -----               --------------------      ------------
                                                                                                                      %
                                                                                                                      %
                                                                                                                      %
                                                                                                                      %
                                                                                                                      %

                                                   The remaining mortgaged properties are located throughout
                                                   ______ other states and [the District of Columbia]. No more than ______% of the initial pool balance is secured by
                                                   mortgaged properties located in any of these other jurisdictions.

C.  Property Types..............................   The table below shows the number of, and percentage of the initial pool balance secured by, mortgaged properties operated for each indicated purpose:
                                                                                       Number of            % of Initial
                                                   Property Type                  Mortgaged Properties      Pool Balance
                                                   -------------                  --------------------      ------------

                                     S-30

D.  Security for the Mortgage
        Loans...................................   The table below shows the number and percentage (based on cut-off date balance)
                                                   of the mortgage loans that are secured by first mortgage liens on each of the specified interests in the related mortgaged properties:

                                                         Encumbered Interest
                                                           in the Related                 Number of            % of Initial
                                                         Mortgaged Property          Mortgaged Properties      Pool Balance
                                                         -------------------         --------------------      ------------
                                                   Ownership*                                                     %
                                                   Ownership in part/
                                                     Leasehold in part                                            %
                                                   Leasehold                                                      %

                                                   * "Ownership" also includes cases where the ownership and
                                                   leasehold interests in the same property are both encumbered.

E.  Cut-off Date Balances.......................   The table below shows the range of cut-off date balances for the mortgage loans, presented without regard to the cross-
                                                   collateralization of those mortgage loans which are secured by multiple mortgaged properties.

                                                            Range of                   Number of               % of Initial
                                                      Cut-off Date Balances          Mortgage Loans            Pool Balance
                                                      ---------------------          --------------            ------------
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %
                                                              $ - $                                                  %

                                     S-31

F.  Loan Group Cut-off Date Balances..........     The table below shows the range of cut-off date
                                                   balances for the mortgage loans, presenting each group
                                                   of cross-collateralized mortgage loans secured by
                                                   multiple mortgaged properties as a single mortgage loan.

                                                                 Range of
                                                                Loan Group                   Number of        % of Initial
                                                          Cut-off Date Balances            Mortgage Loans     Pool Balance
                                                          ---------------------            --------------     ------------
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %
                                                                  $ - $                                             %

G.  Mortgage Rates .............................   The table below shows the range of mortgage rates for the
                                                   mortgage loans as of the cut-off date.

                                                             Range of Cut-off                Number of        % of Initial
                                                             Mortgage Rates                Mortgage Loans     Pool Balance
                                                             ---------------               --------------     ------------
                                                                  % - %                                             %
                                                                  % - %                                             %
                                                                  % - %                                             %
                                                                  % - %                                             %
                                                                  % - %                                             %
                                                                  % - %                                             %
                                                                  % - %                                             %

                                     S-32

H.  Original Terms to Maturity or
         Anticipated Repayment Date.............   The table below shows the range of original terms to stated
                                                   maturity or anticipated repayment date, as applicable, for the mortgage loans.

                                                          Range of Original
                                                          Terms to Maturity
                                                    or Anticipated Repayment Date
                                                    -----------------------------          Number of           % of Initial
                                                             (in Months)                 Mortgage Loans        Pool Balance
                                                             -----------                 --------------        ------------

                                                                    -                                                 %
                                                                    -                                                 %
                                                                    -                                                 %
                                                                    -                                                 %

I.  Remaining Terms to Maturity or
        Anticipated Repayment Date..............   The table below shows the range of remaining terms to stated
                                                   maturity or anticipated repayment date, as applicable, for the mortgage loans as of the cut-off date.

                                                            Range of Remaining
                                                            Terms to Maturity
                                                      or Anticipated Repayment Date
                                                      -----------------------------         Number of          % of Initial
                                                               (in Months)                Mortgage Loans       Pool Balance
                                                               -----------                --------------       ------------

                                                                    -                                              %
                                                                    -                                              %
                                                                    -                                              %
                                                                    -                                              %

J.  Underwritten Debt Service
       Coverage Ratios..........................   The table below shows the range of underwritten debt service coverage ratios for the mortgage loans.

                                                                 Range of
                                                               Underwritten
                                                               Debt Service                 Number of          % of Initial
                                                             Coverage Ratios              Mortgage Loans       Pool Balance
                                                             ---------------              --------------       ------------
                                                                  x - x                                            %
                                                                  x - x                                            %
                                                                  x - x                                            %
                                                                  x - x                                            %
                                                                  x - x                                            %

K.  Cut-off Date Loan-to-Value
      Ratios....................................   The table below shows the range of cut-off date loan-to-value ratios for the mortgage loans.

                                                                 Range of
                                                               Cut-off Date                 Number of          % of Initial
                                                           Loan-to-Value Ratios           Mortgage Loans       Pool Balance
                                                           --------------------           --------------       ------------
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %

L.  Maturity/Anticipated Repayment Date
        Loan-to-Value Ratios....................   The table below shows the range of maturity/anticipated
                                                   repayment date loan-to-value ratios for mortgage loans with either (i) balloon payments or (ii) an anticipated repayment date as described in this prospectus supplement.

                                                                 Range of
                                                           Maturity/Anticipated
                                                              Repayment Date                 Number of         % of Initial
                                                         Loan-to-Value Ratios(1)          Mortgage Loans       Pool Balance
                                                         -----------------------          --------------       ------------
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %
                                                                  % - %                                              %

                                                   -------------------
                                                   (1)     Maturity/anticipated repayment date loan-to-value
                                                           ratios have not been calculated and are not presented
                                                           for fully amortizing mortgage loans.

                                     S-34

Significant Mortgage Loans and Groups
A.  _________...................................   Set forth below is certain loan and property information in respect of the _______________  mortgage loan identified in this prospectus supplement as ________.  See "Description of the Mortgage Pool--Significant Mortgage Loans"--in this
                                                   prospectus supplement.

                                                                                                  U/W Net
                                                      No. of     Year Built/  Occupancy Rate       Cash       Appraised
Property Name     Property Type     Location          Sq. Ft.     Renovated   at Underwriting(1)  Flow(1)      Value(2)
-------------     -------------     --------          -------    ----------   ------------------  -------     ---------



------------------
(1) As described in this prospectus supplement under "Description of the
Mortgage Pool--Additional Mortgage Loans Information".
(2) appraisal date of __________________.

                                                   Cut-off Date Balance...............................          $
                                                   % of Initial Pool Balance..........................          %
                                                   Mortgage Rate......................................          %
                                                   Scheduled Principal and Interest Payment...........          $
                                                   Stated Maturity Date...............................
                                                   Anticipated Repayment Date.........................
                                                   Underwritten Debt Service Coverage Ratio...........          x
                                                   Cut-off Date Loan-to-Value Ratio...................          %
                                                   Maturity/Anticipated Repayment Date                          %
                                                   Loan-to-Value Ratio................................

Payment Terms...................................   [Each mortgage loan accrues interest at the annual rate which is on Exhibit A-1 to this prospectus supplement.  The
                                                   mortgage rate for each mortgage loan is fixed for the entire term of each mortgage loan.]

                                                   Each mortgage loan provides for scheduled payments of
                                                   principal and/or interest to be due on the [first] day of
                                                   each month.

                                                   _____________ (___) mortgage loans representing __% of the initial pool balance provide for:

                                                   o       an amortization schedule that is
                                                           significantly longer than its remaining
                                                           term to stated maturity and which,
                                                           in some cases, begins only after the end of
                                                           an initial interest-only period; and

                                     S-35


                                                   o        a substantial payment of principal on its maturity date.

                                                   [ _________ (__) of these mortgage loans, representing
                                                   _____% of the initial pool balance, provide that the
                                                   amount of the scheduled payment of principal and
                                                   interest but not the related mortgage rate will increase
                                                   one time on the date on which an initial interest-only
                                                   period ends and the amortization period commences.]

                                                   _______________ (__) mortgage loans representing __% of the initial pool balance provide material incentives to the
                                                   related borrower to pay its mortgage loans in full by a
                                                   certain date. There can be no assurance, however, that
                                                   these incentives will result in any of these types of
                                                   mortgage loans being paid in full on or before its
                                                   anticipated repayment date. The incentives, which in each
                                                   case will become effective as of the related anticipated
                                                   repayment date, include:

                                                   o       The calculation of interest in excess of
                                                           the related mortgage rate. Such additional
                                                           interest will be deferred and will be
                                                           payable only after the outstanding
                                                           principal balance of the mortgage loan is
                                                           paid in full.

                                                   o       The application of excess cash flow from
                                                           the related mortgaged property to pay the
                                                           principal amount of the mortgage loan.
                                                           The payment of principal will be in
                                                           addition to the principal portion of
                                                           the scheduled monthly payment of principal
                                                           and interest.

                                                   The remaining _______________ (____) mortgage loans
                                                   representing __% of the pool balance, have payment
                                                   schedules that provide for the payment of the mortgage
                                                   loans of principal and interest in full or
                                                   substantially in full by their respective maturity
                                                   dates.

Delinquency Status..............................   No mortgage loan was more than 30 days delinquent in
                                                   respect of any scheduled monthly payment of principal and
                                                   interest as of the cut-off date or at any time during the twelve
                                                   (12) month period preceding the cut-off date.


                                     S-36


Prepayment Lock-out Periods.....................   A prepayment lock-out period is currently in effect for all of the mortgage loans.  Set forth below is information regarding the remaining lock-out periods for the mortgage loans:

                                                   Maximum remaining lock-out period:                                 months
                                                   Minimum remaining lock-out period:                                 months
                                                   Weighted average remaining lock-out period:                        months

Defeasance......................................   _____________ (__) mortgage loans representing __% of the
                                                   initial pool balance permit the related borrower, no earlier than the second anniversary of the closing date, to obtain a release of the related mortgaged property (or, where applicable, one or more of the related mortgaged properties) from the lien of the related mortgage or other security instrument by delivering
                                                   U.S. Treasury obligations as substitute collateral.



                                     S-37

                                 RISK FACTORS

         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the prospectus) in deciding whether to purchase any offered certificates.

         The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

         Any of the following risks, if realized, could materially and adversely affect your investment.

Risks Related to the Offered Certificates

         The Offered Certificates are Supported by Limited Assets. If the assets of the trust are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency. See "--Risk Factors--Limited Assets" in the prospectus.

         Risks Associated With Liquidity and Market Value. There is currently no secondary market for the offered certificates. _________________ has informed us that it intends to make a secondary market in the offered certificates, but it is under no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop. Even if a secondary market does develop for the offered certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the offered certificates. We will not list the offered certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your certificates. In addition, the market value of your certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity of Offered Certificates" in the prospectus.

         Uncertain Yields to Maturity. The yield on your certificates will depend on (a) the price you paid for your certificates and (b) the rate, timing and amount of distributions on your certificates. The rate, timing and amount of distributions on your certificates will, in turn, depend on:

         o        the interest rate for your certificates;

         o the rate and timing of payments and other collections of principal on the mortgage loans;

         o the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans;

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on your certificates; and

         o the collection and distribution of prepayment premiums and yield maintenance charges with respect to the mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your certificates. See

"Description of the Mortgage Pool", "Description of the Offered
Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the prospectus.

         Risks Related to the Rate of Prepayment.

         If you purchase [Class S certificates], your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the mortgage loans. Prior to investing in the [Class S certificates], you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the [Class S certificates] do not address whether a purchaser of these certificates would be able to recover its initial investment in the certificates.

         The yield on the offered certificates (other than the [Class A-1A] certificates) could also be adversely affected if mortgage loans with higher mortgage rates pay principal faster than the mortgage loans with lower mortgage rates, because those classes bear interest at interest rates based upon or limited by the weighted average of the net interest rates derived from the mortgage loans.

         See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus. See also "Risk Factors--Effect of Prepayments on Yield of Certificates" in the prospectus.

         ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the U.S. tax code are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the U.S. tax code of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of the [Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 certificates] by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these certificates should not be acquired by, on behalf of, or with assets of any plan or arrangement, unless the purchase and continued holding of the certificate or interest in the certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the U.S. tax code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus.

         Risk of Year 2000.

         [Each of the Trustee and the Special Servicer has advised us that it is currently modifying its computer systems and applications and expects that it will be year 2000 capable prior to December 31, 1999. Each of the Trustee and the Special Servicer has also advised us that it is assessing the year 2000 capability of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. To the extent that the computer systems of the Trustee or the Special Servicer rely on the computer systems of other companies, there can be no assurance that these other computer systems will be year 2000 capable or even if they are year 2000 capable that they will be compatible with the computer systems of the Trustee or the Special Servicer, as the case may be. The Master Servicer has advised us that, with respect to those computer systems identified as being mission critical for the performance of its servicing function described in this prospectus supplement, it is committed to either (i) modifying its respective existing systems to the extent required to cause them to be year 2000 capable, or (ii) acquiring new and/or upgraded computer systems that are year 2000 capable, in each case prior to December 31, 1999. The Master Servicer, the Special Servicer and the Trustee consider their products and services to be "year 2000 capable" if the product or service will be capable of accurately processing, providing and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service, properly exchange date data. However, we have not and ______________ has not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 capable, or to the extent its computer systems depend on other companies' computer systems that are not year 2000 capable or are incompatible with its systems, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your certificates.]

Risks Related to the Mortgage Loans

         Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Properties. The mortgage loans are secured by first mortgage liens on ownership and/or leasehold interests in the following types of real property:










         [See "_____________________" in this prospectus supplement and "__________________" in the prospectus.]

         Issues Involving Single-Tenant Mortgage Loans. In the case of ____ mortgage loans, representing _____% of the initial pool balance, the related borrower has leased the related mortgaged property entirely to a single tenant. [See "________________" in the prospectus.]

         __________ Properties secure a material concentration of the mortgage loans. The following property types secure 10% or more of the initial pool balance:

         [See "_____________" in the prospectus.]

         [Note--We will list specific risks unique to the foregoing property types.]

         Risks Associated with Related Parties. _______ mortgage loans representing ___% of the initial pool balance have groups of borrowers that are under common control. _______ mortgage loans representing ___% of the initial pool balance which are neither cross-collateralized nor evidenced by a single note, are made to the same borrower or have related borrowers that are directly or indirectly affiliated with one another. The following table lists the groups of mortgage loans which are secured by multiple mortgaged properties that represent more than ____% or more of the initial pool balance and are made to the same borrower or to related or affiliated borrowers.

                                                                   % of Initial
Related Party Mortgage Loans       Cut-off Date Balance            Pool Balance
----------------------------       --------------------            ------------



         In addition, there may be tenants which lease space at more than one mortgaged property, and there may be tenants that are related to or affiliated with a borrower. See Exhibit A-1 to this prospectus supplement for a list of the 3 most significant tenants at each of the office properties, the retail properties and the mortgaged properties used for industrial purposes.

         Loan Concentration Entails Risk. Without regard to the cross-collateralization of mortgage loans secured by multiple mortgaged properties, the average cut-off date balance of the mortgage loans is ________. Presenting each group of cross-collateralized mortgage loans secured by multiple mortgaged properties, as a single mortgage loan, the average loan group cut-off date balance of the mortgage loans is _______. The following table lists the cut-off date balances for the five largest individual mortgage loans and groups of cross-collateralized mortgage loans.

          Cut-off Date Balances and Concentration of Mortgage Loans

Individual Mortgage Loans                                          % of Initial
or Group of Mortgage Loans         Cut-off Date Balance            Pool Balance
--------------------------         --------------------            ------------
                                           $                             %
                                           $                             %
                                           $                             %
                                           $                             %
                                           $                             %

         [Basis of Presentation Affects Certain Information. As described above, where a single mortgage note is secured by two or more mortgaged properties, this prospectus supplement reflects an allocation of the indebtedness among those mortgaged properties and presents each allocated portion as if it were an individual mortgage loan secured by the mortgaged property for which the allocation was made. Where multiple mortgage notes are cross-collateralized and cross-defaulted, this prospectus supplement generally presents the individual mortgage loans without regard to the cross-collateralization or cross-default provisions. This basis of presentation affects the information presented in this prospectus supplement. For example, under this basis of presentation, the maximum cut-off date balance of the mortgage loans is _______, the minimum cut-off date balance of the mortgage loans is $_______ and the average cut-off date balance of the mortgage loans is $_______. However, presenting as a single mortgage loan each individual mortgage note that is secured by multiple mortgaged properties and each group of cross-collateralized mortgage loans, the maximum loan group cut-off date balance of the mortgage loans is $_______, the minimum loan group cut-off date balance of the mortgage loans is $_______ and the average loan group cut-off date balance of the mortgage loans is $_______. The information for groups of mortgage loans presented in this prospectus supplement reflects the characteristics of all mortgaged properties in the group relative to the total indebtedness, rather than the information related to a specific mortgaged property. See the notes to the tables total in Exhibit A-1 to this prospectus supplement for an identification of each group of mortgage loans secured by multiple mortgaged properties that together represent a single indebtedness evidenced by a single note or form a group of cross-collateralized and cross-defaulted mortgage loans.]

         Geographic Concentration Entails Risks.

         The mortgaged properties are located in ______ states [and the District of Columbia]. The mortgaged properties located in each of the following states secure mortgage loans (or allocated portions of mortgage loans) that represent _____% or more of the initial pool balance:

                           Total Cut-off Date Balance
                               of Mortgage Loans
                            (or Allocated Portions)                % of Initial
       State       Secured by Mortgaged Properties in the State    Pool Balance
       -----       --------------------------------------------    ------------
                                       $                                %
                                       $                                %
                                       $                                %

         Risk of Changes in Mortgage Pool Composition. If you purchase any offered certificates other than the [Class A-1A certificates], you will be more exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that have an earlier assumed final distribution date than your certificates. [See "__________" in the prospectus.]

         Extension and Default Risks. _______ mortgage loans, representing _____% of the initial pool balance, have balloon payments due at maturity, and
_______ mortgage loans, representing _____% of the initial pool balance, are mortgage loans with an anticipated repayment date. The ability of a borrower to make the required balloon payment at maturity, and the ability of a borrower under to repay the mortgage loan on or before the related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the related mortgaged property.

         ___________ mortgage loans with balloon payments representing _______% of the initial pool balance have maturity dates, and __________ mortgage loans representing ______% of the initial pool balance have anticipated repayment dates, that in each case occur during the _____ month period from _______ to ______. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" in the prospectus.

         Risks of Subordinate and Other Additional Financing. The following table identifies those mortgaged properties which are known to us to be encumbered by secured subordinate debt, the initial principal amount of the debt and the cut-off date balances of the related mortgage loans. The table also identifies whether the subordinate lender has entered into an agreement with the lender under the related mortgage loan to--

         o subordinate its rights to receive collections and proceeds from, and otherwise deal with, the mortgaged property and the related borrower, and/or

         o agrees, for so long as the related mortgage loan is outstanding, not to take any enforcement or other legal action against the mortgaged property or the related borrower as long as the lender under the related mortgage loan has not done so.

                                                      % of Initial
                                                      Pool Balance
                             Cut-off Date Balance     Represented           Initial Principal
                                 of Related            by Related           Amount of Secured
Mortgaged Property             Mortgage Loans        Mortgage Loans         Subordinate Debt(1)
------------------             ---------------       --------------         -------------------
                                    $                        %                        $
                                    $                        %                        $
                                    $                        %                        $
                                    $                        %                        $
                                    $                        %                        $

------------------
(1) The subordinate lender has agreed to subordinate its rights and/or to refrain from taking any action against the mortgaged property or the borrower.

         Borrowers under ___________ other mortgage loans, representing _______% of the initial pool balance, have unsecured debt of which we are aware. Under _____ mortgage loans, representing ___% of the initial pool balance, the lender on the debt is an affiliate of the borrower. The lender on the unsecured debt has executed and delivered an agreement subordinating its rights and preventing it from taking any action against the mortgaged property or the borrower in favor of the lender under the related mortgage loan. __________ mortgage loans representing ___% of the initial pool balance permit the related borrower to incur unsecured subordinated debt in the future, subject to delivery of an agreement subordinating its rights and preventing it from taking any action against the mortgaged property of the borrower and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property.

         The owners of the related borrower under ________ mortgage loans, representing _______% of the initial pool balance, have pledged their ownership interests in the borrowers to secure "mezzanine debt".

         Limited Recourse. All of the mortgage loans are nonrecourse loans. (In the event of a default, recourse will be limited to the mortgaged property or properties securing the defaulted mortgage loans.)

None of the mortgage loans are insured or guaranteed by any governmental entity or private mortgage insurer.

         Environmental Risks. A third-party consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to all of the mortgaged properties within the ____-month period preceding the cut-off date. Each environmental site assessment or update complied with industry-wide standards. In the case of _____ mortgaged properties representing ___% of the initial pool balance, a "Phase II" environmental assessment was also performed. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower--

         o has implemented or agreed to implement an operations and maintenance plan including, for _____ mortgaged properties asbestos-containing materials, lead-based paint and/or radon or periodic monitoring of nearby properties in the manner and within the time frames specified in the related mortgage loan documents; or

         o established a reserve account with the lender to cover the estimated cost of fixing the condition or circumstance. [See "________________" in the prospectus.]

         Risks Related to Underground Storage Tanks. ______ mortgaged properties representing ___% of the initial pool balance are in the vicinity of sites containing leaking underground storage tanks or other potential sources of soil or groundwater contamination of which we are aware. Although the owners of those mortgaged properties and the trust may not have legal liability for contamination of the mortgaged properties from those off-site sources, the enforcement of rights against third parties may result in additional costs for the trust.

         Risks Related to Asbestos- Containing Materials. At __ of the mortgaged properties, asbestos-containing materials have been detected through sampling by environmental consultants. The asbestos-containing materials found at these mortgaged properties are not expected to present a significant risk as long as the related mortgaged property continues to be properly managed. The related borrowers have agreed to establish and maintain operations and maintenance or abatement programs. There can be no assurance that the value of a mortgaged property as collateral for the mortgage loan will not be adversely affected by the presence of asbestos-containing materials.

         Risks Related to Property Condition. Licensed engineers inspected all of the mortgaged properties during the _____-month period preceding the cut-off date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each mortgaged property. At ________ mortgaged properties the inspections identified conditions requiring repairs or replacements estimated to cost in excess of $_________. In these cases, the related borrower has required to fund reserves, or deliver letters of credit or other instruments, to cover these costs. In _____ cases, no reserve was required because of the creditworthiness of the borrower or a significant tenant responsible for the costs.

         Reserves May Be Insufficient. _______ mortgage loans representing
___% of the initial pool balance require that reserves be funded on a monthly basis from cash flow generated by the related mortgaged property to cover ongoing monthly, semi-annual or annual expenses including taxes and insurance. Most of the mortgage loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the mortgage loan to fund capital expenditure items, certain leasing costs, environmental remediation costs or engineering remediation costs when these needs were identified. The reserves, letters of credit or other instruments may not be sufficient to cover the actual costs of the items which they are intended to cover. In addition, cash flow from the mortgaged properties may not be sufficient to meet the ongoing monthly reserve requirements.

         Limitations on Enforceability of Cross-Collateralization. The mortgage pool includes _____ mortgage loans that are secured by multiple mortgaged properties. These mortgage loans are identified in the tables contained in Exhibit A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple mortgaged properties is to reduce the risk of default or ultimate loss as a result of an inability of any mortgaged property to generate sufficient net operating income to pay debt service. However, _____ of these mortgage loans permit--

         o the release of one or more of the related mortgaged properties from the related mortgage lien, and/or

         o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

         In addition, the amount of the mortgage encumbering any particular mortgaged property may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans (in general, to avoid recording tax). This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

          ________ mortgage loans are, in each case, secured by mortgaged properties located in two or more states. These mortgage loans represent ___% of the initial pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any mortgage loan, it may not be possible to foreclose on the related mortgaged properties simultaneously.

         ________ of the mortgage loans that are secured by multiple mortgaged properties. (or groups of cross-collateralized mortgage loans that are secured by multiple mortgaged properties.) involve, in each case, multiple borrowers. [See "_______________" in the prospectus.]

         Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges. ___________ mortgage loans, representing ______% of the initial pool balance, require the related borrowers during some period of the related loan term to pay an additional amount when they make a voluntary principal prepayment. In general, the additional amount is calculated either solely on the basis of a yield maintenance formula or as the higher of a percentage of the principal amount prepaid and a yield maintenance charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. Any prepayment premiums or yield maintenance charges collected on the mortgage loans will be distributed to the persons, in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges".

         Limitations of Appraisals. Appraisals were obtained for all of the mortgaged properties. Information regarding the appraised value of each mortgaged property at or about the time of origination of the related mortgage loan is presented, for illustrative purposes only, on Exhibit A-1 to this prospectus supplement. Furthermore, in the case of ____ mortgage loans that constitute acquisition financing, the related borrower may have acquired the related mortgaged property at a price less than the appraised value on which the mortgage loan was underwritten.

         [Risks Associated With Substitution Provisions. ________ cross-collateralized groups of mortgage loans secured by multiple mortgaged properties, permit the related borrower the opportunity to obtain the release of one or more of the related mortgaged properties by substituting comparable real property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Substitution" in this prospectus supplement. Although each related mortgage loan sets forth conditions for substitution that are intended to avoid a deterioration in the quality of the properties securing the mortgage loan there is no assurance that any substitute property will be of equal or better quality as the mortgaged property that it replaces or that the value and operating results of any substitute property will ultimately equal or exceed those of the mortgaged property that it replaces.]

         [Risks Particular to Ground Leases. ________ mortgage loans, representing _____% of the initial pool balance are secured by first mortgage liens on the related borrower's leasehold interest in all or a portion of the related mortgaged property (but not by the corresponding ownership interest in
the property that is subject to the ground lease).   See "Certain Legal Aspects
of Mortgage Loans--Foreclosure--Leasehold Considerations" in the prospectus.]

         [Limited Information Causes Uncertainty. __________mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. As a result, you may find it difficult to analyze the performance of these mortgaged properties.]

         [Prior Bankruptcies. __________ borrowers or their affiliates have been parties to, and/or mortgaged properties have been the subject of, prior bankruptcy proceedings. _________ mortgage loans, representing ______% of the initial pool balance, funded the related borrower's performance of its plan of reorganization.]

                       DESCRIPTION OF THE MORTGAGE POOL

General

         The mortgage pool has an initial pool balance of $____________ subject to a variance of plus or minus _____%. The initial pool balance is equal to the total cut-off date balance of the mortgage loans. The "cut-off date balance" of each mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all payments due in respect of the mortgage loan on or before the date, whether or not the payments were received. Without regard to the cross-collateralization of mortgage loans secured by multiple properties, the cut-off date balances of the mortgage loans range from $_____ to $______, and the average cut-off date balance of the mortgage loans is __________. Presenting each group of cross-collateralized mortgage loans as a single mortgage loan, the loan group cut-off date balances of the mortgage loans range from $_____ to $______, and the average loan group cut-off date balance of the mortgage loans is $_______.

         This section of the prospectus supplement contains certain statistical information regarding the mortgage loans and the mortgaged properties. In reviewing this information, as well as the statistical information regarding the mortgage loans and the mortgaged properties contained elsewhere in this prospectus supplement, you should be aware that--

         o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

         o All weighted average information provided with respect to the mortgage loans reflects weighting of the mortgage loans by their cut-off date balances.

         o When information with respect to the mortgaged properties is expressed as a percentage of the initial pool balance, this percentage is based upon the cut-off date balances of the related mortgage loans.

         [o Some of the mortgage loans are cross-collateralized and cross-defaulted with one or more other mortgage loans. Unless an exception is noted, each cross-collateralized mortgage loan is presented as if it were secured only by the corresponding mortgaged property identified on Exhibit A-1 to this prospectus supplement. See the notes to the tables on Exhibit A-1.]

         [o In some cases, multiple mortgaged properties secure a single amount of mortgage loan indebtedness. For purposes of presenting statistical information, we have allocated the total amount of the indebtedness among the related mortgaged properties on the basis of relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loans documents. Except where indicated, each allocated portion of the total amount is presented as if it were a single "mortgage loan" secured only by a mortgage lien on the corresponding mortgaged property identified on Exhibit A-1 to this prospectus supplement and is described as being cross-collateralized and cross-defaulted with each other mortgage loan representing an allocable portion of the related indebtedness. See the notes to the tables on Exhibit A-1.]

         [o In some cases, multiple parcels of real property securing a single mortgage loan have been treated as a single mortgaged property because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by us.]

         o This prospectus supplement refers to certain properties specifically by name. Each reference to a named property is as a reference to the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

         o Statistical information regarding the mortgage loans may change prior to the date of issuance of the certificates due to changes in the composition of the mortgage pool prior to the closing date.

         o Some of the capitalized terms used with respect to the mortgage loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this prospectus supplement.

         o The cut-off date balances as presented in this prospectus supplement are based upon the assumption that all scheduled payments due on the mortgage loans on or before the cut-off date are timely made and further, that there are no unscheduled collections of principal with respect to any mortgage loan during the period from __________ up to and including the cut-off date.

         Each mortgage loan constitutes an obligation of the related borrower to repay a specified sum with interest. Each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument that creates a first mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more mortgaged properties.

         The table below shows the number of, and percentage of the initial pool balance secured by, mortgaged properties located in the indicated states.

                                              Number of            % of Initial
            State                        Mortgaged Properties      Pool Balance
            -----                        --------------------      ------------
                                                                         %
                                                                         %
                                                                         %
                                                                         %
                                                                         %

         The remaining mortgaged properties are located throughout ________ other states [and the District of Columbia]. No more than $_________ of the initial pool balance is secured by mortgaged properties located in any of the other jurisdictions.

         The table below shows the number of, and percentage of the initial pool balance secured by, mortgaged properties operated for each indicated purpose.

                                              Number of          % of Initial
Property Type                            Mortgaged Properties    Pool Balance
-------------                            --------------------    ------------










         [See "________________________, ________________________ and
________________________" in the prospectus. _______ of the multifamily rental properties representing ___% of the initial pool balance are subject to land use restrictive covenants or contractual covenants that require all or a portion of the units to be rented to low income tenants. ________ of the multifamily rental properties representing ___% of the initial pool balance have concentrations of student tenants. ________ multifamily rental properties representing ___% of the initial pool balance consist of all or a majority of the individual units, and the corresponding interests in the common areas and facilities, of a condominium property whose homeowners association is controlled by the related borrower.]

         The table below shows the number and percentage of mortgage loans that are secured by first mortgage liens on each of the specified interests in the related mortgaged properties.

            Encumbered Interest
               in the Related                  Number of           % of Initial
             Mortgaged Property          Mortgaged Properties      Pool Balance
             ------------------          --------------------      ------------

Ownership*                                                                     %
Ownership in part, Leasehold in part                                           %
Leasehold                                                                      %

-------------
* Ownership also includes cases where the ownership and leasehold interests in the same property are both encumbered.

         The mortgage pool includes ________ mortgage loans which is, by its terms or through cross- collateralization with other mortgage loans secured by two or more mortgaged properties. A group of cross-collateralized mortgage loans consists of two or more mortgage loans that either (i) are cross- collateralized and cross-defaulted with each other or (ii) represent the allocated portions of a single amount of mortgage loan indebtedness. However, the amount of the mortgage encumbering any particular mortgaged property may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans (in general, to avoid recording tax). The mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property, thereby limiting the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         ________ mortgage loans entitle the related borrower(s) to obtain a release of one or more of the related mortgaged properties and/or a termination of the applicable cross-collateralization provisions at the end of a "lock-out period", subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down of the loan(s) in an amount equal to a specified percentage (generally, 125%) of the portion of the total loan amount allocated to the mortgaged property to be released;

         o the satisfaction of certain debt service coverage and loan-to-value tests for the remaining mortgaged properties; and/or

         o receipt by the lender of confirmation from each rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates.

         In addition, certain of the mortgage loans secured by multiple properties also entitle the related borrower to a release of one or more of the related mortgaged properties under defeasance provisions. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

         The table below shows the number of mortgaged properties securing, and the percentage of the initial pool balance represented by, each mortgage loan secured by multiple properties and each group of cross-collateralized mortgage loans secured by multiple properties that has a total cut-off date balance representing at least ____% of the initial pool balance.

                                                                               Number of States
                                                                                   Where the
                  Mortgage Loans and Groups of                    Number of       Mortgaged
     Cross-Collateralized Mortgage Loans Secured by Multiple      Mortgaged       Properties        % of Initial
                            Properties                            Properties      are Located       Pool Balance
                            ----------                            ----------      -----------       ------------
                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %

         You should consider each mortgage loan to be a nonrecourse obligation of the related borrower. In the event of a payment default by the borrower, recourse will be limited to the related mortgaged property or properties for satisfaction of the borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans is insured or guaranteed by any governmental entity or by any other person.

Certain Terms and Conditions of the Mortgage Loans

         Due Dates. All of the mortgage loans provide for scheduled payments of principal and interest to be due on the [first] day of each month.

         Mortgage Rates; Calculations of Interest. [Each mortgage loan bears interest at a mortgage rate that is fixed until maturity. However, as described below, each mortgage loan which has an anticipated repayment date will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to the anticipated repayment date.]

         As used in this prospectus supplement, the term "mortgage rate" does not include the incremental increase in the rate at which interest may accrue on any mortgage loan due to a default or on any mortgage loan after its anticipated repayment date. As of the cut-off date, the mortgage rates for the mortgage loans ranged from _______% per annum to ______% per annum, and the weighted average mortgage rate for the mortgage loans was _____%.

         No mortgage loan provides for negative amortization or, except as described below with respect to the mortgage loans with anticipated repayment dates, for the deferral of excess interest.

         Each mortgage loan will accrue interest on the basis of one of the following conventions:

         o The actual number of days elapsed during each one-month accrual period in a year of 360 days.

         o        A 360-day year consisting of twelve 30-day months.

         The table below shows the number of, and percentage of initial pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                           Number of               % of Initial
Interest Accrual Basis                   Mortgage Loans            Pool Balance
----------------------                   --------------            ------------
Actual/360 Basis                                                          %
30/360 Basis                                                              %

         Anticipated Repayment Date Loans. ________ mortgage loans, representing ____% of the initial pool balance, have anticipated repayment dates.

         [A mortgage loan with an anticipated repayment date is characterized by the following features:

         o A maturity date that is approximately 25 to 30 years following origination.

         o The designation of an anticipated repayment date that is generally _________ following origination. The anticipated repayment date for each of these mortgage loans is listed on Exhibit A-1 to this prospectus supplement.

         o The ability of the related borrower to prepay the mortgage loan, without restriction including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three (3) to six (6) months prior to the related anticipated repayment date.

         o Until its anticipated repayment date, the calculation of interest at its fixed mortgage rate.

         o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of (i) its mortgage rate, plus (ii) a specified margin that is in some cases not more than two percentage points.

         o The deferral of any interest earned in respect of the mortgage loan at its revised interest rate from and after the related anticipated repayment date. Any additional interest earned in respect of a mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the related mortgaged property which remains after payment of the applicable scheduled payments of principal and interest and permitted operating expenses and capital expenditures. The accelerated amortization payments and additional interest are considered separate from scheduled payments of principal and interests due in respect of any mortgage loan with an anticipated repayment date.]

         [In general, the borrower under each mortgage loan with an anticipated repayment date has agreed to enter into a cash management agreement not less than _______ months prior to the related anticipated repayment date if it has not already executed a cash management agreement. The borrower or the manager of the mortgaged property is required under the terms of cash management agreement to deposit or cause the deposit of all revenue from the related mortgaged property received after the related anticipated repayment date into a designated account controlled by the lender under the mortgage loan.]

         Balloon Loans. ________ mortgage loans, representing _______% of the initial pool balance, have balloon payments.

         Each of these mortgage loans is characterized by--

         o an amortization schedule that is significantly longer than the actual term of the mortgage loan and which, in case(s), begins only after the end of an initial interest-only period, and

         o a balloon payment being due in respect of the mortgage loan on its stated maturity date.

______________ mortgage loans, representing _______% of the initial pool balance, provide that the amount of the scheduled payment of principal and interest (but not the related mortgage rate) will increase one time at the date on which an interest-only period ends and the amortization period commences.

         Fully Amortizing Loans. __________ mortgage loans, representing ___% of the initial pool balance, are fully amortizing loans.

         Each of these mortgage loans is characterized by--

         o equal scheduled payments of principal and interest throughout the substantial term of the mortgage loan, and

         o an amortization schedule that is approximately equal to the actual term of the mortgage loan,

such that the mortgage loan will fully or substantially amortize over its term if the borrower timely makes all scheduled payments of principal and interest.

         Amortization of Principal. The table below shows (in months) the original and remaining amortization schedules and terms to maturity (or, in the case of the mortgage loans with anticipated repayment dates, terms to their respective anticipated repayment dates) for the mortgage loans (or the specified sub-groups of mortgage loans) as of the cut-off date.

                                                              Loans With
                                          Loans With         Anticipated       Fully Amortizing
                                       Balloon Payments    Repayment Dates           Loans           All Mortgage Loans
                                       ----------------    ---------------     ----------------      ------------------
Original Term to Maturity
         Maximum
         Minimum
         Weighted Average

Remaining Term to Maturity
         Maximum
         Minimum
         Weighted Average

Original Amortization Term
         Maximum
         Minimum
         Weighted Average

Remaining Amortization Term
         Maximum
         Minimum
         Weighted Average

         ________________ mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the mortgage loan.

         Voluntary Prepayment Provisions. [In general, as of their respective dates of origination, the mortgage loans provided for:

         o a period during which voluntary principal prepayments are prohibited, followed by

         o a period during which voluntary principal prepayments may be made without any prepayment consideration.]

         [Exceptions to the foregoing include ________ mortgage loans, representing _______% of the initial pool balance, each of which provides for:

         o        a lock-out period, followed by

         o a period during which any voluntary principal prepayment must be accompanied by a form of prepayment consideration, followed by

         o        an open period.]

         [Partial prepayments of some mortgage loans are required under certain circumstances, notwithstanding otherwise applicable lock-out periods. See "Certain Terms and Conditions of the Mortgage Loans--Other Payment Provisions" below.]

         [The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 shows the type of prepayment provision that corresponds to each mortgage loan as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the mortgage loans based on (i) remaining term to stated maturity (or, in the case of the mortgage loans with anticipated repayment dates, to their respective anticipated repayment dates) and (ii) the remaining lock-out period and/or prepayment consideration period applicable to each. The prepayment restrictions relating to each mortgage loan generally do not apply to prepayments arising out of a casualty or condemnation of the related mortgaged property, and prepayments of this type are generally not required to be accompanied by any prepayment consideration. The total characteristics of the prepayment provisions of the mortgage pool will vary over time as lock-out periods expire and mortgage loans enter periods during which a prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open periods, and as mortgage loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency. The table titled "Mortgage Pool Prepayment Profile" on Exhibit A-2 shows the percentage of the total stated principal balance of the mortgage loans scheduled to be outstanding immediately prior to the distribution date occurring in __________ of each year (through _______) as to which each type of prepayment provision would be in effect based on the "Maturity Assumptions" and a _______% CPR.] See "Yield and Maturity Considerations--The Maturity Assumptions" in this prospectus supplement.

         As described below under "--Defeasance Loans", most of the mortgage loans permit the borrower no earlier than the second anniversary of the closing date to obtain a release of the related mortgaged property or, where applicable, one or more of the related mortgaged properties from the lien of the related mortgage or other security instrument by delivering U.S. government securities as substitute collateral. The borrower under one of these mortgage loans may deliver U.S. government securities as substitute collateral during a lock-out period. [The table titled "Prepayment Type as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the mortgage loans based on (i) the type of combination of prepayment and/or defeasance provisions and (ii) the remaining lock-out period and/or prepayment consideration period applicable to each.]

         Lock-out Periods. [All] of the mortgage loans provide for lock-out periods as of the cut-off date and--

         o the maximum remaining lock-out period as of the cut-off date is _______ months,

         o the minimum remaining lock-out period as of the cut-off date is _______ months, and

         o the weighted average remaining lock-out period as of the cut-off date is _______ months.

         Partial prepayments of some mortgage loans are required under limited circumstances, notwithstanding any lock-out periods. See "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

         Prepayment Consideration. In the case of most mortgage loans that provide for a prepayment consideration period, the applicable prepayment consideration will equal the greater of a prepayment premium (calculated at _____% of the amount prepaid) and a yield maintenance charge.

         [When applicable with respect to _______ mortgage loans, a yield maintenance charge will generally equal the sum of the present values on the date of prepayment of the "monthly interest shortfalls" for the remaining term of the mortgage loan to its stated maturity date or anticipated repayment date (as applicable in accordance with the terms of the related loan documents), discounted at a monthly compounded rate equal to the yield to maturity computed by a linear interpolation of the on-the-run U.S. Treasury curve of the then remaining weighted average life of the mortgage loan (calculated in accordance with the related loan documents). The "monthly interest shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of--

         (a)      the principal amount being prepaid, multiplied by

         (b) the excess, if any, of (i) the yield derived from compounding semi-annually the mortgage rate of the mortgage loan, over
                  (ii) the Treasury yield described above compounded on a semi-annual basis.]

         [When applicable with respect to _______ mortgage loans, a yield maintenance charge will generally equal the product of--

         (a) the principal amount being prepaid expressed as a percentage of the outstanding principal balance of the mortgage loan, prior to giving effect to the prepayment, multiplied by

         (b) as determined on or shortly before the date of prepayment, the excess, if any, of:

                  (i) the present value of all future scheduled payments of principal and interest (including any balloon payment) on the mortgage loan through and including maturity, as determined by discounting at a semi-annual rate equal to the yield per annum on U.S. Treasury securities having a maturity closest to the maturity of the mortgage loan, over

                  (ii) the outstanding principal balance of the mortgage loan immediately prior to the prepayment.]

         For purposes of calculating a yield maintenance charge in respect of a mortgage loan with an anticipated repayment date, however, the mortgage loan will generally be treated as if it has a balloon payment due on its anticipated repayment date.

         Prepayment premiums and yield maintenance charges received on the mortgage loans will be allocated and distributed to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges, and we do not and any underwriter does not makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge in respect of any mortgage loan. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on the Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

         Open Periods. Where a mortgage loan provides for an open period, the open period generally begins _____ to ______ months prior to stated maturity (or, in the case of a mortgage loan with an anticipated repayment date, prior to the related anticipated repayment date). [However, _______ mortgage loan, representing _______% of the initial pool balance, provides for an open period during the last ____ years of its ____-year loan term.]

         [Other Prepayment Provisions. __________________ mortgage loans
representing     % of the initial pool balance provide for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect:

         o In ____________cases, the related borrower established reserves that will be applied to a partial prepayment of the respective mortgage loans if certain tenants at the mortgaged property do not renew their leases or take possession of leased space or if certain expense reductions do not occur by a specified date.

         o In ____________cases, the related borrower is required (upon the expiration of six months from the origination date and subject to certain conditions) to prepay its mortgage loan in part to the extent (if any) necessary to achieve a specified debt service coverage ratio (on a pro forma basis) with respect to the mortgage loan based on post-origination operating results of the related mortgaged property.

         In certain of these cases, the applicable mortgage loan requires the borrower to pay a prepayment consideration in connection with a mandatory partial prepayment. Such prepayment consideration may be less than the prepayment consideration that would be required if the borrower made a voluntary principal prepayment during any applicable prepayment consideration period for the subject mortgage loan.]

         Defeasance Loans. _______ mortgage loans, representing _______% of the initial pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

         Each of these mortgage loans permits, during specified periods and subject to certain conditions, the related borrower to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a release of the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of the related mortgaged properties). In general, the to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

         o will, in the case of each due date, be in a total amount equal to or greater than the scheduled payment of principal and interest (including, if applicable, any balloon payment) due on that date (with any excess to be returned to the related borrower).

         For purposes of determining the amount of U.S. government securities in respect of mortgage loans with an anticipated repayment date, however, the mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         [If fewer than all of the mortgaged properties securing any mortgage loan which is secured by multiple mortgaged properties are to be released in connection with any defeasance, the amount of the U.S. government securities will be calculated based on the allocated loan amount for the mortgaged properties to be released and the portion of the scheduled payments attributable to the allocated loan amount.]

         [In connection with any delivery of U.S. government securities, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the securities, together with an opinion of counsel confirming the first priority status of the security interest.]

         No delivery of U.S. government securities as substitute collateral for any mortgage loan will be permitted prior to the second anniversary of the closing date.

         [Substitution. ______________ mortgage loans secured by multiple mortgaged properties permit the related borrower the opportunity to obtain the release of one or more of the related mortgaged properties by substituting comparable real estate property. Any substitution, however, is subject to the satisfaction of certain conditions, which generally include:

         o in some cases, limitations on the number and/or total appraised value of the mortgaged properties that may be replaced;

         o a requirement that the appraised value of the substitute property (based on a current appraisal) must not be less than the greater of (i) the appraised value of the mortgaged property to be released as of the relevant origination date and (ii) the current appraised value of the mortgaged property;

         o a requirement that, after giving effect to the substitution, the debt service coverage ratio of the applicable mortgage loan (based on all of the mortgaged properties pledged under the mortgage loan) must not be less than the debt service coverage ratio for the applicable mortgage loan immediately prior to the substitution date; and

         o a requirement that each rating agency must have confirmed that the substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates.]

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans generally contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, subject to the discussion below, these clauses either permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or prohibit the borrower from doing so without the consent of the holder of the mortgage. See, however, "Risk Factors--Risks Related to the Mortgage Loan--Limitations on Enforceability of Other Provisions" in this prospectus supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the prospectus. However, ___________ mortgage loans permit one or more of the following:

         o transfers of the related mortgaged property if specified conditions are satisfied which, in general, include confirmation by each rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates or the transfer is to a person reasonably acceptable to the lender;

         o a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower;

         o certain specified transfers by the borrower of the related mortgaged property in accordance with the provisions of the mortgage loan; or

         o        a transfer of certain ownership interests in the borrower.

         In general, the Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this prospectus supplement under "Servicing of the Mortgage Loans--General", whether to exercise any right the holder of any mortgage may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of the related mortgage loan. However, in the case of ____________ mortgage loans, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless (i) it has received written confirmation from each rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to any class of certificates [and (ii) in the case of a waiver by the Master Servicer, it has received the consent of the Special Servicer]. With respect to "due-on-sale" clauses, this requirement will be applicable only if the outstanding principal balance of the subject mortgage loan (together with the total outstanding principal balance of all other mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers) is greater than or equal to a specified percentage of the then total principal balance of the mortgage pool. In the case of "due-on-encumbrance" provisions, this requirement will always be applicable.

         See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

Certain Mortgage Pool Characteristics

         General. A detailed presentation of certain characteristics of the mortgage loans and mortgaged properties, on an individual basis and in tabular format, is shown on Exhibits A-1 and A-2 to this prospectus supplement. Certain capitalized terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined below. Due to rounding, percentages and amounts in the tables on Exhibits A-1 and A-2 to this prospectus supplement may not add up to the indicated totals. See the notes to the tables on Exhibit A-1 for an identification of each group of mortgage loans that are collectively represented by a single mortgage note or form a group of cross-collateralized mortgage loans.

         1. "underwritten net cash flow" means, with respect to any mortgaged property, an estimate, made at or about the time of origination on or, in certain cases, in connection with the sale of the mortgage loans to us of the related mortgage loan, of the total cash flow anticipated to be available for annual debt service on the mortgage loan, calculated as the excess of estimated annual revenues over estimated annual operating expenses. Estimated annual revenues and estimated annual operating expenses are described below.

                  (a) The "estimated annual revenues" for any mortgaged property generally equal the base estimated annual revenues for the mortgaged property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made.

                  The "base estimated annual revenues" for each mortgaged property were generally assumed to equal--

         o in the case of multifamily rental properties and mortgaged properties that constitute manufactured housing communities, the annualized amounts of gross potential rents,

         o in the case of mortgaged properties primarily used for commercial purposes, other than hospitality properties, monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements, and

         o in the case of hospitality properties, estimated average room sales.

                  The "revenue modifications" made to the base estimated annual revenues for any mortgaged property for purposes of establishing its estimated annual revenues include--

         o adjusting the revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

         o adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

         o adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

         o adjusting the revenues downwards in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

         o in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

                  By way of example, estimated annual revenues generally include:

         o for multifamily rental properties and manufactured housing properties, rental and other revenues;

         o for hospitality properties, room, food and beverage, telephone and other revenues; and

         o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

                  In the case of an owner-occupied mortgaged property for which no leases exist, the estimated annual revenues were determined on the assumption that the property was "net leased" to a single tenant at market rents and were derived from rental rate and vacancy information for the surrounding real estate market.

                  (b) The "estimated annual operating expenses" for any mortgaged property generally equal the historical annual operating expenses for the mortgaged property, adjusted upward or downward, as appropriate, to reflect any expense modifications made.

                  The "historical annual operating expenses" for any mortgaged property generally consist of historical expenses reflected in the operating statements and/or other financial information provided by the related borrower. The historical expenses with respect to any mortgaged property were generally obtained/estimated--

         o from operating statements relating to a complete fiscal year of the borrower ended in 1995, 1996 or 1997 or a trailing twelve (12) month period ended in 1997 or 1998 [1999?],

         o by annualizing the amount of expenses for partial 1996, 1997 or 1998 [1999?] periods for which operating statements were available, with certain adjustments for certain items deemed inappropriate for annualization,

         o by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related mortgaged property (such as newly signed leases and market data), or

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         o        if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the mortgaged property or market data.

                  The "expense modifications" made to the historical annual operating expenses for any mortgaged property for purposes of calculating its estimated annual operating expenses include--

        o assuming that a management fee (in most cases, equal to approximately 3% to 5% of total revenues) was payable to the property manager,

         o adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

         o including the underwritten recurring replacement reserve amounts,

         o adjusting historical expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

         o in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between [4% and 5%] of total revenues,

         o in the case of hospitality properties and certain multifamily rental properties, retail properties and mortgaged properties operated for industrial purposes, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

         o in the case of certain mortgaged properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions. However, for certain tenants with longer than average lease terms or which were considered anchor tenants at a particular retail property, or in areas which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions.

                  The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each mortgaged property is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing properties, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square footage in the case of other commercial properties.

                  By way of example, estimated annual operating expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of these items (except as described above). In the case of mortgaged properties used in whole or in part for retail, office and industrial purposes, estimated annual operating expenses include both expenses that may be recovered from tenants and those that are not. In the case of certain mortgaged properties used in whole or in part for retail, office and industrial purposes, estimated annual operating expenses may have included leasing commissions and tenant improvement costs. In the case of the hospitality properties, estimated annual operating expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and (where applicable) franchise fees.

                  In the case of an owner-occupied mortgaged property for which no leases exist, estimated annual operating expenses were determined on the assumption that the property was "net leased" to a single tenant, and that expenses consisted solely of management fees and replacement reserves for expense or capital items generally not required to be paid by a tenant under a net lease.

                  The management fees and reserves assumed in calculating underwritten net cash flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged properties will differ, and may differ substantially, from the conditions assumed in calculating underwritten net cash flow. In particular, in the case of mortgaged properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating underwritten net cash flow may differ substantially from actual conditions. Furthermore, the underwritten net cash flow for a mortgaged property does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the underwritten net cash flow for a mortgaged property shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the property.

         Underwritten net cash flow and the revenues and expenditures used to determine underwritten net cash flow for each mortgaged property are derived from generally unaudited information furnished by the related borrower. However, in certain cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could in turn result in the underwritten net cash flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for a mortgaged property as determined under generally accepted accounting principles would not be the same as the underwritten net cash flow for the mortgaged property shown on Exhibit A-1 to this prospectus supplement. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         2. "underwritten net operating income" means, with respect to any mortgaged property, the underwritten net cash flow for the mortgaged property, increased by any and all of the following items that were included in the estimated annual operating expenses for purposes of calculating the underwritten net cash flow for the mortgaged property--

         o        underwritten recurring replacement reserve amounts;

         o capital improvements, including recurring capital improvements;

         o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o in the case of certain mortgaged properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         3. "appraised value" means, for any mortgaged property, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs as of the date of appraisal of the related mortgaged property, if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the mortgage loan. In general, the amount of costs assumed by the appraiser for these purposes is based on an estimate by the individual appraiser, an estimate by the related borrower, the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan or a combination of both estimates.

         4. "annual debt service" means, for any mortgage loan, twelve times the amount of the scheduled payment of principal and interest under the mortgage loan as of the first due date that follows the cut-off date or, in the case of any loan with a balloon payment that has an interest-only period followed by an amortization period, the amount of the scheduled payment of principal and interest under the mortgage loan as of the commencement of the amortization period.

         [5.      "underwritten debt service coverage ratio" means:

                  (a) with respect to any mortgage loan (other than a mortgage loan), the ratio of (i) the underwritten net cash flow for the related mortgaged property, to (ii) secured by multiple mortgaged properties the annual debt service for the mortgage loan; and

                  (b) with respect to any mortgage loan secured by multiple mortgaged properties, the ratio of (i) the total underwritten net cash flow for the related mortgaged properties that secure the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized), to (ii) the total annual debt service with respect to the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized.]

         6. "cut-off date loan-to-value ratio" or "cut-off date LTV ratio" means:

                  (a) with respect to any mortgage loan (other than a mortgage loan secured by multiple mortgaged properties), the ratio of (i) the cut-off date balance of the mortgage loan, to (ii) the appraised value of the related mortgaged property; and

                  (b) with respect to any mortgage loan secured by multiple mortgaged properties, the ratio of (i) the entire cut-off date balance of the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized), to (ii) the total appraised value for the related mortgaged properties securing the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized).

         7. "leasable square footage", "S.F." or "Sq. Ft." means, in the case of a commercial property other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the related appraised value is based.

         8. "units" means, (a) in the case of a multifamily rental property, the estimated number of apartments at the property, regardless of the number or size related mortgaged property to the of the rooms in the apartments and (b) in the case of a manufactured housing property, the estimated number of pads at the property upon which a mobile home related mortgaged property to the can be hooked up, in each case, as reflected in information provided by the related borrower or in the appraisal on which the related appraised value is based.

         9. "rooms" means, in the case of a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the related appraised value is based.

         10. "occupancy rate at underwriting" or "occupancy rate at U/W" generally means the percentage of leasable square footage in the case of commercial properties other than hospitality properties or units in the case of multifamily rental properties and manufactured housing properties of the subject mortgaged property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan (as updated, in certain cases when we considered it appropriate and information was available, with more current occupancy information), as reflected in information provided by the related borrower or in the appraisal on which the related appraised value is based. Information shown in this prospectus supplement with respect to any weighted average of occupancy rates at underwriting excludes hospitality properties from the relevant calculations.

         11. "major tenant" means one of the top three (3) tenants (based on the net rentable area of its space) of a commercial property that leases 10% or more of the net rentable area of the property.

         12. "year built" means, with respect to any mortgage loan, the year when construction of the related mortgaged property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the related appraised value is based. With respect to mortgage loans secured by multiple properties or by properties built in phases, the year built may relate to the earliest, latest or average year in which the properties or phases were built.

         13. "year renovated" means, with respect to any mortgage loan, the year when the most recent substantial renovation of the related mortgaged property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the related appraised value is based. With respect to mortgage loans secured by multiple properties or by properties renovated in phases, the year renovated may relate to the earliest, latest or average year in which the properties or phases were renovated.

         [14.     "most recent debt service coverage ratio" means:

                  (a) with respect to any mortgage loan (other than a mortgage loan secured by multiple mortgaged properties), the ratio of (i) the most recent net operating income for the related mortgaged property, to (ii) the annual debt service for the mortgage loan; and

                  (b) with respect to any mortgage loan secured by multiple mortgaged properties, the ratio of (i) the total most recent net operating income for the related mortgaged properties that secure the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized) to (ii) the total annual debt service with respect to the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized).]

         15. "most recent operating statement date" means, with respect to each mortgage loan, the date indicated on Exhibit A-1 as the "most recent operating statement date" with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual (or, in some cases, partial-year) operating statement.

         16. "most recent net operating income" means, with respect to any mortgaged property, the net operating income derived from the property that was available for debt service, calculated as most recent revenues less most recent expenses. For purposes of most recent net operating income--

         o "most recent revenues" are the revenues received (or annualized or estimated in certain cases) in respect of a mortgaged property for the twelve (12) month period ended as of the most recent operating statement date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         o "most recent expenses" are the expenses incurred or annualized or estimated for a mortgaged property for the twelve (12) month period ended as of the most recent operating statement end date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         17. "net operating income" means, with respect to any mortgaged property, the total cash flow available for annual debt service on the related mortgage loan, generally calculated as the excess of revenues over expenses. For purposes of this definition:

         o "revenues" generally consist of all revenues received in respect of a mortgaged property, including--

                  (i) for the multifamily rental properties and manufactured housing properties, rental and other revenues;

                  (ii) for the commercial properties other than hospitality properties, base rent, percentage rent, expense reimbursements and other revenues; and

                  (iii) for the hospitality properties, guest room rates, food and beverage charges, telephone charges and other revenues.

         o "expenses" generally consist of all expenses incurred for a mortgaged property, including salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs but without any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of hospitality properties, expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

         18. "maturity/anticipated repayment date balance" means, with respect to any mortgage loan, the principal balance of the mortgage loan due at stated maturity (or, in the case of any mortgage loan with an anticipated repayment date, on the related anticipated repayment date) according to the payment schedule for the mortgage loans (and otherwise assuming no prepayments, defaults or extensions).

         [19.     "maturity/anticipated repayment date loan-to-value ratio"
means:

         (a) with respect to any mortgage loan (other than a mortgage loan secured by multiple mortgaged properties) that has a balloon payment or anticipated repayment date, the ratio of (i) the maturity/anticipated repayment date balance for the mortgage loan to (ii) the appraised value of the related mortgaged property; and

         (b) with respect to any mortgage loan secured by multiple mortgaged properties that has a balloon payment or anticipated repayment date, the ratio of (i) the maturity/anticipated repayment date balance for the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized) to
                  (ii) the total appraised value for the mortgaged properties securing the mortgage loan (and any and all other mortgage loans with which it is cross-collateralized).]

Additional Mortgage Loan Information

         Delinquencies. No mortgage loan will be as of the cut-off date, or has been at any time during the ________ month period preceding the cut-off date, _______ or more delinquent in respect of any scheduled payment of principal and interest.

         Tenant Matters. Described below are special considerations regarding tenants at the mortgaged properties--

         o ________ mortgage loans are secured by a retail property, an office property or a mortgaged property used for industrial purposes that is leased to one or more major tenants.

         o A number of companies (such as __________) are major tenants at more than one mortgaged property.

         o There are several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant at any of these properties, it may be significant to the success of the properties.

         o _______ of the multifamily rental properties, representing _______% of the initial pool balance, have material concentrations of student tenants.

         [Ground Leases. _______ of the mortgage loans, representing _____ % of the initial pool balance, are secured, in whole or in material part, by a mortgage on the borrower's leasehold interest in the related mortgaged property. In each case, either:

         o the ground lessor has subordinated its interest in the related mortgaged property to the interest of the holder of the related mortgage loan; or

         o the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee and the related ground lease (giving effect to all extension options) expires more than 10 years after the stated maturity of the related mortgage loan.

See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the prospectus.]

         Additional and Other Financing. The following table indicates those mortgaged properties that are known to us to be encumbered by secured subordinate debt, the initial principal amount of the debt and the cut-off date balances of the related mortgage loans. The table also shows, in the case of each mortgaged property, the initial principal amount of the secured subordinate debt:

                                                                              % of Initial
                                                                              Pool Balance           Initial Principal
                                                  Cut-off Date balance         Represented               Amount of
                                                       of Related              by Related                 Secured
              Mortgaged Property                     Mortgage Loans          Mortgage Loans         Subordinate Debt(1)
              ------------------                    ---------------          --------------         -------------------
                                                           $                        %                        $
                                                           $                        %                        $
                                                           $                        %                        $
                                                           $                        %                        $
                                                           $                        %                        $
                                                           $                        %                        $

------------------

(1) The subordinate lender has agreed to either (i) subordinate its debt and/or (ii) to refrain from taking any action against the borrower or the mortgaged property.

         In addition, borrowers under _______ mortgage loans, representing ________% of the initial pool balance, have unsecured debt of which we are aware. In some cases, the lender on the debt is an affiliate of the borrower. In each case, the lender on the unsecured debt has agreed to subordinate its indebtedness and to refrain from taking any action against the borrower or the mortgaged property. In addition, some of the mortgage loans permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as limiting the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

         Except as described above, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

         Owners of _______ borrowers under the mortgage loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in these borrowers. This type of financing effectively reduces the indirect equity interest of any owner in the related mortgaged property. With respect to at least _______ mortgage loans, representing _______ % of the initial pool balance, owners of the related borrower have pledged their equity interests in the borrower to secure mezzanine debt. See "Risks Related to the Offered Certificates--Potential Conflicts of Interest". No mezzanine debt is included in the mortgage pool.

         See "Risk Factors--Risks Related to the Mortgage Loans--Risks of Subordinate Debt and Other Additional Financing" in this prospectus supplement.

Certain Underwriting Matters

         General. In connection with the origination of the respective mortgage loans, the related originator of the mortgage loan evaluated each mortgaged property in a manner generally consistent with the standards described below. See also "Description of the Trust Assets--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the prospectus.

         Environmental Assessments. In general, a third-party environmental consultant conducted a "Phase I" environmental site assessment or updated a previously conducted assessment with respect to each mortgaged property during the __________-month period before the cut-off date. In ____ cases, additional environmental testing was conducted. The environmental testing at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead- based paint and lead in water were performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loans documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program.

         In some cases, the cost to remediate or prevent an adverse environmental condition at a particular mortgaged property was estimated to cost more than $__________. These cases include--list properties

         There may be other environmental conditions such as asbestos, lead-based paint or underground storage tanks which did not require the establishment of significant environmental reserves or remediation at the time the related loan was made. If any environmental conditions are not properly addressed by the related borrower, however, it could result in substantial environmental liability for the trust.

         In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan generally required the related borrower either: (i) carry out the specific remedial measures prior to closing; or (ii) carry out the specific remedial measures post-closing and, to deposit with the lender a cash reserve in an amount equal to ____% to ___% of the estimated cost to complete the remedial measures. Some borrowers have not satisfied all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental site assessment for a mortgaged property identified potential environmental problems at nearby properties. These assessment indicated however, that the subject mortgaged property had not been affected or had been minimally affected, the potential for the problem to affect the subject mortgaged property was limited and/or a person responsible for remediation had been identified.

         The information contained in this prospectus supplement regarding environmental conditions at the mortgaged properties is based on the environmental assessments and has not been independently verified by us or the mortgage loan sellers, any underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or the affiliates of any of these parties. There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from the related mortgaged property.

         The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the property or assuming its operation. This requirement enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

         Property Condition Assessments. Third-party engineering firms inspected all of the mortgaged properties or updated previously conducted inspections during the __________-month period preceding the cut-off date to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each mortgaged property.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the appraisal Institute conducted an appraisal of each mortgaged property during the __________- month period preceding the cut-off date in order to establish the property value of the mortgaged property. Such appraisals constitute the basis for the "appraised values" for the respective mortgaged properties on Exhibit A-1 to this prospectus supplement.

         The appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective mortgage loans. The appraisals have not been updated following the origination of the respective mortgage loans and are not guarantees of, and may not be indicative of, the present or future value of the mortgaged properties. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged property, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged property. We have not nor has any underwriter confirmed the values of the respective mortgaged properties in the appraisals.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Implied in the appraised values for the mortgaged properties shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under conditions whereby:

         o        buyer and seller are motivated;

         o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o a reasonable time is allowed to show the property in the open market;

         o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

         o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

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         Each appraisal involved a physical inspection of the related mortgaged property and reflects a correlation of value based on indicated values by the sales comparison approach, the income approach and/or the cost approach.

         o In the "sales comparison approach", the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market.

        o Under the "income approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the income approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining underwritten net cash flow, resulting in variances in the related net operating income values.

         o Under the "cost approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

         The appraisal for each mortgaged property or a separate letter contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. However, we have not nor has any underwriter, mortgage loan seller or originator independently verified the accuracy of this statement.

         In the case of certain mortgage loans that constitute acquisition financing, the related borrower may have acquired the related mortgaged property at a price less than the appraised value on which the mortgage loan was underwritten.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the related mortgaged property were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In certain instances, a certificate of occupancy was not available. Where the mortgaged property as currently operated constituted a permitted nonconforming use and/or structure, an analysis was generally conducted as to (i) the likelihood that a material casualty would occur that would prevent the mortgaged property from being rebuilt in its current form and
(ii) whether existing replacement cost hazard insurance or, if necessary, supplemental "law or ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down the mortgage loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount.

         Hazard, Liability and Other Insurance. Although exceptions exist, each mortgage generally requires the related borrower to maintain the following insurance coverage--

         o Hazard insurance in an amount that is subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a borrower or tenant is permitted to self-insure the subject mortgaged property, provided that the insuring party or an affiliate maintains a specified net worth.

         o If any portion of a mortgaged property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines was required. The amount of insurance is required to be in an amount that is equal to the lesser of: (i) the outstanding principal balance of the mortgage loan; (ii) except in certain cases, the full insurable value of the mortgaged property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968.

         o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property, in an amount at least equal to $1 million per occurrence.

         o Business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from the mortgaged property for at least six months (or, alternatively, in a specified dollar amount).

         [In general, the mortgaged properties including those located in California are not insured against earthquake risks. In the case of mortgaged properties other than those that are manufactured housing communities, located in California, a third party consultant conducted seismic studies to assess the "probable maximum loss" for the mortgaged property. In general, when the resulting reports concluded that a mortgaged property was likely to experience a "probable maximum loss" in excess of 25% of the estimated replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.]

         With respect to each mortgaged property including each mortgaged property securing a mortgage loan being serviced by the Special Servicer, the Master Servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage to the extent
(i) the trust has an insurable interest and (ii) the Master Servicer can require maintenance of insurance under applicable law.

         Under the terms of several mortgage loans, the related borrower is required to keep its mortgaged property insured against loss by fire, hazards, rent loss and other hazards, casualties, liabilities and contingencies as the lender determines to require and in the amounts and for the periods as the lender determines to require. In these cases, the Master Servicer will be required to use reasonable efforts to cause the related borrowers under the mortgage loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other mortgage loans.

         Various forms of insurance maintained with respect to a mortgaged property, including casualty insurance, environmental insurance, earthquake insurance or other insurance, may be provided under a blanket policy that also covers other mortgaged properties and/or other properties not securing the mortgage loans. As a result of total limits under any blanket policy, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property. See "Risk Factors--Risks Related to the Mortgage Loans--Uninsured Loss; Sufficiency of Insurance".

         With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

         o        to restore the related mortgaged property; or

         o        towards payment of the related mortgage loan.

         The Special Servicer is required to maintain for each REO property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the mortgage that had covered the property.

         The Master Servicer and the Special Servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related mortgage loans. If any blanket or master policy contains a deductible clause, the Master Servicer or the Special Servicer, as the case may be, will be required, in the event of a casualty covered by the blanket or master policy, to deposit or cause to be deposited in the certificate account all sums that would have been deposited in the account but for the deductible clause and only to the extent these sums would have been paid if an individual hazard insurance policy referred to above had been in place. See "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies" in the prospectus.

         The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of certificateholders for claims made against the Trustee regarding the priority and validity of the borrowers' title to the mortgaged properties.

Cash Management and Certain Escrows and Reserves

         Cash Management. In the case of __________ of the mortgage loans, representing approximately _____% of the initial pool balance, a "cash management" system has been implemented for the deposit of property revenues into a separate account.

         [In the case of certain mortgage loans, tenants are required to remit rental payments to an account that is under the sole control of the lender and the borrower is not authorized to make withdrawals from the account. In the other cases, the related borrower or the manager of the related mortgaged property is required to deposit property revenues into an account that is under the joint control of the related borrower and the Master Servicer. In these other cases, the borrower is authorized to make withdrawals from the account from time to time until the occurrence of an event of default under the mortgage loan, in which case the Master Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which the account is maintained, to direct the depository institution to no longer honor payment requests made by the borrower. In general, no later than the related anticipated repayment date, the borrower under each mortgage loan with an anticipated repayment date will be required if it has not previously done so, to establish an account which is under the sole control of the Master Servicer and into which all revenue from the related mortgaged property will be directly deposited.]

         Central Accounts. In the case of most mortgage loans, including all of the mortgage loans as to which a "cash management" system has been implemented, central accounts have been established for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, furniture, fixtures and equipment and certain other purposes. As of the closing date, these accounts will be under the sole control of the Master Servicer. In the case of most mortgage loans as to which there is this type of account, account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

         Tax and Insurance Escrows. In the case of __________ mortgage loans, representing __________% of the initial pool balance, tax and insurance escrows were established, either as separate accounts or, if applicable, as sub-accounts of another account, and each related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain. If an escrow was established, the funds will generally be applied by the Master Servicer to pay for items such as taxes, assessments and insurance premiums at the related mortgaged property.

         Under certain other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the related mortgaged property, or the related borrower pays the premium directly. Under certain mortgage loans, the related borrower delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows. Under certain mortgage loans, a tenant at the related mortgaged property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly. In these cases, escrows generally are not required.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the reserve deposits that borrowers are, in each case, required to make into a separate account or, if applicable, a sub-account of another account for capital replacements, repairs and furniture, fixtures and equipment and/or for leasing commissions and tenant improvements on the related mortgaged property under the terms of the respective mortgage loans.

         The Reserves shown in the table for capital replacements, repairs and furniture, fixtures and equipment and/or for leasing commissions and tenant improvements are in each case expressed as dollars per unit for multifamily rental properties and manufactured housing properties, a percentage of total departmental revenues for hospitality properties and dollars per leasable square foot for other commercial properties. The reserves for most of the mortgaged properties are initial amounts and may vary over time. In these cases, the related mortgage note and/or other related documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering the space could result in the termination and/or release of the reserve. Under certain mortgage loans, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves or reserves for leasing commissions and tenant improvements.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the reserves established, either as a separate account or, as a sub-account, or in some cases in the form of a letter of credit pledged to the lender, as a result of the inspections of certain mortgaged properties described above under "--Certain Underwriting Matters--Property Condition Assessments". The repair/replacement items for which these reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the mortgaged property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the reserve for any mortgaged property shown in the table reflects only the cost estimate determined by the respective inspection firm for items that the related originator determined significant enough to require a reserve, and/or because in some cases items identified in a report were corrected prior to closing of the mortgage loans, the Reserve for certain mortgage loans is less than the cost estimate in the related report.

         The reserve established as a result of inspections for several mortgaged properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No reserve is required to be replenished. The amounts set forth in this table represent the amounts of the reserves required at the respective dates of origination of the mortgage loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be enough.

Significant Mortgage Loans

         This section will include summaries of either (i) all mortgage loans of $50 million or more or (ii) the 5 largest loans in the pool.]

The Mortgage Loan Sellers and the Originators

         General. __________ acquired all of the __________ mortgage loans, representing __________% of the initial pool balance. [state exceptions.]

         [Description of Mortgage Loan Sellers and Originators.]

         The information set forth in this prospectus supplement concerning the mortgage loan sellers and the originators has, in each case, been provided by the party, and we do not nor does any underwriter make any representation or warranty as to the accuracy or completeness of this information.

Assignment of the Mortgage Loans

         On or before the closing date, the following without recourse transfers of the mortgage loans will occur.





                                  [Graphic]






         In connection with the foregoing transfers, each mortgage loan seller will be required to deliver the following documents, among others, to the Trustee and, upon request, to the Master Servicer with respect to its mortgage loans--

         o the original mortgage note, endorsed without recourse to the order of the Trustee or, if the original mortgage note has been lost, a copy of the mortgage note, together with a lost note affidavit);

         o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case unless the particular document has not been returned from the applicable recording office with evidence of recording on the mortgage;

         o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of the document(s), in each case unless the particular document has not been returned from the applicable recording office with evidence of recording on the document;

         o a completed assignment of each related mortgage in favor of the Trustee, in recordable form or a certified copy of the assignment as sent for recording;

         o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form or a certified copy of the assignment as sent for recording;

         o originals or copies of all assumption, modifications and substitution agreements in those instances where the terms or provisions of the mortgage or mortgage note have been modified or the mortgage loan has been assumed;

         o an original or copy of the related lender's title insurance policy or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loans; and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The Trustee either directly or through a custodian is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the certificateholders and, within a specified period of time following the delivery, to conduct a review of these documents. All of the above-described documents actually delivered to the Trustee in respect of any mortgage loan will collectively constitute the "mortgage file" for the mortgage loan. The scope of the Trustee's review of each mortgage file is, in general, limited solely to confirming that certain of the documents listed above have been received. None of the Trustee, the Master Servicer, the Special Servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         The Pooling and Servicing Agreement will require the Trustee, within a specified period following the later of the closing date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments of recorded loan documents in its favor described above to be submitted for recording in the real property records of the jurisdiction in which the related mortgaged property is located. Because the mortgage loans are, in general, newly originated, many of the assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

         Each of the mortgage loan sellers will make with respect to the mortgage loans transferred by it to us as of the closing date, certain representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The representations and warranties to be made in respect of each mortgage loan by the mortgage loan sellers will include:

         o The information relating to the mortgage loan, substantially similar to that set forth in the loan schedule attached to the Pooling and Servicing Agreement, will be accurate and complete in all material respects as of the cut-off date.

         o Immediately prior to its transfer and assignment of the mortgage loan, the mortgage loan seller had good and marketable title to, and was the sole owner of, the mortgage loan.

         o The related mortgage constitutes a valid enforceable first lien upon the related mortgaged property, free and clear of all liens and encumbrances other than certain permitted liens and encumbrances.

         o The related mortgage has not been satisfied, canceled, rescinded or subordinated.

         o To the knowledge of the mortgage loan seller, there is no proceeding pending for the total or partial condemnation of the related mortgaged property.

        o The lien of the related mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy or there exists a marked up title insurance commitment to issue a policy or a pro forma policy on which the required premium has been paid insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (ii) the other exceptions set forth in the policy.

         o The proceeds of the mortgage loan have been fully disbursed except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held back pending satisfaction of certain leasing criteria, repairs and other matters with respect to the related mortgaged property and there is no requirement for future advances under the ___________.

         o If the related mortgage is a deed of trust, a trustee, duly qualified under applicable law has been properly designated and currently serves.

         o To the knowledge of the mortgage loan seller, the related mortgaged property is free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan.

         o Each mortgage note, mortgage and other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related maker of the arguments subject to any non-recourse provisions contained in any of the agreements and any applicable state anti-deficiency or market value limit deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity.

         The representations and warranties made by the mortgage loan sellers as described above will be assigned by us to the Trustee pursuant to the Pooling and Servicing Agreement. If there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller and the breach materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders in the mortgage loan, the breach will constitute a "material breach" of the representation and warranty. The rights of the trust against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

Cures, Repurchases and Substitutions

         If there exists a material breach of any of the representations and warranties made with respect to any of the mortgage loans, as discussed under "--Representations and Warranties" above, the related mortgage loan seller will be required either:

                  (a) to cure the material breach in all material respects; or

                  (b) subject to the discussion below regarding substitution, to repurchase the mortgage loan at a price generally equal to the sum of

                           (i)      the unpaid principal balance of the
                                    mortgage loan,

                           (ii) accrued and unpaid interest at the related mortgage rate to but not including the due date occurring in the collection period in which the repurchase occurs, and

                           (iii) the amount of any related unreimbursed servicing advances and, to the extent not otherwise included in the servicing advances, the costs and expenses of enforcing the repurchase obligation.

The time period within which the applicable mortgage loan seller must complete such cure or repurchase will be limited to ____ days or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, _____ days following its receipt of notice of the subject material breach.

         If any mortgage loan seller is required to repurchase any mortgage loan as a result of a material breach of any of its representations and warranties, as contemplated above, then the mortgage loan seller may, at any time during the three (3) month period commencing on the closing date or at any time during the two-year period commencing on the closing date if the affected mortgage loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the U.S. tax code and Treasury Regulation Section 1.860G-2(f), in lieu of repurchasing the affected mortgage loan:

                  (a) replace the mortgage loan with one or more substitute mortgage loans that (i) has certain payment terms comparable to the mortgage loan to be replaced and (ii) is otherwise acceptable to the controlling class representative or, if none has been appointed, to the holder(s) of certificates representing a majority interest in the controlling class; and

                  (b) pay an amount generally equal to the excess of the applicable purchase price for the mortgage loan to be replaced over the unpaid principal balance of the applicable replacement mortgage loan(s) as of the date of substitution, after application of all payments due on or before this date, whether or not received;

provided that no substitution will be permitted unless, as confirmed in writing by each rating agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of certificates by either rating agency.

         The mortgage loan sellers are not obligated, however, to replace rather than repurchase any mortgage loan as to which there is a material breach. Any substitution will be at the sole discretion of the responsible mortgage loan seller. Furthermore, the certificateholders of the controlling class and the controlling class representative, as their representative, will generally have a disincentive to find any prospective replacement mortgage loan acceptable.

         If the applicable mortgage loan seller fails to repurchase or replace any mortgage loan affected by a material breach, we do not and nor does any underwriter or, except as described in the next paragraph, any other person have any obligation to do so.

         The mortgage loan sellers may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of the representations or warranties. There can be no assurance that the mortgage loan sellers have or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise. Expenses incurred by the Master Servicer and the Trustee with respect to enforcing any repurchase/substitution obligation will be borne by the applicable mortgage loan seller (or, if not, will be reimbursable out of the certificate account).

Changes in Mortgage Pool Characteristics

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the scheduled principal payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including the mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial pool balance may be as much as __________% larger or smaller than the initial pool balance contained in this prospectus supplement.

         A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the closing date. The Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool, the removal or addition will be noted in the Current Report on Form 8-K.

                     SERVICING OF THE MORTGAGE LOANS

General

         The servicing of the mortgage loans and any REO properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO properties. You should also refer to the prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as these terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer.

         The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer must each service and administer the mortgage loans and any REO properties for which it is responsible, directly or through sub-servicers, for the benefit of the certificateholders, in accordance with any and all applicable laws and the express terms of the Pooling and Servicing Agreement and the respective mortgage loans. To the extent consistent with the foregoing, the Master Servicer and the Special Servicer must each service and administer the mortgage loans and any REO properties for which it is responsible in accordance with the following standard:

         o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable mortgage loans that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or are held as part of its own portfolio, whichever servicing procedures are a higher standard;

         o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, the full collection of all prepayment premiums and yield maintenance charges that may become payable under the mortgage loans and, if a mortgage loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on these mortgage loans to certificateholders on a present value basis; and

         o        without regard to:

                  (i) any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any related borrower;

                  (ii) the ownership of any certificate by the Master Servicer or the Special Servicer, as the case may be, or by any of its affiliates;

                  (iii) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make advances;

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                  (iv)     the right of the Master Servicer or the Special
                           Servicer, as the case may be, or any of its affiliates to receive compensation for its services or reimbursement of its costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction;

                  (v) the ownership, servicing or management of other mortgage loans or properties not included in or securing the trust assets;

                  (vi) any subordinate or additional financing that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, has extended to any related borrower; or

                  (vii) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, as a mortgage loan seller.

         In general, the Master Servicer will be responsible for the servicing and administration of--

         o all mortgage loans as to which no servicing transfer event has occurred, and

         o        all corrected mortgage loans.

         The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

         o each mortgage loan other than a corrected mortgage loan as to which a servicing transfer event has occurred, and

         o each mortgaged property that has been acquired by the trust in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise. Each defaulted mortgage loan acquired by the trust, is an "REO property".

         Corrected mortgage loans and mortgage loans as to which no servicing transfer event has occurred are referred to in this prospectus supplement as "performing mortgage loans". Specially serviced mortgage loans and REO properties are collectively referred to in this prospectus supplement as "specially serviced assets". Performing mortgage loans will include mortgage loans which may be delinquent, but not to the point of resulting in a servicing transfer event.

         Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared by the Master Servicer with respect to any specially serviced assets and, otherwise, to render certain incidental services with respect to any specially serviced assets and REO properties. Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

           A mortgage loan will become a specially serviced mortgage loan (if it has not already done so) upon the occurrence of a servicing transfer event. Each of the following events will constitute a "servicing transfer event" in respect of any mortgage loan:

          (1) any scheduled payment including a balloon payment due under the related mortgage note or the related mortgage, is delinquent for 60 days;

          (2) if the Master Servicer is required to make an advance because of the failure of a borrower in which the Master Services owns a material economic interest, to make any scheduled payment;

          (3) the Master Servicer that a default in the making of a scheduled payment including a balloon payment, is likely to occur within 30 days and either (a) the default is likely to remain unremedied for at least 60 days or (b) the related borrower has requested a material modification of the related mortgage loan;

          (4) the Master Servicer determines that a non-payment default has occurred that may materially impair the value of the related mortgaged property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 30 days;

          (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of the related borrower or mortgaged property, and certain actions by or on behalf of the related borrower indicating its bankruptcy, insolvency or inability to pay its obligations; or

          (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property or properties.

          So long as no other servicing transfer event then exists, a mortgage loan will cease to be a specially serviced mortgage loan and will become a "corrected mortgage loan" as to which the Master Servicer will re-assume servicing responsibilities, if and when:

          (a)         with respect to the circumstances described in clauses
                      (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely scheduled payments under the terms of the mortgage loan (as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer);

          (b)         with respect to the circumstances described in clauses
                      (3) and (5) above, these circumstances cease to exist in the judgment of the Special Servicer;

          (c) with respect to the circumstances described in clause (4) above, the default is cured; and

          (d) with respect to the circumstances described in clause (6) above, the proceedings are terminated.

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          If any mortgage loan which is secured by multiple mortgaged properties becomes a specially serviced mortgage loan, then all other mortgage loans that are cross-collateralized with it must also become specially serviced mortgage loans.

The Master Servicer and the Special Servicer

         [The Master Servicer. __________, a __________corporation __________, will act as Master Servicer with respect to the pool of mortgage loans. __________ principal servicing offices are located at __________.]

         [The information set forth in this prospectus supplement concerning __________ has been provided by it. We do not nor does any underwriter make any representation or warranty as to the accuracy or completeness of this information.]

         [The Special Servicer. __________ __________, a __________ will be the Special Servicer with respect to the pool of mortgage loans. The principal offices of __________ are located at __________.

         [The information concerning __________ set forth in this prospectus supplement has been provided by it. We do not nor does any underwriter make any representation or warranty as to the accuracy of this information.]

Servicing and Other Compensation and Payment of Expenses

         The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the master servicing fee.

         The "master servicing fee"--

          o will be earned in respect of each and every mortgage loan including specially serviced mortgage loans and each mortgage loan as to which the related mortgaged property has become an REO property,

          o will be computed on a 30/360 basis and accrue at __________% per annum on the same principal amount as interest accrues or is deemed to accrue from time to time in respect of each and every mortgage loan, and

          o will be payable monthly from amounts received in respect of interest on each mortgage loan.

         [Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

          o All prepayment interest excesses, if any, collected in respect of the entire mortgage pool. If a borrower prepays its mortgage loan, in whole or in part, after the related due date during any collection period, the amount of interest less the amount of related master servicing fees payable and any default interest and additional interest included will, to the extent actually collected, constitute a "prepayment interest excess".

          o All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of performing mortgage loans.

          o All late payment charges and default interest, if any, collected in respect of any mortgage loan that accrued while the mortgage loan was a performing mortgage loan (but only to the extent that any late payment charges and default interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on advances made with respect to the related mortgage loan. "Default interest" is any interest that (i) accrues on a defaulted mortgage loan solely by reason of the default and (ii) is in excess of all interest at the related mortgage rate and any additional interest accrued on the mortgage loan.]

          The Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, or in any and all accounts maintained by it that constitute escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement. The Master Servicer will be entitled to retain any interest or other income earned on these funds and will be required to cover any losses of principal from its own funds. The Master Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling and Servicing Agreement.

          Prepayment Interest Shortfalls. If a borrower prepays a mortgage loan, in whole or in part, prior to the related due date during any collection period and does not pay interest on the prepayment through the due date, then the shortfall in a full month's interest less the amount of related master servicing fees and, if applicable, exclusive of any related default interest or additional interest on the prepayment will constitute a "prepayment interest shortfall".

         The Pooling and Servicing Agreement provides that, if any prepayment interest shortfalls are incurred with respect to the mortgage pool during any collection period, the Master Servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

          (a) the total of all prepayment interest shortfalls incurred with respect to the mortgage pool during the collection period, and

          (b) the total of all master servicing fees and prepayment interest excesses, if any, collected with respect to the mortgage pool during the collection period.

          Any payment of prepayment interest shortfalls made by the Master Servicer with respect to any distribution date will be included among the amounts distributable as principal and interest on the certificates on the distribution date as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of the payment of prepayment interest shortfalls made by the Master Servicer with respect to any distribution date is less than the total of all prepayment interest shortfalls incurred with respect to the mortgage pool during the related collection period, the shortfall will be allocated among the respective classes of REMIC regular certificates, in reduction of the interest payable on these certificates, as and to the extent described under

"Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this prospectus supplement.

          [None of the additional servicing fees will be available to make any payment of prepayment interest shortfalls.]

          Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

          o         the special servicing fee,
          o         the workout fee, and
          o         the liquidation fee.

          The "special servicing fee" will be--

          o earned in respect of each specially serviced mortgage loan, and each REO property,

          o computed on a 30/360 basis and accrue at % per annum on the stated principal balance outstanding from time to time in respect of each specially serviced mortgage loan, and each REO property, and

          o payable monthly from general collections on all the mortgage loans and any REO properties on deposit in the certificate account from time to time.

        The Workout Fee. The Special Servicer will, in general, be entitled to receive a workout fee with respect to each corrected mortgage loan. The "workout fee" will be payable out of, and will be calculated by application of a workout fee rate for each corrected mortgage loan. The "workout fee rate" will be equal to ___% of each collection of interest (other than default interest and additional interest) and principal (including scheduled payments, prepayments and balloon payments at maturity) received on the mortgage loan for so long as it remains a corrected mortgage loan (net of any portion of the collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for master servicing fees and advances). The workout fee with respect to any corrected mortgage loan will cease to be payable if the loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee would become payable if the mortgage loans again became a corrected mortgage loan. If the Special Servicer is terminated other than for cause or resigns, it shall retain the right to receive any and all workout fees payable with respect to mortgage loans that became corrected mortgage loans during the period that it acted as Special Servicer and remained corrected mortgage loans at the time of its termination or resignation. The successor Special Servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts distributable to certificateholders.

          The Liquidation Fee. The Special Servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which the Special Servicer obtains a full or discounted payoff from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which the Special Servicer receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described below. As to each specially serviced mortgage loan and REO property, the "liquidation fee" will be payable from, and will be calculated by application of a "liquidation fee rate" of _____% to, the related payment or proceeds (other than any portion that represents a recovery of default interest or additional interest, and net of any portion thereof payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for master servicing fees and advances).

          Despite anything to the contrary described above, no liquidation fee will be payable based on, or out of, liquidation proceeds received in connection with:

          o the repurchase or replacement of any mortgage loan for a breach of representation or warranty (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement);

          o the purchase of any defaulted mortgage loan or REO property by the Master Servicer, the Special Servicer or any holder or holders of certificates evidencing a majority interest in the controlling class (see "--Sale of Defaulted Mortgage Loans" below); or

          o the purchase of all of the mortgage loans and REO properties by the Master Servicer, the Special Servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust (see "Description of the Offered Certificates--Termination"in this prospectus supplement).

          Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to certificateholders.

          Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive--

          o all modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the specially serviced mortgage loans, and

          o all late payment charges and default interest, if any, collected in respect of any mortgage loan that accrued while the mortgage loan was a specially serviced mortgage loan (but only to the extent that the late payment charges and default interest have not otherwise been applied to pay the Master Servicer, Special Servicer or the Trustee, as applicable, interest on advances made the Master Servicer, Special Servicer or Trustee with respect to the related mortgage loan as described in this prospectus supplement).

          In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the certificate account, in permitted investments. The Special Servicer will be entitled to retain any interest or other income earned on the funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Special Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling and Servicing Agreement.

          Sub-Servicing Compensation. The Master Servicer and the Special Servicer will each be responsible for all compensation payable to the sub-servicers they retain. The sub-servicers may, in some cases, be entitled to a significant portion of the servicing compensation described above as being payable to Master Servicer or the Special Servicer, as applicable.

          Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

          Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO property, will constitute servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO property. In addition, the Special Servicer may once per calendar month require the Master Servicer to reimburse the Special Servicer for any servicing advances made by it. Upon reimbursing the Special Servicer for any servicing advance, the Master Servicer will be deemed to have been made the advance.

          The Special Servicer may request the Master Servicer to make servicing advances in respect of a specially serviced mortgage loan or REO property. The Special Servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any certificateholder (and, in any event, to the extent reasonably practicable, at least __________ business days in advance of the date on which the servicing advance is required to be made). The Master Servicer must make the requested servicing advance within ten days of the Master Servicer's receipt of the request. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an advance that it requests the Master Servicer to make regardless of whether or not the Master Servicer actually makes that advance.

          If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a servicing advance, but neither does so within __________ after the servicing advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and (b) if the failure continues for three more business days, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances that, in the judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, would not be ultimately recoverable from related proceeds. If the Master Servicer, the Special Servicer or the Trustee makes any servicing advance that it subsequently determines, in its judgment, is a nonrecoverable servicing advance, it may obtain reimbursement for the servicing advance (together with interest accrued on the nonrecoverable servicing advance) out of general collections on the mortgage loans and any REO properties on deposit in the certificate account from time to time.

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          The Master Servicer will be permitted to pay, and the Special Servicer may direct the payment of, certain servicing expenses directly out of the certificate account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property). In addition, the Pooling and Servicing Agreement will require the Master Servicer (at the direction of the Special Servicer if a specially serviced asset is involved) to pay directly out of the certificate account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a nonrecoverable servicing advance, provided that the Master Servicer (or the Special Servicer, if a specially serviced mortgage is involved) has determined in accordance with the servicing standard that making the payment is in the best interests of the certificateholders.

          The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest accrued with respect to any servicing advance will be payable--

          o first, out of default interest and late payment charges collected on the related mortgage loan, and

          o then, if and to the extent that (i) the servicing advance has been or is being reimbursed and (ii) the default interest and late charges collected on the related mortgage loan while the servicing advance was outstanding were insufficient to cover the advance interest, out of any amounts then on deposit in the certificate account.

Evidence as to Compliance

          On or before __________ of each year, beginning _________, 2000, each of the Master Servicer and the Special Servicer must--

          o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, among others, to the effect that the firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, as applicable, which includes an assertion that the Master Servicer or Special Servicer, as applicable, has complied with certain minimum servicing standards identified in the Uniform Single Attestation program established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year. In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of the report) with respect to those sub-servicers; and

          o deliver to the Trustee, among others, a statement signed by one or more officers of the Master Servicer and the Special Servicer, as the case may be, to the effect that, to the best knowledge of the officer or officers, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding calendar year and has received no notice regarding or challenging the status of any REMIC or grantor trust from the IRS or any other governmental body or if it has received any notice, the statement must specify the details of the notice.

Modifications, Waivers, Amendments and Consents

The Special Servicer (with respect to specially serviced mortgage loans) and the Master Servicer (with respect to performing mortgage loans, to the limited extent described below) each may agree to:

          o any modification, waiver or amendment of any term of any mortgage loan;

          o         extend the maturity of any mortgage loan;

          o forgive interest on, including without limitation, default interest and additional interest, and principal of any mortgage loan;

          o forgive prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

          o         defer the payment of interest on any mortgage loan;

          o permit the release, addition or substitution of collateral servicing and mortgage loan; and/or

          o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan,

subject, however, to discussion under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--"Due-on-Sale" and "Due-on-Encumbrance" Provisions" in this prospectus supplement and under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" below, and, further, to each of the following limitations, conditions and restrictions:

          o With limited exception (including with respect to additional interest (as described below) and with respect to certain routine matters), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loans without the consent of the Special Servicer, provided that the consent--

                   (i) is to be withheld or granted by the special servicer in accordance with the servicing standard, and

                   (ii) will be deemed to have been granted if not expressly denied within 10 business days following the Special Servicer's receipt from the Master Servicer of all information reasonably requested by it in order to make an informed decision.

          o With limited exception (including as described below with respect to additional interest), the Special Servicer may not, in the case of specially serviced mortgage loans, agree to (or, in the case of performing mortgage loans, consent to the Master Servicer's agreeing to):

                   (i) any modification, waiver or amendment of any term of any mortgage loan, or;

                   (ii) in the case of specially serviced mortgage loans, take (or, in the case of performing mortgage loans, consent to the Master Servicer's taking) any of the other above-referenced actions with respect to, any mortgage loan;

                   (iii) if that action would affect the amount or timing of any related payment of principal, interest or other amount payable under the related mortgage loans;

                   (iv) or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on the mortgage loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation.

          o The Special Servicer may not, in the case of specially serviced mortgage loans, extend (or, in the case of performing mortgage loans, consent to the Master Servicer's extending) the date on which any balloon payment is scheduled to be due on any mortgage loans to a date beyond the earliest of--

                    (i) the fifth anniversary of the mortgage loan's original stated maturity date,

                    (ii) two years prior to the rated final distribution date, and

                    (iii) if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the related mortgaged property, ten years prior to the end of the then current term of the related ground lease.

         o Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the U.S. tax code, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any REMIC under the REMIC provisions (as defined in the prospectus) or adversely affect the status of either grantor trust as a grantor trust under the U.S. tax code;

          o The Special Servicer may not, in the case of specially serviced mortgage loans, permit (or, in the case of performing mortgage loans, consent to the Master Servicer's permitting) any borrower to add or substitute any collateral for its mortgage loans, unless the Special Servicer has first--

                   (i) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

                               (a)         the additional or substitute
                                           collateral is in compliance with
                                           applicable environmental laws and
                                           regulations, and

                               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, and

                   (ii) received confirmation from each rating agency that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of certificates.

          o Subject to limited exceptions, the Special Servicer may not, in the case of specially serviced mortgage loans, release (or, in the case of performing mortgage loans, consent to the Master Servicer's releasing) any collateral securing an outstanding mortgage loan (other than in accordance with the terms of, or upon satisfaction of, a mortgage loan).

          The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any mortgage loan that is required under the terms of the mortgage loan in effect on the closing date (or, in the case of a replacement mortgage loan, on the related date of substitution) or that is solely within the control of the related borrower. Also, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its good faith judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

          [The Master Servicer will be permitted, in the case of certain mortgage loans with anticipated repayment dates, in its discretion, after the related anticipated repayment date, to waive any or all of the accrued additional interest in respect of the mortgage loan, if, prior to the related maturity date, the related borrower has requested the right to prepay mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for the accrued additional interest. However, the Master Servicer's determination to waive the trust's right to receive the accrued additional interest must be reasonably likely to produce a greater payment to certificateholders on a present value basis than a refusal to waive the right to the additional interest. The Master Servicer will not have any liability to the trust, the certificateholders or any other person for this type of determination that is made in accordance with the servicing standard. The Pooling and Servicing Agreement will also limit the Master Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of additional interest.]

          All modifications, waivers and amendments entered into in respect of the mortgage loans are to be in writing. Each of the Master Servicer and the Special Servicer must deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

Collection Account

          General. The Master Servicer will be required to establish and maintain one or more separate accounts for purposes of holding payments and other collections in respect of the mortgage loans. The collection account must be established in the manner specified in the Pooling and Servicing Agreement. The funds held in the collection account may be held as cash or invested in permitted investments.

          Any interest or other income earned on funds in the collection account will be paid to the Master Servicer as additional compensation subject to the limitations set forth in the Pooling and Servicing Agreement.

          Deposits. Under the Pooling and Servicing Agreement, the Master Servicer must deposit or cause to be deposited in the collection account within one business day following receipt (in the case of payments and other collections on the mortgage loans) or as otherwise required under the Pooling and Servicing Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the closing date:

          (i) all payments on account of principal on the mortgage loans, including principal prepayments;

          (ii) all payments on account of interest on the mortgage loans, including default interest and additional interest;

          (iii) all prepayment premiums, yield maintenance charges and late payment charges collected in respect of the mortgage loans;

          (iv) (A) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged Property or the related mortgage loan appropriate person, (B) all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property and (C) all other amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or otherwise;

          (vi) any amounts required to be deposited by the Master Servicer in connection with losses incurred with respect to permitted investments of funds held in the collection account;

          (vii) all payments required to be deposited by the Master Servicer or the Special Servicer in the collection account with respect to any deductible clause in any blanket insurance policy;

          (viii) any amount required to be transferred from any REO account (is established); and

          (ix) any other amounts required to be so deposited under the Pooling and Servicing Agreement.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any specially serviced mortgage loan, the Special Servicer is generally required to promptly remit these amounts to the Master Servicer for deposit in the collection account.

          Withdrawals. The Master Servicer may make withdrawals from the collection account for any of the following purposes (which are not listed in an order of priority):

          (i) to remit to the Trustee for deposit in the distribution account, all amounts on deposit in the collection account remaining after all necessary deductions as provided in the Pooling and Servicing Agreement;

          (iii) to reimburse itself, the Trustee or any fiscal agent as applicable, for unreimbursed advances of principal and interest made, with its own funds;

          (iv) to pay itself earned and unpaid master servicing fees in respect of each mortgage loan, with the payment being limited to amounts received on or in respect of any mortgage loan that are allocable as interest;

          (v) to pay the Special Servicer, out of general collections on the mortgage loans and any REO properties, special servicing fees in respect of each specially serviced mortgage loan and each REO properties;

          (vi) to pay the Special Servicer (or, if applicable, any predecessor) earned and unpaid workout fees and liquidation fees to which it is entitled;

          (vii) to reimburse itself, the Special Servicer, the Trustee and any fiscal agent, as applicable, for any unreimbursed servicing advances made, with its own funds;

          (viii) to reimburse itself, the Special Servicer, the Trustee or any fiscal agent, as applicable, out of general collections on the mortgage loans and REO properties, for any unreimbursed advances made, with its own funds that have been determined not to be ultimately recoverable;

          (ix) to pay itself, the Special Servicer, the Trustee or any fiscal agent, as applicable, unpaid interest on any advance made. The payment is to be made out of default interest and late payment charges received in respect of the mortgage loan as to which the advance was made;

          (x) following the time as it reimburses itself, the Special Servicer, the Trustee or any fiscal agent, as applicable, for any unreimbursed advance as described in clause
                       (iii), (vii) or (viii) above, to pay itself, the Special Servicer, the Trustee or any fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO properties, any interest accrued and payable on the advance and not otherwise payable pursuant to clause (ix) above;

          (xi) to reimburse the Trustee for the reasonable out-of-pocket expenses of providing certain notices to certificateholders;

          (xii) to pay itself, any items of additional master servicing compensation;

          (xiii) to pay the Special Servicer, any items of additional special servicing compensation;

          (xiv) to pay, any unpaid liquidation expenses incurred with respect to any mortgage loan or REO property;

          (xv) to pay, out of general collections on the mortgage loans and any REO properties, any servicing expenses that would, if advanced, be nonrecoverable servicing advances;

          (xvi) to pay, out of general collections on the mortgage loans and any REO properties, for certain costs and expenses incurred by the trust assets in connection with the realization upon a defaulted mortgage loan;

          (xvii) to pay itself, the Special Servicer, the REMIC Administrator, us, the Trustee, any fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO properties amounts payable to any person as provided in the Pooling and Servicing Agreement;

          (xvii) to pay, out of general collections on the mortgage loans and any REO properties, for the costs of certain opinions of counsel, the cost of recording the Pooling and Servicing Agreement, certain expenses incurred by the REMIC Administrator in connection with providing advice to the Special Servicer and any expense incurred by the Trustee in connection with obtaining information from The Depository Trust Company regarding any book-entry certificate;

          (xix) to pay itself, the Special Servicer, the Trustee, any fiscal agent, the REMIC Administrator or us, as the case may be, any other amount required to be paid to the particular party at the expense of the trust assets under the Pooling and Servicing Agreement;

          (xx) with respect to each mortgage loan purchased pursuant to or as contemplated by the Pooling and Servicing Agreement, to pay to the purchaser of the mortgage loan all amounts received on the mortgage loan subsequent to the date of purchase; and

          (xxi) to clear and terminate the collection account upon the termination of the Pooling and Servicing Agreement.

The Controlling Class Representative

         Election, Resignation and Removal. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than 50% of the total certificate principal balance of the controlling class will be entitled to select a representative having certain rights and powers described below or replace an existing controlling class representative.

         The Trustee will be required to promptly notify all the holders (and, in the case of certificates held in book-entry form, to the extent actually known to certain designated officers of the Trustee, all the beneficial owners) of certificates of the controlling class that they may select a controlling class representative upon:

          (i) the receipt by the Trustee of written requests for the selection of a controlling class representative from the holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than 50% of the total certificate principal balance of the controlling class;

          (ii) the resignation or removal of the person acting as controlling class representative; or

          (iii) a determination by the Trustee that the controlling class has changed.

          The notice will explain the process established by the Trustee in order to select a controlling class representative. The process may include the designation of the controlling class representative by any holder of certificates representing a majority interest in the controlling class by a writing delivered to the Trustee. The appointment of any person as a controlling class representative will not be effective until the person provides the Trustee with written confirmation of its acceptance of its appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of the person with whom the parties to the Pooling and Servicing Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         Controlling Class. As of any date of determination, the "controlling class" will be the most subordinate class of principal balance certificates then outstanding (the [Class A-1A and Class A-1B certificates] being treated as a single class for this purpose) that has at the date of determination, at a total certificate principal balance that is not less than [25%] of the class' total certificate principal balance as of the closing date; provided that, if no class of principal balance certificates has a total certificate principal balance that satisfies this requirement, then the "controlling class" will be the class of principal balance certificates with the largest total certificate principal balance outstanding at the date of determination.

          No actual reduction in the class principal balances of the total balance certificates will occur in connection with this allocation.

          Resignation and Removal of the Controlling Class Representative. The controlling class representative may at any time resign by giving written notice to the Trustee and to each holder (or, in the case of certificates held in book-entry form, each beneficial owner) of certificates of the controlling class. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than 50% of the total certificate principal balance of the controlling class will be entitled to remove any existing controlling class representative by giving written notice to the Trustee and to the existing controlling class representative.

          Certain Rights and Powers of the Controlling Class Representative. No later than __________days after a servicing transfer event for a specially serviced mortgage loan, the Special Servicer must deliver to the Trustee, each rating agency, the Master Servicer and the controlling class representative a report with respect to the mortgage loan and the related mortgaged property. The report should include the following information to the extent reasonably determinable:

          (i) a summary of the status of the specially serviced mortgage loan;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the servicing standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the specially serviced mortgage loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related mortgaged property;

          (iv) the appraised value of the related mortgaged property, together with the assumptions used in the calculation of the appraised value;

          (v) a summary of the Special Servicer's recommended action with respect to the specially serviced mortgage loan; and

          (vi) any other information as the Special Servicer considers relevant in light of the servicing standard.

          If the controlling class representative does not disapprove of the report in writing within ____ business days of receiving it, the Special Servicer will implement the recommended action outlined in its report. The Special Servicer may not take any action that is contrary to of applicable law or the terms of the applicable loan documents. If the controlling class representative disapproves of the report, the Special Servicer must revise it and deliver to the Trustee, the controlling class representative, the rating agencies and the Master Servicer a new report as soon as practicable, but in no event later than __________ after notice of the disapproval.

          The Special Servicer must revise its report as described above until the earliest of:

          o the failure of the controlling class representative to disapprove of the revised report in writing within ______ business days of receiving it;

          o a determination by the Special Servicer as described below; or

          o the passage of ___ days from the date of preparation of the first report.

          The Special Servicer may, from time to time, modify any report it has previously delivered and implement the new action in the revised report so long as the revised report has been prepared, reviewed and not rejected as described above. However, the Special Servicer may take any action described in a report before the expiration of the __________ business day period during which the controlling class representative may reject the report if the special servicer has reasonably determined that failure to take the relevant action would materially and adversely affect the interests of the certificateholders and it has made a reasonable effort to contact the controlling class representative.

         In addition, the Special Servicer may determine whether any affirmative disapproval of its report by the controlling class representative is not in the best interest of all the certificateholders. Upon making the determination referred to in the prior sentence, the Special Servicer must notify the Trustee of the determination and deliver to the Trustee a proposed notice to certificateholders which is to include a copy of the its report. The Trustee must promptly send the notice to all certificateholders. If the holders of certificates representing a majority of the voting rights fail, within __________ business days of the Trustee's sending the notice, to reject the report, the Special Servicer will implement the report. If the report is rejected by the holders of certificates representing a majority of the voting rights within the __________ business day period, the Special Servicer must revise its report as described above. The Trustee will be entitled to reimbursement from the trust for the reasonable expenses of providing the notices.

         The Special Servicer may not take any action inconsistent with its report that has been adopted as described above, unless the action would be required in order to act in accordance with the servicing standard.

         The controlling class representative may not direct the Special Servicer to act in any manner (and the Special Servicer is to ignore any direction) that would--

          o require or cause the Special Servicer to violate the terms of a specially serviced mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standard, or

          o result in the imposition of a "prohibited transaction" or "contributions" tax under the REMIC provisions on any of REMIC I, REMIC II and REMIC III, or

          o expose the Master Servicer, the Special Servicer, us, any mortgage loan seller, the trust, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or

          o materially expand the scope of the Trustee's, the Special Servicer's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

          The Special Servicer must provide the controlling class representative with all information regarding the specially serviced mortgage loan and REO properties in the Special Servicer's possession or reasonably available to it, as requested by the controlling class representative from time to time.

          Liability to borrowers. In general, any and all expenses of the controlling class representative are to be borne by the holders (or, if applicable, the beneficial owners) of the certificates of the controlling class, in proportion to their respective percentage interests in the class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower with respect to the Pooling and

Servicing Agreement or any particular mortgage loan, the controlling class representative is to immediately notify the Trustee, the Master Servicer and the Special Servicer. If (a) the Special Servicer or the trust are also named parties to the same action, and (b) in the sole judgment of the Special Servicer, (i) the controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the trust to be an adverse party in the action as regards the controlling class representative, then the Special Servicer on behalf of the trust will, subject to the discussion under "Description of the Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the prospectus, assume the defense of the claim against the controlling class representative.

          Liability to the trust and certificateholders. The controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class representative does not have any duties to the holders of any class of certificates other than the controlling class. It may act solely in the interests of the certificateholders of the controlling class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class representative for having acted solely in the interests of the certificateholders of the controlling class.

Replacement of the Special Servicer

          The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing more than 50% of the total certificate principal balance of the controlling class may terminate an existing Special Servicer and appoint a successor. Any appointment of a successor special servicer will be subject to, among other things, receipt by the Trustee of--

                  (i) written confirmation from each rating agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates, and

                  (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling and Servicing Agreement against the proposed Special Servicer.

           Subject to the foregoing, any holder (or, in the case of certificates held in book-entry form, any beneficial owner) of a certificate or any of their affiliates may be appointed as Special Servicer.

           If the termination of an existing Special Servicer is without cause, the reasonable "out-of-pocket" costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the holders (or, if applicable, the beneficial owners) of certificates of the controlling class that voted to remove the terminated Special Servicer, as the parties may agree. The terminated Special Servicer will be entitled to: payment out of the certificate account for all accrued and unpaid special servicing fees; and reimbursement by the successor Special Servicer for any outstanding servicing advances made by the terminated Special Servicer, together with interest. Upon reimbursement, any advance will be treated as if it were made by the successor Special Servicer.

Realization Upon Defaulted Mortgage Loans

          The Pooling and Servicing Agreement grants to the Master Servicer, the Special Servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust certain defaulted mortgage loans in the priority described below.

          If the Special Servicer has determined, in its reasonable, good faith judgment, that the sale of any defaulted mortgage loans under the circumstances described below is in accordance with the servicing standard, the Special Servicer must give prompt written notice of its determination to the Trustee and the Master Servicer. The Trustee will then be required, within __________ days after receipt of the notice, to provide a similar notice to all holders of certificates of the controlling class. Any single holder or group of holders of certificates evidencing a majority interest in the controlling class may (at its or their option) purchase from the trust, at a cash price equal to the applicable purchase price, any defaulted mortgage loan. If the certificateholders have not purchased the defaulted mortgage loan within __________ of their having received the relevant notice, either the Special Servicer or the Master Servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at a cash price equal to the applicable purchase price. Each of the Master Servicer and the Special Servicer may designate an affiliate to effect the purchase.

          The Special Servicer may offer to sell any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the Special Servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the certificateholders (as a collective whole) subject to the discussion under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative", above. Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling and Servicing Agreement) for the mortgage loan.

          The Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the servicing standard, that rejection of the highest cash bid would be in the best interests of the certificateholders (as a collective whole). Furthermore, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the servicing standard, that acceptance of the bid would be in the best interests of the certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

          Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO property.

          In connection with the sale of any defaulted mortgage loan, the Special Servicer may charge prospective bidders, and retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the certificate account.

          If a defaulted mortgage loan is neither sold as described above nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents" above, the Special Servicer is to proceed with respect to the defaulted mortgage loan in accordance with the following.

          In the event that a default on a mortgage loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, is permitted to, in addition to the actions described above, take any of the following actions:

          o         to institute foreclosure proceedings;

          o to exercise any power of sale contained in the related mortgage;

          o         to obtain a deed in lieu of foreclosure; or

          o to otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

          The Special Servicer may not, except as described below, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the Trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of certain federal environmental laws. The Special Servicer may acquire title to any mortgaged property, appoint a receiver of rents or take any other action if the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust) and either:

                   (i) the report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
          (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                   (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking the actions necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

          If a trust fund as to which the REMIC administrator made a REMIC election acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, has to sell the mortgaged property prior to the close of the third taxable year following the taxable year in which the trust fund acquires the mortgaged property, unless--

          o the IRS grants an extension of time to sell such property, or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund, or any designated portion thereof, to fail to qualify as a REMIC under the U.S. tax code.

          Subject to tax-related limitations, the special servicer generally must sell any mortgaged property acquired on the same terms and conditions it would if it were the owner. If a trust fund as to which the REMIC administrator made a REMIC election acquires title to any mortgaged property, the special servicer must ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the U.S. tax code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the mortgaged property as required under the Pooling and Servicing Agreement. The special servicer may be authorized to allow the trust fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds on the certificates.

          If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan (including interest accrued on and reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with the defaulted mortgage loan), then, to the extent that the shortfall is not covered by any credit support, the trust will realize a loss in the amount of the shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, for any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on the servicing expenses and advances.

          If any mortgaged property suffers sufficient damage that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect the restoration unless it determines--

          o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses; and

          o that the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds and/or amounts drawn on any instrument or fund constituting credit support.

REO Properties

         If title to any mortgaged property is acquired by the Special Servicer on behalf of the trust assets, the Special Servicer will be required to sell the mortgaged property not later than the end of the third calendar year following the year of acquisition, unless--

          o         the IRS grants an extension of time to sell the property, or

          o the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the Indenture to fail to qualify as a REMIC under the U.S. tax code.

          Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any REO property in a manner that will be reasonably likely to realize a fair price for the property. The Special Servicer may retain an independent contractor to operate and manage any REO property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO property. Regardless of whether the Special Servicer applies for or is granted the accordance with the servicing standard to liquidate an REO property or a timely basis. If an extension is granted or opinion given, the Special Servicer must sell the REO property within the period specified in the extension or opinion.

          In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the trust assets will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that:

          (i) maintains its status as "foreclosure property" under the REMIC Provisions (as defined in the prospectus),

          (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the trust's net after-tax proceeds from the property, and

          (iii) is in accordance with the servicing standard and the Pooling and Servicing Agreement.

After the Special Servicer reviews the operation of the relevant property and consults with the Trustee (or any person appointed by the Trustee to act as REMIC Administrator) to determine the trust asset's federal income tax reporting position with respect to the income it is anticipated that the trust assets would derive from the property, the Special Servicer could determine (particularly in the case of an REO Property that is a hotel or residential health-care facility) that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4)(B) of the U.S. tax code, or a tax on

"prohibited transactions" under Section 860F of the U.S. tax code. To the extent that income the trust receives from an REO property is subject to--

                   o a tax on "net income from foreclosure property", this income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%),

                   o         a tax on "prohibited transactions", or

                   o this income would be subject to federal tax at a 100% rate.

          The determination as to whether income from an REO property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any tax imposed on the trust's income from an REO property would reduce the amount available for payment to certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the collection account.

          The Special Servicer will be required to segregate and hold all funds collected and received in connection with any REO property separate and apart from its own funds and general assets. If an REO property is acquired, the Special Servicer will be required to establish and maintain one or more accounts (collectively, the "REO account'), to be held on behalf of the Trustee in trust for the benefit of the certificateholders, for the retention of revenues and other proceeds derived from each REO property. The Special Servicer will be required to deposit, or cause to be deposited, in this REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received in respect of an REO property. The funds held in this REO account may be held as cash or invested in permitted investments. Any interest or other income earned on funds in the account will be payable to the Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

          The Special Servicer will be required to withdraw from the REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO property, but only to the extent of amounts on deposit in the account relating to that particular REO property. Promptly following the end of each collection period, the Special Servicer will be required to withdraw from the REO account and deposit, or deliver to the Master Servicer for deposit, into the collection account the total of all amounts received in respect of each REO property during the collection period, net of (i) any withdrawals made out of these amounts as described in the preceding sentence and (ii) any portion of these amounts that may be retained as reserves as described in the next sentence. The Special Servicer may, subject to certain limitations described in the Pooling and Servicing Agreement, retain in the account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related

REO property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses).

          The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO account.

Inspections; Collection of Operating Information

          The Special Servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related mortgaged property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan. Beginning in __________, the Master Servicer also will be required, at its own expense, to inspect or cause an inspection of each mortgaged property at least once per calendar year (or, in the case of each mortgage loan with an unpaid principal balance of under __________, once every two years), if the Special Servicer has not already undertaken an inspection in that period as described in the preceding sentence. The Master Servicer and the Special Servicer will each be required to prepare a written report of each inspection performed by it that generally describes the condition of the mortgaged property and that specifies
(i) any sale, transfer or abandonment of the property of which the Master Servicer or the Special Servicer, as applicable, is aware or (ii) any change in the property's condition, occupancy or value that the Master Servicer or the Special Servicer, as applicable, considers to be material.

          The Special Servicer, in the case of each specially serviced mortgage loan, and the Master Servicer, in the case of each performing mortgage loan, will each be required to use reasonable efforts to collect from the related borrower and review the following items (to the extent that they are required to be delivered pursuant to the related loan documents):

          (i) the annual operating statements, budgets and rent rolls of the related mortgaged property; and

          (ii)        the financial statements of the borrower.

          The Special Servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling delivery.

Maintenance of Insurance

          The Pooling and Servicing Agreement will require the Master Servicer (with respect to mortgage loans other than specially serviced mortgaged loans) and the Special Servicer (with respect to specially serviced mortgage loans) to use reasonable efforts, consistent with the servicing standard, to cause to be maintained for each mortgaged property all insurance coverage as is required under the related mortgage. The Pooling and Servicing Agreement will further provide that--

          o if and to the extent that any mortgage permits its holder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the Master Servicer or the Special Servicer, as the case may be, must exercise the discretion in a manner consistent with the servicing standard; and

         o if permitted under the mortgage, the Master Servicer or the Special Servicer, as the case may be, must use reasonable efforts to cause the related borrower to obtain the required insurance coverage from insurance companies or security or bonding companies qualified to write the related insurance policy in the relevant jurisdiction ("qualified insurers") that have a "claims paying ability" or "financial strength" rating meeting the requirements of the Pooling and Servicing Agreement.

[The controlling class representative may request that earthquake insurance be secured for one or more mortgaged properties at its expense, to the extent earthquake insurance may reasonably be obtained.]

         The Special Servicer will be required, consistent with the servicing standard, to cause to be maintained for each REO property no less insurance coverage than was previously required of the applicable borrower under the related mortgage.

         If either the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the mortgage loans and/or REO properties that it is required to service and administer, then, to the extent the policy:

         (i) is obtained from a qualified insurer having a "claims-paying ability" or "financial strength" rating that meets (or the obligations of which are guaranteed by an entity having these ratings that meets) the requirements of the Pooling and Servicing Agreement , and

         (ii) provides protection equivalent to the individual policies otherwise required,

         (iii) the Master Servicer or the Special Servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO properties. The blanket policy may contain a customary deductible clause.
                     However, if there has not been maintained on the related mortgaged property or REO property an individual hazard insurance policy complying with the requirements described in the preceding two paragraphs, and there occur one or more losses that would have been covered by an individual policy, then the Master Servicer or Special Servicer, as appropriate, must promptly deposit into the collection account from its own funds the amount of the losses that would have been covered by an individual policy but are not covered under the blanket policy because of a deductible clause.

[Certain Matters Regarding the Issuer, the Master Servicer and the Special Servicer

          Any entity serving as Master Servicer or Special Servicer under the Pooling and Servicing Agreement may have other normal business relationships with us or our affiliates. The Pooling and Servicing Agreement will permit each of the Master Servicer and the Special Servicer to resign from its obligations under the agreement upon a determination that its obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Unless otherwise required by applicable law, no resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each also have the right to resign at any other time provided that--

          (i)         a willing successor has been found,

          (ii) each of the rating agencies confirms in writing that the successor's appointment will not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any class of certificates,

          (iii) the resigning party pays all costs and expenses in connection with the transfer, and

          (iv) the successor accepts appointment prior to the effectiveness of the resignation.

          The Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement, unless their long-term debt obligations satisfy the ratings criteria specified in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement will provide that we are not and none of the Master Servicer or the Special Servicer will be under any liability to the trust, the Trustee, or the certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment, except that no entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Pooling and Servicing Agreement will further provide that the Issuer, the Master Servicer, the Special Servicer and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust against any loss, liability or reasonable expense incurred in connection with the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense --

          (i) that satisfies the criteria of a servicing advance (and which will be reimbursable out of related proceeds);

          (ii)        that constitutes allocable overhead;

          (iii) that, under generally accepted servicing practices in the commercial real estate loan servicing industry, constitutes a normal and customary servicing expense with respect to non-defaulted mortgage loans;

          (iv) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement;

          (iii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling and Servicing Agreement; or

          (iv) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement will provide that we are not and none of the Master Servicer or the Special Servicer will be under an obligation to appear in, prosecute or defend any legal action unless (a) the action is related to its respective responsibilities under the Pooling and Servicing Agreement and (b) either (i) it is specifically required to bear the expense of the action or (ii) the action will not, in its opinion, involve it in any ultimate expense or liability for which it would not be reimbursed under the Pooling and Servicing Agreement. However, we will as well as each of the Master Servicer and the Special Servicer, be permitted, in the exercise of our discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the certificateholders. In this event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the trust, and us, the Master Servicer or the Special Servicer, as the case may be, will be entitled to charge the collection account for that amount.]

          [Any person into which we, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which we are a party or the Master Servicer or the Special Servicer is a party, or any person succeeding to the business (which may, in the case of the Master Servicer or Special Servicer, be limited to the commercial loan servicing business) of us, the Master Servicer or the Special Servicer, will be the successor of us, the Master Servicer or the Special Servicer, as the case may be, under the indenture and the Pooling and Servicing Agreement, as applicable; except that no successor or surviving person will succeed to the rights of the Master Servicer or the Special Servicer unless, among other things, the succession will not result in any qualification, downgrade or withdrawal of the rating then assigned by any rating agency to any class of certificates (as confirmed in writing).]

Events of Default

          The "events of default" under the Pooling and Servicing Agreement will include each of the following events, circumstances and conditions (and may include others):

          o any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the collection account or REO property account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

          o any failure by the Master Servicer to remit the Trustee for deposit in the distribution account any amount required to be so remitted, which continues unremedied for the time specified in the Pooling and Servicing Agreement;

          o any failure by the Master Servicer or the Special Servicer to timely make any servicing advance required to be made by it under the Pooling and Servicing Agreement, which advance remains unmade for a period o three business days following the date on which the notice has been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee;

          o any failure by the Master Servicer or the Special Servicer to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice of the failure, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or to the Master Servicer or the Special Servicer, as the case may be, by certificateholders entitled to not less than 25% of the voting rights;

         o any breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of certificateholders and that continues unremedied for 60 days after written notice of the breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, by certificateholders entitled to not less than 25% of the voting rights;

         o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt marshalling of assets and liabilities or similar proceedings shall have been entered against the Master Servicer or the Special Servicer and the decree or order remains in force for a period of 60 days;

         o the Master Servicer or Special Servicer shall consent to the appoint of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         o the Master Servicer or Special Servicer shall admit in writing its inability to pay its debts or take certain other actions indicating its insolvency or inability to pay its obligations;

         o one or more ratings assigned by any rating agency to the certificates has been qualified, downgraded or withdrawn which the rating agency has determined solely a result of the Master Servicer or Special Servicer, as the case may be, acting in that capacity; and

         o the receipt by the Trustee of notice from any rating agency to the effect that the Master Servicer or the Special Servicer, as the case may be, fails to maintain a certain rating or is no longer "approved" by the rating agency to act in that capacity for pools or mortgage loans similar to the mortgage loans with ratings similar to that of the certificates and the failure to be so rated or "approved" continues unremedied for 30 days.

          When a single entity acts as Master Servicer and Special Servicer, an event of default in one capacity will constitute an event of default in the other capacity.

Rights Upon Event of Default

          If an event of default described above under "--Events of Default" occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the voting rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party under the Pooling and Servicing Agreement and in and to the trust assets other than any rights the Master Servicer or Special Servicer as the case may be, may have as a certificateholder. Upon any termination, subject to the right of the controlling class certificateholders described in the following paragraph, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. If the Trustee is unwilling to so act, it may (or, at the written request of certificateholders entitled to a majority of the voting rights, or if the Trustee is unable, or is not approved by each rating agency, to act as a master servicer or special servicer, as the case may be, the Trustee will be required to) appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer. The appointment of a successor Special Servicer by the Trustee is subject to the rights of the holders of certificates evidencing a majority interest in the controlling class to designate a successor Special Servicer.

          Certificateholders entitled to at least 662/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, any event of default described in clauses 1, 2, 9 and 10 under "--Events of Default" above may only be waived by all of the certificateholders of the affected classes. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Sale of Master Servicing Rights

          If the Master Servicer is terminated as a result of certain events of default, then subject to certain conditions, the Trustee will solicit bids for the Master Servicer's servicing rights under the Pooling and Servicing Agreement and will deliver the net proceeds of any resulting sale to the Master Servicer. An attempted sale is to occur during the [30-day period] following termination, during which [30-day period] the Trustee will act as successor Master Servicer. See "--Events of Default" and "--Rights Upon Event of Default" in the prospectus supplement.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

General

          The certificates will be issued, on or about the closing date, pursuant to the Pooling and Servicing Agreement. They will represent the entire beneficial ownership interest in the trust assets. The trust assets will include:

          o         the mortgage loans;

          o any and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal, interest and other amounts due on those payments and proceeds on or before the cut-off date or, in the case of a replacement mortgage loan, on or before the related date of substitution);

          o         the mortgage files for the mortgage loans;

          o         any REO properties;

          o the funds or assets as from time to time are deposited in the certificate account (see "Description of the Pooling and Servicing Agreements--Certificate Account" in the prospectus) or the interest reserve account; and

          o certain rights incidental to the representations and warranties made by ________ and ________ as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" in this prospectus supplement.

          The certificates will include __________ separate classes, __________ of which are classes of offered certificates and __________ of which are classes of private certificates. The tables below describe the class designation, the approximate initial total certificate principal balance or certificate notional amount and the initial pass-through rate for each class of certificates.

                       The Offered Certificates

                                                   Initial
                                                   Aggregate
                                               Principal Balance
                                                       or                    Approx. % of                 Initial
Class Designation                              Notional Amount(1)        initial pool balance      Pass-Through Rate(3)
-----------------                              ------------------        --------------------      --------------------
Class S                                               $  (2)                      N/A                        %
Class A-1A                                                $                        %                         %
Class A-1B                                                $                        %                         %
Class A-2                                                 $                        %                         %
Class A-3                                                 $                        %                         %
Class A-4                                                 $                        %                         %
Class B-1                                                 $                        %                         %
Class B-2                                                 $                        %                         %

---------------

(1) The actual initial total certificate principal balance or certificate notional amount of any class of offered certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial pool balance. The actual size of the initial pool balance may be as much as __________% larger or smaller than the amount presented in this prospectus supplement.

(2) Total certificate notional amount. The [Class S certificates] will not have certificate principal balances.

(3) The pass-through rates for the [Class A-1A, Class A-1B and Class A-2 certificates] will be fixed. The pass-through rate for each other class of offered certificates will be variable or otherwise subject to change and will be calculated pursuant to a formula described under "--Distributions--Calculation of Pass-Through Rates" below.


                                          The Private Certificates

                                      Initial
                                     Aggregate                  Approx. % of
Class Designation               Principal Balance(1)         Initial Pool Balance         Pass-Through Rate
-----------------               --------------------         --------------------         -----------------
[Class B-3                                 $                           %                          %
 Class B-4                                 $                           %                          %
 Class B-5                                 $                           %                          %
 Class B-6                                 $                           %                          %
 Class B-7                                 $                           %                          %
 Class B-8                                 $                           %                          %
 Class C                                   $                           %                          %
 Class D-1                              N/A(2)                       N/A(2)                     N/A(2)
 Class D-2                              N/A(2)                       N/A(2)                     N/A(2)
 Class R-I                              N/A(2)                       N/A(2)                     N/A(2)
 Class R-II                             N/A(2)                       N/A(2)                     N/A(2)
 Class R-III]                           N/A(2)                       N/A(2)                     N/A(2)

---------------

(1) The initial total certificate principal balance of any class of private certificates may be as much as ____% larger or smaller than the total principal balance shown above.

(2) The [Class D-1, Class D-2, Class R-I, Class R-II and Class R-III certificates] do not have certificate principal balances, certificate notional amounts or pass-through rates.

         The "certificate principal balance" of any principal balance certificate will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments (or advances in lieu thereof) and other collections on the assets of the trust. The total certificate principal balance of an entire class of principal balance certificates is referred to in this prospectus supplement as the "class principal balance" of the class. On each distribution date, the class principal balance of each class of principal balance certificates will be permanently reduced by any distributions of principal actually made with respect to that class of certificates on the distribution date. On any particular distribution date, the class principal balance of a class of principal balance certificates may also be permanently reduced, as and to the extent described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with realized losses and additional trust asset expenses.

         The [Class S certificates] will not have certificate principal balances. The holders of the [Class S certificates] will not be entitled to receive distributions of principal. The "certificate notional amount" of any [Class S certificate] will represent the principal amount on which interest will accrue in respect of the certificate from time to time.

         The notional amount of all [Class S certificates] will equal the total of the class principal balances of the respective classes of principal balance certificates outstanding from time to time. Each class principal balance will constitute a separate component of the notional amount of all [Class S certificates] (the component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical class designation for the related class of principal balance certificates (e.g., the class principal balance of the [Class A-1A certificates] outstanding from time to time will constitute [component A-1A] of the notional amount of the [Class S certificates])).

         For purposes of determining the certificate principal balance or certificate notional amount of any of your certificates from time to time, you can multiply the original certificate principal balance or certificate notional amount of the certificate as of the closing date, by the then applicable certificate factor for the relevant class. The "certificate factor" for any class of offered certificates, as of any date of determination, will be a fraction (expressed as a percentage), the numerator of which will be the outstanding class principal balance or class notional amount, as applicable, of the class as of the date of determination, and the denominator of which will be the original class principal balance or class notional amount, as applicable, of the class as of the closing date. Certificate factors will be reported monthly in the Trustee's report.

         A class of offered certificates will be considered to be outstanding until its class principal balance or class notional amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior holders of a retired class of principal balance certificates may thereafter be entitled to certain payments in reimbursement of any reductions made in the class principal balance, if any, of the class of certificates, as described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" in this prospectus supplement, in connection with realized losses and additional trust expenses.

         As described under "Federal Income Tax Consequences" in this prospectus supplement, the [Class R-I, Class R-II and Class R-III certificates] will constitute REMIC residual interests. The principal balance certificates and the [Class S certificates] will evidence REMIC regular interests. The [Class D-1 and Class D-2 certificates] will evidence undivided interests in the grantor trusts.

         We are only offering the offered certificates pursuant to this prospectus supplement and the accompanying prospectus. The private certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this prospectus supplement contains information regarding the terms of the private certificates, we have provided this information because of its potential relevance to you as a prospective purchaser of offered certificates.

Registration and Denominations

         The offered certificates will be issued in book-entry form in original denominations of:

         o in the case of the [Class S certificates], $10,000 initial certificate notional amount and in any whole dollar denomination in excess of $10,000;

         o in the case of the [Class A-1A and Class A-1B certificates], $10,000 initial certificate principal balance and in any whole dollar denomination in excess of $10,000; and

         o in the case of the other offered certificates, $100,000 initial certificate principal balance and in any whole dollar denomination in excess of $100,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company.

Delivery, Form and Denomination

         The offered certificates will initially be represented by one or more global certificates for each class registered in the name of the nominee of The Depository Trust Company, Cede & Co. You will not be entitled to receive a certificate issued in fully registered, certificated form representing your interest in these classes, except under the limited circumstances described in the prospectus under "Description of the certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued, all references to actions by holders of the offered certificates will refer to actions taken by The Depository Trust Company upon instructions received from beneficial owners of offered certificates through its participating organizations and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of offered certificates will refer to payments, notices, reports and statements to The Depository Trust Company or Cede & Co., as the registered holder of the offered certificates, for distribution to beneficial owners of offered certificates through its participating organizations in accordance with The Depository Trust Company's procedures.

         You will hold your certificates through The Depository Trust Company if you are a participating organization of this system, or indirectly through organizations that are participants in the systems. The Depository Trust Company is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participating organizations through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participating organizations include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participating organization, either directly or indirectly.

         Transfers between participating organizations will occur in accordance with The Depository Trust Company's rules.

         The beneficial owners of offered certificates that are not participating organizations but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through participating organizations and indirect participants. In addition, holders of offered certificates will receive all distributions of principal and interest from the Trustee through the participating organizations who in turn will receive them from The Depository Trust Company. Similarly, reports distributed to certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through The Depository Trust Company and its participating organizations. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for The Depository Trust Company. The Depository Trust Company will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect participants organizations or holders of offered certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participating organizations and indirect participants with which the beneficial owners of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of

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offered certificates. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the rules provide a mechanism that participating organizations will receive payments on offered certificates and will be able to transfer their interest.

         Because The Depository Trust Company can only act on behalf of participating organizations, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of offered certificates to pledge the certificates to persons or entities that do not participate in The Depository Trust Company system, or to otherwise act with respect to the certificates, may be limited due to the lack of a physical certificate for the certificates.

         The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing Agreement only at that direction of one or more participating organizations to whose accounts with The Depository Trust Company the offered certificates are credited. The Depository Trust Company may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participating organizations whose holdings include undivided interests.

         The Trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent definitive certificates are issued in respect of the offered certificates, the registration of transfers and exchanges of the offered certificates.

Seniority

         The following chart sets forth the relative seniority of the respective classes of certificates for purposes of--

         o making distributions of interest and, if and when applicable, distributions of principal, and

         o allocating realized losses and additional trust assets expenses.

         Each identified class of certificates will, for the above-specified purposes, be subordinate to each other class of certificates, if any, listed above it in the following chart.

                            Expanded Seniority Chart

      Most Senior    [Class A-1A, Class A-1B and Class S]    Most Senior

                                        |

                                   [Class A-2]

                                        |

                                   [Class A-3]

                                        |

                                   [Class A-4]

                                        |

                                   [Class B-1]

                                        |

                                   [Class B-2]

                                        |

                                   [Class B-3]

                                        |

                                   [Class B-4]

                                        |

                                   [Class B-5]

                                        |

                                   [Class B-6]

                                        |

                                   [Class B-7]

                                        |

                                   [Class B-8]

                                        |

                                    [Class C]

                                        |

Most Subordinate    Classes of REMIC Residual certificates    Most Subordinate


         The only form of credit support for any class of offered certificates will be the above-referenced subordination of the other classes of certificates listed below it in the chart, including all of the private certificates (other than the [Class D certificates]). The REMIC residual certificates do not have any material economic value and do not constitute true credit support.

         Holders of [Class D-1 certificates] will be entitled only to those amounts, if any, applied as additional interest in respect of the ___________ mortgage loans that have anticipated repayment dates; and the holders of Class D-2 certificates] will be entitled only to those amounts, if any, applied as additional interest in respect of the _________ mortgage loans that have anticipated repayment dates. Accordingly, the [Class D certificates] are not necessarily senior or subordinate to any other class of certificates (except to the extent that amounts received on any particular mortgage loans with an anticipated repayment date are applied first to pay amounts other than additional interest).]

Certain Relevant Characteristics of the Mortgage Loans

         The following characteristics of the mortgage loans are, in addition to those described elsewhere in this prospectus supplement, relevant to the following discussions in this "Description of the Offered Certificates" section:

         Mortgage Pass-Through Rate. The "mortgage pass-through rate" in respect of any mortgage loan for any distribution date will, in general, equal--

         o in the case of each 30/360 mortgage loan, an annual rate equal to (a) the mortgage rate for the mortgage loan as of the cut-off date, minus (b) __________% per annum, and

         o in the case of each Actual/360 mortgage loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is twelve (12) times the total amount of interest accrued (or, in the event of prepayments or liquidations, that would have accrued) in respect of the mortgage loan during the calendar month immediately preceding the month in which the distribution date occurs, and the denominator of which is the stated principal balance of the mortgage loan immediately prior to the distribution date, minus (b) __________% per annum; provided that the numerator of the fraction described in clause (a) above will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any interest reserve amount transferred from the certificate account to the interest reserve account in respect of the mortgage loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the interest reserve amounts to be transferred from the interest reserve account to the certificate account in respect of the mortgage loans in the following calendar month. See "--Distributions--Interest Reserve Account" below.

         The mortgage pass-through rate for each mortgage loan will be unaffected by any change in the mortgage rate for the mortgage loans, including in connection with any bankruptcy or insolvency of the related borrower or any modification of the mortgage loan agreed to by the Master Servicer or the Special Servicer.

         Stated Principal Balance. The "stated principal balance" of each mortgage loan will initially equal its cut-off date balance (or, in the case of a replacement mortgage loan, the unpaid principal balance as of the related date of substitution, after application of all payments of principal due on the replacement mortgage loan on or before that date, whether or not received) and will permanently be reduced on each subsequent distribution date (to not less than zero) by--

         o that portion, if any, of the principal distribution amount for the distribution date that is attributable to the mortgage loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

         o the principal portion of any realized loss incurred in respect of the mortgage loan during the related collection period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

         However, the stated principal balance of a mortgage loan will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO property have been received.

Distributions

         General. The Trustee will, in general, and subject to available funds, make all distributions required to be made on the certificates on each distribution date to the certificateholders of record as of the close of business on the related record date. The final distribution of principal and/or interest on any REMIC regular certificate will be made only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

         A certificateholder must provide the Trustee with written wiring instructions no less than __________ business days prior to the related record date in order to receive its distributions by wire transfer. Otherwise, the certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your certificates, and you will receive distributions on your certificates through The Depository Trust Company and participating organizations until definitive certificates are issued. See "--Registration and Denominations" above.

         The Available Distribution Amount. The total amount available to make distributions of interest and principal on the certificates on each distribution date is referred to in this prospectus supplement as the "available distribution amount". The available distribution amount for any distribution date will include--

         (1) all payments and other collections on the mortgage loans and any REO properties that are on deposit in the certificate account (see "Description of the Pooling and Servicing Agreements--Certificate Account" in the prospectus) as of the close of business on the related determination date, exclusive of any portion thereof that represents one or more of the following:

                  o scheduled payments of principal and/or interest due on a due date subsequent to the end of the related collection period;

                  o prepayment premiums, yield maintenance charges and additional interest (which are separately distributable on the certificates as described below in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the certificateholders, including
                           (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including the

                           Trustee's fees, servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, default interest and late payment charges), (ii) amounts payable in reimbursement of outstanding advances, together with interest thereon, and (iii) amounts payable in respect of other expenses of the trust;

                  o if the distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts that are to be transferred with respect to the Actual/360 mortgage loans from the certificate account to the interest reserve account during the month and held for future distribution; and

                  o amounts deposited in the certificate account in error;

         (2) any advances of principal and/or interest and compensating interest payments made with respect to the distribution date; and

         (3) if the distribution date occurs during March of any year, the interest reserve amounts that are to be transferred with respect to the Actual/360 mortgage loans from the interest reserve account to the certificate account during the month.

         See "--Interest Reserve Account" and "--Allocations of Losses and Certain Other Shortfalls and Expenses" below and "Description of the Pooling and Servicing Agreements--Certificate Account" in the prospectus.

         Interest Reserve Account. The Trustee will establish and maintain an "interest reserve account" in its name for the benefit of the certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2000, the Trustee will, on or before the distribution date in the month, withdraw from those accounts constituting part of the certificate account that are maintained by it and deposit in the interest reserve account the interest reserve amount with respect to each Actual/360 mortgage loan for which the scheduled payment of principal and/or interest due in the month was either received or advanced. The "interest reserve amount" will, in general, equal one day's interest accrued at the related mortgage rate on the stated principal balance of the actual/360 mortgage loan outstanding immediately following the distribution date in the preceding calendar month. During March of each calendar year, beginning in 2000, the Trustee will, on or before the distribution date in the month, withdraw from the interest reserve account and deposit in those accounts constituting part of the certificate account maintained by it any and all interest reserve amounts with respect to the Actual/360 mortgage loans then on deposit in the interest reserve account. All interest reserve amounts that are so transferred from the interest reserve account to the certificate account will be included in the available distribution amount for the distribution date during the month of transfer.

         Calculation of Interest. Each class of REMIC Regular certificates will bear interest and the interest to accrue during each interest accrual period based upon--

         o The pass-through rate for the class for the related distribution date.

         o The class principal balance or class notional amount, as the case may be, of the class outstanding immediately prior to the related distribution date.

         o The assumption that each year consists of twelve 30-day months.

         The total amount of interest accrued from time to time with respect to each class of REMIC regular certificates is referred to in this prospectus supplement as "accrued certificate interest". However, less than the full amount of accrued certificate interest in respect of any class of REMIC regular certificates for any interest accrual period may be distributable thereon as a result of the allocation of any net aggregate prepayment interest shortfall for the related distribution date.

         The portion of the accrued certificate interest that is actually distributable on any class of REMIC regular certificates for any interest accrual period is referred to in this prospectus supplement as the "distributable certificate interest" for the class. The distributable certificate interest in respect of any class of REMIC regular certificates for any interest accrual period will equal the accrued certificate interest in respect of the class for the interest accrual period, reduced (to not less than zero) by any portion of the net aggregate prepayment interest shortfall for the related distribution date that has been allocated to the class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

         Calculation of Pass-Through Rates. [The pass-through rates for the [Class A-1A, Class A-1B and Class A-2 certificates] will be fixed at __________%, __________% and __________% per annum. The pass-through rate for the [Class A-3 certificates] for any distribution date will equal the lesser of __________% per annum and the weighted average pass-through rate for the distribution date. The pass-through rates for the [Class ___ and ____ certificates] for any distribution date will, equal the weighted average pass-through rate for the distribution date.]

         [The pass-through rate applicable to the [Class S certificates for each distribution date will equal the weighted average of the then applicable [Class S strip rates] for the respective components of the class notional amount of the [Class S certificates] (weighted on the basis of the relative sizes of the components immediately prior to the distribution date). The "[Class S strip rate]" in respect of any component of the class notional amount of the [Class S certificates] for any distribution date will equal the excess, if any, of (i) the weighted average pass-through rate for the distribution date, over (ii) the pass-through rate then applicable to the class of principal balance certificates whose class principal balance constitutes the component. The [Class S strip rates] for [components __________] of the class notional amount of the [Class S certificates] will at all times with respect to both the components be __________% per annum.]

         [The pass-through rates for the [Class B-3, Class B-4 and Class B-5 certificates] will be fixed at ____% per annum. The pass-through rates for the [Class B-6, Class B-8 and Class C certificates] will be fixed at ____% per annum.]

         [The [Class D certificates] and the REMIC residual certificates will not have pass-through rates.]

         The "weighted average mortgage pass-through rate" for each distribution date will, in general, equal the weighted average of the pass-through rates in effect for all the mortgage loans for the distribution date (weighted on the basis of the mortgage loans' respective stated principal balances immediately prior to the distribution date).

         Calculation of the Principal Distribution Amount. The "principal distribution amount" for any distribution date represents the maximum amount of principal distributable in respect of the principal balance certificates for the distribution date. The principal distribution amount for any distribution date will, in general, equal the total (without duplication) of the following:

                  (a) all payments of principal (other than voluntary principal prepayments) received on the mortgage loans during the related collection period, in each case net of any portion of the particular payment that represents a late collection of principal for which an advance of principal and/or interest was previously made for a prior distribution date or that represents the principal portion of a scheduled payment of principal and/or interest due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

                  (b) the principal portions of all scheduled payments of principal and/or interest due in respect of the mortgage loans for their respective due dates occurring during the related collection period, that were received prior to the related collection period;

                  (c) all voluntary principal prepayments received on the mortgage loans during the related collection period;

                  (d) all other collections (including liquidation proceeds, condemnation proceeds and insurance proceeds) that were received on or in respect of the mortgage loans during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal and/or interest was previously made for a prior distribution date; and

                  (e) the principal portions of all advances of principal and/or interest made in respect of the mortgage loans for the distribution date.

         Priority of Payments.

         General. Distributions of interest and principal are to be made to the holders of the various classes of REMIC regular certificates sequentially based on their relative seniority as depicted in the expanded seniority chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the [Class ___ certificates] prior to making distributions in respect of any other class of REMIC regular certificates.

         Distributions of Interest and Principal on the Senior Certificates. On each distribution date, the Trustee will apply the available distribution amount for the date for the following purposes and in the following order of priority:

                  (1) to pay interest to the holders of the respective classes of senior certificates, up to an amount equal to, and proportional as among the classes in accordance with, all unpaid distributable certificate interest accrued in respect of each class of certificates through the end of the related interest accrual period,

                  (2) to pay principal to the holders of the [Class A-1A and Class A-1B certificates] (allocable between the [two] classes of certificateholders as described below), up to an amount equal to the lesser of (a) the total of the then outstanding class principal balances of the Class A-1A and Class A-1B certificates and (b) the principal distribution amount for the distribution date, and

                  (3) if applicable, to reimburse the holders of the [Class A-1A and Class A-1B certificates], up to an amount equal to, and proportional as between the [two] classes of certificateholders in accordance with, the total of all unreimbursed reductions, if any, made to the class principal balance of each of the Class A-1A and Class A-1B certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust asset expenses.

         In general, all distributions of principal on the [Class A-1A and Class A-1B certificates] on any distribution date will be distributable, first, to the holders of the [Class A-1A certificates], until the class principal balance of the [Class A-1A certificates] is reduced to zero, and following that, to the holders of the [Class A-1A and Class A-1B certificates]. However, if (1) the total certificate principal balance of the [Class A-1A and Class A-1B certificates] outstanding immediately prior to any distribution date equals or exceeds (2) the sum of (a) the total stated principal balance of the mortgage pool expected to be outstanding immediately following the distribution date, plus (b) the lesser of (i) the principal distribution amount for the distribution date and (ii) the portion of the available distribution amount for the distribution date that will remain after all required distributions of interest on the senior certificates have been made, then (assuming the [Class A-1A certificates] still remain outstanding) all distributions of principal in respect of the [Class A-1A and Class A-1B certificates] on the distribution date and on each distribution date thereafter will be made on a proportional basis in accordance with the respective class principal balances of the certificates. Similarly, all distributions of principal, if any, in respect of the [Class A-1A and Class A-1B certificates] on the final distribution date in connection with a termination of the trust (see "--Termination" below) will be made on the same proportional basis.

         All certificates, other than the senior certificates, collectively constitute the "subordinate certificates". The portion, if any, of the available distribution amount for any distribution date that remains after the foregoing distributions on the senior certificates is referred to in this prospectus supplement as the "subordinate available distribution amount". The subordinate available distribution amount for each distribution date will be applied to make distributions on the subordinate certificates as described below.

         [Distributions of Interest and Principal on the Subordinate Certificates. On each distribution date, the Trustee will apply the subordinate available distribution amount for the date for the following purposes and in the following order of priority:

                  (1) to pay interest to the holders of the [Class A-2 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class A-2 certificates through the end of the related interest accrual period;

                  (2) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class A-2 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class A-2 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (3) if applicable, to reimburse the holders of the [Class A-2 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class A-2 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (4) to pay interest to the holders of the [Class A-3 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class A-3 certificates through the end of the related interest accrual period;

                  (5) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class A-3 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class A-3 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (6) if applicable, to reimburse the holders of the [Class A-3 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class A-3 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (7) to pay interest to the holders of the [Class A-4 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class A-4 certificates through the end of the related interest accrual period;

                  (8) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class A-4 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class A-4 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (9) if applicable, to reimburse the holders of the [Class A-4 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class A-4 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (10) to pay interest to the holders of the [Class B-1 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-1 certificates through the end of the related interest accrual period;

                  (11) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-1 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-1 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (12) if applicable, to reimburse the holders of the [Class B-1 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-1 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

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

                  (13) to pay interest to the holders of the [Class B-2 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-2 certificates through the end of the related interest accrual period;

                  (14) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-2 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-2 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (15) if applicable, to reimburse the holders of the [Class B-2 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-2 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (16) to pay interest to the holders of the [Class B-3 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-3 certificates through the end of the related interest accrual period;

                  (17) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-3 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-3 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (18) if applicable, to reimburse the holders of the [Class B-3 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-3 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust assets expenses;

                  (19) to pay interest to the holders of the [Class B-4 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-4 certificates through the end of the related interest accrual period;

                  (20) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-4 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-4 of certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (21) if applicable, to reimburse the holders of the [Class B-4 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-4 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

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                  (22) to pay interest to the holders of the [Class B-5
         certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-5 certificates through the end of the related interest accrual period;

                  (23) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-5 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-5 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (24) if applicable, to reimburse the holders of the [Class B-5 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-5 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (25) to pay interest to the holders of the [Class B-6 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-6 certificates through the end of the related interest accrual period;

                  (26) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-6 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-6 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (27) if applicable, to reimburse the holders of the [Class B-6 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-6 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (28) to pay interest to the holders of the [Class B-7 certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-7 certificates through the end of the related interest accrual period;

                  (29) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-7 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-7 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (30) if applicable, to reimburse the holders of the [Class B-7 certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-7 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

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                  (31) to pay interest to the holders of the [Class B-8
         certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class B-8 certificates through the end of the related interest accrual period;

                  (32) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class B-8 certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class B-8 certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (33) if applicable, to reimburse the holders of the [Class B-8 certificates] up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class B-8 certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses;

                  (34) to pay interest to the holders of the [Class C certificates], up to an amount equal to all unpaid distributable certificate interest accrued in respect of the Class C certificates through the end of the related interest accrual period;

                  (35) if the class principal balances of all more senior classes of principal balance certificates have been reduced to zero, to pay principal to the holders of the [Class C certificates], up to an amount equal to the lesser of (a) the then outstanding class principal balance of the Class C certificates and (b) the remaining portion of the principal distribution amount for the distribution date;

                  (36) if applicable, to reimburse the holders of the [Class C certificates], up to an amount equal to the total of all unreimbursed reductions, if any, made to the class principal balance of the Class C certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with realized losses and additional trust expenses; and

                  (37) to pay to the holders of the REMIC residual certificates, the balance, if any, of the subordinate available distribution amount for the distribution date;

provided that, on the final distribution date in connection with a termination of the trust, the distributions of principal to be made under clauses [(2), (5),
(8), (11), (14), (17), (20), (23), (26), (29), (32) and (35)] above shall, in each case, subject to the then remaining portion of the subordinate available distribution amount for that date, be made to the holders of the relevant class of principal balance certificates otherwise entitled to distributions of principal pursuant to the relevant clause in an amount equal to the entire then remaining class principal balance of the class of certificates outstanding immediately prior to the final distribution date (and without regard to the principal distribution amount for that distribution date).]

         Distributions of Prepayment Premiums and Yield Maintenance Charges. If any prepayment premium is collected during any particular collection period in respect of any mortgage loans that provides for prepayment consideration equal to the greater of a specified prepayment premium and a yield maintenance charge, then the prepayment premium will be distributed as additional interest on the

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distribution date corresponding to the particular collection period to the holders of the [Class S certificates].

         If any yield maintenance charge is collected with respect to any mortgage loans during any particular collection period (including a yield maintenance charge collected in respect of a mortgage loan that provides for prepayment consideration equal to the greater of a specified prepayment premium and a yield maintenance charge), then the yield maintenance charge will be distributed as additional interest on the distribution date corresponding to the particular collection period as follows:

        o The holders of the class (or classes) of principal balance certificates then entitled to distributions of principal on the distribution date will be entitled to an amount (allocable among those classes, if more than one, as described below) equal to the product of (1) the amount of the yield maintenance charge, multiplied by (2) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the pass- through rate applicable to the class of principal balance certificates for the distribution date (or, if two or more classes are involved, the pass-through rate applicable to whichever of those Classes has the most senior right of payment or, in the case of the [Class A-1A and Class A-1B certificates], the earlier assumed final distribution date), over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate for the prepaid mortgage loans, over the relevant discount rate. If more than one class of principal balance certificates is entitled to distributions of principal on the distribution date, the total amount described in the preceding sentence will be allocated among those classes on a proportional basis in accordance with the relative amounts of the distributions of principal.

         o Any portion of the yield maintenance charge that may remain after the distributions on the principal balance certificates will be distributed to the holders of the [Class S certificates].

         For purposes of the foregoing, the relevant "discount rate" will be the rate which, when compounded monthly, is equivalent to the treasury rate when compounded semi-annually (e.g., a __________% per annum treasury rate would equate to a __________% per annum discount rate). The "treasury rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating [(a) in the case of any ______ mortgage loans, the weighted average life (calculated in accordance with the related loan documents) of the prepaid mortgage loans immediately prior to the prepayment and (b) in the case of any _______ mortgage loans, the stated maturity (or, in the case of any ______ mortgage loan that has an anticipated repayment date, the anticipated repayment date) of the prepaid mortgage loans.] If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the treasury rate.

         We do not nor does either underwriter make any representation as to the enforceability of the provision of any mortgage note requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium or yield maintenance charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

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         [Distributions of Additional Interest. It is anticipated that the
[Class D-1 certificates] will be delivered to and retained by ____________. The [Class D-1 certificates] will entitle the holders to all amounts, if any, applied as additional interest on the ______ mortgage loans that have an anticipated repayment date.

         It is anticipated that the [Class D-2 certificates] will be delivered to and retained by __________ . The [Class D-2 certificates] will entitle the holders to all amounts, if any, applied as additional interest on the _______ mortgage loans that have an anticipated repayment date.

         Treatment of REO Properties. Notwithstanding that any mortgaged property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loans will be treated as having remained outstanding until the REO property is liquidated for purposes of determining--

         o        distributions on the certificates,

         o allocations of realized losses and additional trust assets expenses to the certificates, and

         o the amount of all fees payable under the Pooling and Servicing Agreement.

The mortgage loans will be taken into account when determining the weighted average mortgage pass-through rate and the principal distribution amount for each distribution date. Operating revenues and other proceeds derived from a REO property (after application thereof to pay, or to reimburse the Master Servicer, the Special Servicer and/or the Trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of the REO property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on the mortgage loans. To the extent described under"--Advance of Principal and/or Interest" below, the Master Servicer and the Trustee will be required to make advances of principal and/or interest in respect of the mortgage loans, in all cases as if the mortgage loans had remained outstanding.

Allocation of Realized Losses and Certain Other Shortfalls and Expenses

         As a result of realized losses and additional trust assets expenses, the total stated principal balance of the mortgage pool may decline below the total certificate principal balance of the principal balance certificates, resulting in a mortgage pool deficit equal to the difference. If a mortgage pool deficit exists following the distributions made to certificateholders on any distribution date, then the respective class principal balances of the various classes of principal balance certificates are to be successively reduced in reverse order of seniority as depicted on the expanded seniority chart under "--Seniority" above, until the mortgage pool deficit is eliminated. The first class principal balance to be reduced would be that of the most subordinate class of principal balance certificates then outstanding. No reduction of this type will be made to the class principal balance of any class of principal balance certificates until the class principal balance of each more subordinate class of principal balance certificates, if any, is reduced to zero. If it is necessary to make any reductions of this type in the class principal balances of the [Class A-1A and Class A-1B certificates] at a time when both classes are outstanding, the reductions will be made on a proportional basis in accordance with relative sizes of the class principal balances.

         The reductions in the class principal balances of the respective classes of the principal balance certificates, as described in the previous paragraph, will effectively constitute an allocation of the realized losses and/or additional trust assets expenses that caused the particular mortgage pool deficit. A reduction of this type in the class principal balance of a class of principal balance certificates will result in a corresponding reduction in the notional amount of the [Class S certificates].

         Any "realized losses" are losses on or in respect of the mortgage loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. The realized loss in respect of a liquidated mortgage loan (or related REO property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of the mortgage loans as of the date of liquidation, together with (i) all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any accrued and unpaid interest that constitutes default interest or additional interest) and (ii) all related unreimbursed servicing advances and unpaid liquidation expenses, over (b) the total amount of liquidation proceeds, if any, recovered in connection with the liquidation. If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount forgiven (other than default interest and additional interest) also will be treated as a realized loss.

         An "additional trust asset expense" is, in general, an expense of the trust that arises out of a default on a mortgage loan or an otherwise unanticipated event and that is not covered by an servicing advance or a corresponding collection from the related borrower. Some examples of additional trust asset expenses are:

         o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

         o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed advances (to the extent not covered out of late payment charges and default interest actually collected on the related mortgage loans);

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the trust assets;

         o certain unanticipated, non-mortgage loans specific expenses of the trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and us as described under "Description of the Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust assets as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this prospectus supplement and "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus; and

         o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loans (see "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted mortgage loans" in the prospectus).

         The net aggregate prepayment interest shortfall, if any, for each distribution date will be allocated on the distribution date among the respective classes of REMIC regular certificates, up to, and on a proportional basis, in accordance with, the respective amounts of accrued certificate interest for each of the REMIC regular certificates for the related interest accrual period.

Advances of Principal and/or Interest

         The Master Servicer will be required to make for each distribution date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the certificate account that are not required to be part of the available distribution amount for the distribution date) an aggregate amount of advances of principal and/or interest generally equal to all scheduled payments of principal and/or interest (other than balloon payments) and any assumed payments of principal and/or interest, in each case net of related master servicing fees and/or workout fees, that (a) were due or deemed due, as the case may be, in respect of the mortgage loans during the related collection period and (b) were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period. Notwithstanding the foregoing, if it is determined that an appraisal reduction amount (as defined below) exists with respect to any required appraisal loan, then the Master Servicer will reduce the interest portion (but not the principal portion) of each advances of principal and/or interest that it must make in respect of the required appraisal loan, during the period that the appraisal reduction amount exists. The interest portion of any advances of principal and/or interest required to be made in respect of a required appraisal loan as to which there exists an appraisal reduction amount, will equal the product of
(i) the amount of the interest portion of the advances of principal and/or interest that would otherwise be required to be made for the distribution date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the stated principal balance of the mortgage loans, net of the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of the mortgage loans. See "--Appraisal Reductions" below.

         If the Master Servicer fails to make a required advances of principal and/or interest, the trustee will be obligated to make the relevant advance. See "--The Trustee" below.

         The Master Servicer and the Trustee will each be entitled to recover any advances of principal and/or interest made by it (out of its own funds) from related proceeds. Neither the Master Servicer nor the Trustee will be obligated to make any advances of principal and/or interest that, in its reasonable, good faith judgment, would not ultimately be recoverable out of related proceeds (any advances of principal and/or interest not so recoverable, is a "nonrecoverable advance"). If the Master Servicer or the Trustee makes any advances of principal and/or interest that it subsequently determines, in its reasonable, good faith judgment, is a nonrecoverable advances of principal and/or interest, it may obtain reimbursement for the advances of principal and/or interest (together with interest accrued on the advance as described below) out of general collections on the mortgage loans and any REO properties on deposit in the certificate account from time to time. See "Description of the certificates--Advances in Respect of Delinquencies" and "Description of the Pooling and Servicing Agreements--Certificate Account" in the prospectus.

         The Master Servicer and the Trustee will each be entitled to receive interest on advances of principal and/or interest made thereby. The interest will accrue on the amount of each advances of principal and/or interest, and compounded monthly, for so long as the advances of principal and/or interest is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as the "prime rate" may change from time to time. Interest accrued with respect to any advances of principal and/or interest will be payable--

         o first, out of default interest and late payment charges collected on the related mortgage loans, and

         o then, if and to the extent that (i) if the advances of principal and/or interest has been or is being reimbursed and
                  (ii) the default interest and late charges collected on the related mortgage loans while the servicing advance was outstanding were insufficient to cover the advance interest, out of any amounts then on deposit in the certificate account.

         Any delay between a Sub-Servicer's receipt of a late collection of a scheduled payment of principal and/or interest as to which a advances of principal and/or interest was made and the forwarding of the late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on the advances of principal and/or interest. To the extent not offset by default interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances of principal and/or interest will result in a reduction in amounts payable on the certificates.

         An "assumed payment of principal and/or interest" is an amount of principal and/or interest deemed due in respect of:

         o each mortgage loan that is delinquent in respect of its balloon payment beyond the first determination date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

         o each mortgage loan as to which the related mortgaged property has become an REO property.

The assumed payment deemed due on any mortgage loans described in the definition of assumed payment of principal and/or interest, above, that is delinquent as to its balloon payment, for its stated maturity date and for each successive due date that it remains outstanding, will equal the scheduled payment of principal and/or interest of principal and/or interest that would have been due on the mortgage loans on the relevant date if the related balloon payment had not come due (but instead the mortgage loans had continued to amortize and accrue interest according to its terms in effect prior to the maturity date). The assumed payment deemed due on any of this type of mortgage loan as to which the related mortgaged property has become an REO property, for each due date that the REO property remains part of the trust assets, will equal the scheduled payment of principal and/or interest (or, in the case of a mortgage loan delinquent in respect of its balloon payment, the assumed payment) due (or deemed due) on the last due date prior to the acquisition of that REO property. Assumed payments for mortgage loans with anticipated repayment dates do not include additional interest or accelerated amortization payments.

Appraisal Reductions

         Promptly following the occurrence of any of the following events with respect to any mortgage loans, the Special Servicer must obtain (and deliver to the Trustee and Master Servicer a copy of) an appraisal of the related mortgaged property from an independent appraiser meeting certain specified qualifications, unless an appraisal had previously been obtained within the prior twelve months--

         o        The mortgage loan becomes a modified mortgage loan.

         o The related borrower fails to make any scheduled payment of principal and/or interest with respect to the mortgage loan and the failure continues for _________ (or, in certain cases, ---------).

         o A receiver is appointed and continues in the capacity of receiver in respect of the mortgaged property securing the mortgage loan.

         o The related borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

         o The mortgaged property securing the mortgage loan becomes an REO property.

         As a result of appraisal, it may be determined that an appraisal reduction amount exists with respect to the related required appraisal loan. The "appraisal reduction amount" for any required appraisal loan will, in general, be an amount (determined as of the determination date immediately succeeding the later of the date on which the relevant appraisal is or was obtained and the first relevant appraisal trigger event occurred) equal to the excess, if any, of "x" over "y" where--

         o        "x" is equal to the sum of:

                  (i) the stated principal balance of the required appraisal loan;

                  (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest (less related servicing fees and excluding default interest and, in the case of a mortgage loan with an anticipated repayment date, after its anticipated repayment date, additional interest) accrued on the required appraisal loan through the most recent due date prior to the determination date;

                  (iii) all accrued but unpaid servicing fees in respect of the required appraisal loan;

                  (iv) all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to the required appraisal loan, together with interest thereon; and

                  (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property (net of any escrow reserves held by the Master Servicer or the Special Servicer which covers the particular item); and

         o "y" is equal to 90% of the resulting appraised value of the related mortgaged property or REO property (as the appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on the property that are prior to the lien of the required appraisal loan).

         appraisal reduction amounts are relevant to the determination of the amount of any advances of principal and/or interest required to be made in respect of the related required appraisal loan. See "--advances of principal and/or interest"" above.

         If, however, any required appraisal is not obtained within _________ of an appraisal trigger event (and no comparable appraisal had been obtained during the _______ month period prior to the appraisal trigger event), then until the required appraisal is obtained the "appraisal reduction amount" for the subject required appraisal loan will be deemed to equal ______% of the stated principal balance of the required appraisal loan. After receipt of the required appraisal, the appraisal reduction amount, if any, for the required appraisal loan will be calculated as described above.

         For so long as any mortgage loan remains a required appraisal loan, the Special Servicer is required, within ____ days of each annual anniversary of the mortgage loan's becoming a required appraisal loan, to order (and deliver to the Trustee and the Master Servicer a copy of) an update of the prior appraisal. Based upon the update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new appraisal reduction amount, if any, with respect to the mortgage loan. A mortgage loan will cease to be a required appraisal loan if and when the mortgage loan has become a corrected mortgage loan and has remained current for at least twelve consecutive scheduled payments of principal and/or interest, and no other servicing transfer event has occurred during the preceding twelve months.

         The cost of each required appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable to the Master Servicer as a servicing advance.

         At any time that an appraisal reduction amount exists with respect to any required appraisal loan, the representative of the controlling class will be entitled, at its own expense, to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a required appraisal. In addition, at any time that is not less than _________ months following the initial establishment of the appraisal reduction amount (and on one occasion at least _________ months after the first occasion), the holders of any then outstanding class of certificates that is subordinate to the controlling class will be entitled to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a required appraisal. The Special Servicer will be required to recalculate the appraisal reduction amount in respect of the required appraisal loan, upon the written request of the representative of the controlling class or the relevant holders, based on the appraisal delivered by the party and notify the trustee, the Master Servicer and the representative of the controlling class of the recalculated appraisal reduction amount.

         A "modified mortgage loan" is any mortgage loan as to which any servicing transfer event has occurred and which has been modified by the Special Servicer in a manner that:

         (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current scheduled payments of principal and/or interest with respect to the mortgage loan);

         (B) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

         (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

         Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and provide or make available electronically (or, upon request, by first class mail) on each distribution date to each certificateholder a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement, detailing the distributions on the distribution date and the performance, both in the aggregate and individually to the extent available, of the mortgage loans and mortgaged properties.

         Book-Entry Certificates. If you hold your certificates in book-entry from through The Depository Trust Company, you may obtain direct access to the reports of the Trustee as if you were a certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued in respect of your certificates, the information contained in the Trustee's Reports will be available to you only to the extent that it is made available through The Depository Trust Company and The Depository Trust Company participants or is available on the Trustee's internet website. Conveyance of notices and other communications by The Depository Trust Company to The Depository Trust Company participants, and by The Depository Trust Company participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We are together with the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Certificate Registrar required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the Certificate Registrar.

         Information Available Electronically. The Trustee will make available each month, to any interested party, the Trustee's reports via the Trustee's internet website, electronic bulletin board and fax- on-demand service. In addition, the trustee will also make certain mortgage loan information as presented in the standard Commercial Real Estate Secondary Market and Securitization Association loan setup file and loan periodic update file formats available to any holder or beneficial owner of a certificate held in book-entry form, via the Trustee's internet website. The Trustee's internet website will initially be located at "_________ ".

         The Trustee's electronic bulletin board may be accessed by calling _________ , and its fax-on- demand service may be accessed by calling ________. For assistance with regard to the services described above, investors may call
_________ .

         The Trustee will make no representations or warranties as to the accuracy or completeness of the documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information made available by the Trustee for which it is not the original source.

         The Trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The Trustee shall not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

         Other Information. The Pooling and Servicing Agreement will obligate the Trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the Trustee by any holder or beneficial owner as a prospective transferee of an offered certificate or any interest in an offered certificate, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

         o the Pooling and Servicing Agreement and any amendments to the Pooling and Servicing Agreement;

         o all reports of the Trustee delivered to certificateholders since the closing date;

         o all officer's certificates delivered to the Trustee by the Master Servicer and/or the Special Servicer since the closing date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         o all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or the Special Servicer since the closing date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         o the most recent inspection report in respect of each mortgaged property prepared by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

         o the most recent appraisal, if any, with respect to each mortgaged property obtained by the Master Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above);

         o the most recent quarterly and annual operating statement and rent roll for each mortgaged property and financial statements of the related borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

         o the mortgage files, including all documents (e.g., modifications, waivers and amendments of the mortgage loans) that are to be added to the mortgage files from time to time.

Copies of any and all of the foregoing items will be available from the Trustee upon request. However, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the Trustee may require:

         o in the case of a beneficial owner of a certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

         o in the case of a prospective purchaser of certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that the person or entity is a prospective purchaser of certificates or an interest therein, is requesting the information for use in evaluating a possible investment in the certificates and will otherwise keep the information confidential.

Certificateholders will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates. However, no holder, beneficial owner or prospective transferee of any certificate or interest in a certificate will be required to keep confidential any information that has previously been filed with the SEC, and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

Voting Rights

         [ 99% ] of the voting rights for the series offered by this prospectus supplement will be allocated among the respective classes of principal balance certificates in proportion to the class principal balances thereof at all times during the term of the Pooling and Servicing Agreement. 1% of the voting rights will be allocated to the [Class __ certificates]. Voting rights allocated to a class of certificates will be allocated among those certificates in proportion to the percentage interests in the class evidenced by each certificate.

Termination

         The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of

         (i) the final payment (or advance in respect thereof) or other liquidation of the last mortgage loan or related REO property remaining in the trust assets, and

         (ii) the purchase of all of the mortgage loans and REO properties remaining in the trust assets by the Master Servicer, the Special Servicer or any single holder or group of holders of certificates representing a majority interest in the controlling class (in that order of preference).

         Written notice of termination of the Pooling and Servicing Agreement will be given to each certificateholder, and the final distribution with respect to each certificate will be made only upon surrender and cancellation of the certificate at the office of the Certificate Registrar or at any other location specified in the notice of termination.

         Any purchase by the Master Servicer, the Special Servicer or any majority holder or holders of the controlling class of all the mortgage loans and REO properties remaining in the trust assets is required to be made at a price equal to (a) the sum of (i) the total purchase price of all the mortgage loans then included in the trust assets (other than any mortgage loans as to which the related mortgaged properties have become REO properties) and (ii) the appraised value of all REO properties then included in the trust assets, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer or the Special Servicer) the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement. The purchase will effect early retirement of the outstanding certificates, but the right of the Master Servicer, the Special Servicer or any majority holder or holders of the controlling class to effect the termination is subject to the requirement that the total principal balance of the mortgage pool be less than [1%] of the initial pool balance. The termination price (exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders) will constitute part of the available distribution amount for the final distribution date. Any person or entity effecting a purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

The Trustee

         _________ will act as Trustee pursuant to the Pooling and Servicing Agreement. maintains an office at _________ . Certificate transfer services are conducted at _________ offices in _________ . _________ otherwise conducts its trustee and securities administration services at its offices in _________ . Its address there is ________________. In addition, _________ maintains an office in New York located at _________ . certificateholders and other interested parties should direct their inquiries to the New York Office. The telephone number is
_________ .

         The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the Trustee is at all times required to be authorized under those laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If the corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We may, as well as the Master Servicer and Special Servicer and our respective affiliates, from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Servicer and the Trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon the Trustee and the separate trustee or co-trustee jointly (or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the Trustee).

         The Trustee will be entitled to a monthly fee for its services, which fee will accrue (on a 30/360 Basis) at _________ % per annum on the stated principal balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO properties.

         For so long as the same entity acts as Trustee and REMIC administrator, the entity will be entitled, in its capacity as REMIC Administrator, to the same limitations on liability and rights to reimbursement and indemnification as it has in its capacity as Trustee.

         See also "Description of the Pooling and Servicing Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

         General.  The yield on any offered certificate will depend on:

         (a) the price at which the certificate is purchased by an investor, and

         (b) the rate, timing and amount of distributions on the certificate.

The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things,

                  o         the pass-through rate for the certificate,

                  o the rate and timing of principal payments (including principal prepayments) and other principal collections on the mortgage loans and the extent to which the amounts are to be applied or otherwise result in reduction of the certificate principal balance or certificate notional amount of the certificate,

                  o the rate, timing and severity of realized losses and additional trust expenses and the extent to which the losses and shortfalls result in the reduction of the certificate principal balance or certificate notional amount of the certificate, and

                  o the timing and severity of any net aggregate prepayment interest shortfalls and the extent to which the shortfalls result in the reduction of the distributable certificate interest payable on the certificate.

         Pass-Through Rates. The pass-through rate applicable to the [Class S certificates] will be variable. The applicable pass-through rate will equal the weighted average of the [Class S strip rates] at which interest accrues on the respective components of the related class notional amount from time to time. Each strip rate (as well as the pass-through rates for the [Class A-3, Class A-4, Class B-1 and Class B-2 certificates]) will, in turn, be calculated based on the weighted average mortgage pass-through rate from time to time. Accordingly, the yields on the [Class S, Class A-3, Class A-4, Class B-1 and Class B- 2 certificates] will be sensitive in varying degrees to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. In addition, the pass-through rate for the [Class S certificates] will vary with changes in the relative sizes of the class principal balances of the respective classes of principal balance certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on the [Class S certificates] will be extremely sensitive to the rate and timing of principal payments made in reduction of the certificate principal balances or certified notional amounts of the certificates. The yield to maturity on other offered certificates purchased at a discount or premium will be affected by, the same factors. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the class principal balance or class notional amount, as the case may be, of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans. Finally, the rate and timing of principal payments on or in respect of the mortgage loans will be affected by the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of mortgage loans from the trust assets).

         Prepayments and liquidations of the mortgage loans assuming their respective maturity dates have not occurred will result in distributions on the principal balance certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under a mortgage loan with an anticipated repayment date, to repay its mortgage loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the related mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any mortgage loan with an anticipated repayment date will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed or otherwise result in a reduction of the certificate principal balance or certificate notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase [Class S certificates] or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         In general, assuming you purchased your certificates at a discount or a premium, the earlier a payment of principal on or in respect of the mortgage loans is distributed or otherwise results in reduction of the certificate principal balance or certificate notional amount of your certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         If you are contemplating an investment in the [Class S certificates], you should fully consider the risk that an extremely rapid rate of principal payments on the mortgage loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or in respect of the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a comparable large group of mortgage loans.

         Even if they are available and distributable on your certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your certificates attributable to the related prepayments of the mortgage loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans will affect the amount of distributions on your certificates, the yield to maturity of your certificates, the rate of principal payments on your certificates and the weighted average life of your certificates. Delinquencies on the mortgage loans, unless covered by advances of principal and/or interest, may result in shortfalls in distributions of interest and/or principal on your certificates for the current month. Although any of the shortfalls may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any of the shortfalls would adversely affect the yield to maturity of your certificates.

         If you calculate the anticipated yield to maturity for your certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced and the additional losses result in a reduction of the total distributions on or the total certificate principal balance or certificate notional amount of your certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loans that results in a reduction of the total distributions on or the total certificate principal balance or certificate notional amount of your certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the mortgage loans do not result in a reduction of the total distributions on or the total certificate principal balance or certificate notional amount of your certificates, the losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your certificates.

         Certain Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the mortgage loans:

         o         prevailing interest rates;

         o the terms of the mortgage loans (for example, provisions requiring the payment of prepayment premiums and yield maintenance charges, provisions requiring lock-out periods and amortization terms that require balloon payments);

         o the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which the mortgaged properties are located;

         o         the quality of management of the mortgaged properties;

         o         the servicing of the mortgage loans;

         o         possible changes in tax laws; and

         o         other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Pooling and Servicing Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

         The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the mortgage rate (or, in the case of a mortgage loan with an anticipated repayment date after its anticipated repayment date, the revised rate) at which a mortgage loan accrues interest, a borrower may have an increased incentive to refinance its mortgage loans. Conversely, to the extent prevailing market interest rates exceed the applicable mortgage rate (or, in the case of a mortgage loan with an anticipated repayment date after its anticipated repayment date, the revised rate) for any mortgage loans, the mortgage loans may be less likely to prepay (other than, in the case of a mortgage loan with an anticipated repayment date, out of certain net cash flow from the related mortgaged property). Assuming prevailing market interest rates exceed the related revised rate, the primary incentive to prepay a mortgage loan with an anticipated repayment date, on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the mortgage loans. Accordingly, there can be no assurance that any mortgage loan with an anticipated repayment date will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         A number of the borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution date of its assets could result in an acceleration of its payment obligations under the related mortgage loans.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

         o         the relative importance of those factors;

         o the percentage of the total principal balance of the mortgage loans that will be prepaid;

         o         which a default will have occurred as of any date;  or

         o to the overall rate of prepayment or default on the mortgage loans.

         CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the "constant prepayment rate" model, which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

         Unpaid Distributable Certificate Interest. If the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for the class, the shortfall will be distributable to holders of the class of certificates on subsequent distribution dates, to the extent of available funds. A shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of a class of certificates for so long as it is outstanding.

Weighted Average Lives of Certain Classes Offered Certificates

         The tables set forth on Exhibit C to this prospectus supplement indicate the respective weighted average lives of the [Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 certificates], and set forth the percentages of the respective initial class principal balances of the classes of offered certificates that would be outstanding after the distribution dates in each of the calendar months shown subject, however, to the following discussion and the maturity assumptions specified below.

         For purposes in this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this prospectus supplement, the weighted average life of a principal balance certificate (such as a [Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 certificates]) is determined by:

         (i) multiplying the amount of each principal distribution on the principal balance certificates by the number of years from the assumed settlement date (as defined under "--The Maturity Assumptions" below) to the related distribution date,

         (ii)     summing the results, and

         (iii) dividing the sum by the total amount of the reductions in the certificate principal balance of the principal balance certificate. The weighted average life of any principal balance certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments or liquidations with respect to the mortgage loans as described in this prospectus supplement. The weighted average life of any principal balance certificate may also be affected to the extent that additional distributions in reduction of the certificate principal balance of the certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust as described under "Description of the offered certificates--Termination" in this prospectus supplement. A purchase from the trust will have the same effect on distributions to the certificateholders as if the related mortgage loan(s) had prepaid in full, except that no prepayment premiums or yield maintenance charges are collectible in respect thereof.

         The actual characteristics and performance of the mortgage loans will differ from the maturity assumptions used in calculating the tables in Exhibit C to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial class principal balances outstanding over time and the weighted average lives of the respective classes of principal balance certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

The Maturity Assumptions

         [The tables set forth on Exhibits C and D to this prospectus supplement have been prepared on the basis of the following maturity assumptions regarding the characteristics of the certificates and the mortgage loans and the performance of the mortgage loans:

         o as of the date of issuance of the certificates, the mortgage loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1 to this prospectus supplement;

         o each mortgage loan with an anticipated repayment date is paid in full on its anticipated repayment date, no mortgage loan is prepaid during its lock-out period, during any prepayment consideration period during which a yield maintenance charge is required or during any period that defeasance thereof may be required and, otherwise, each mortgage loan is assumed to prepay at the specified CPR;

         o no mortgage loan is repurchased or replaced as a result of a material breach of a representation or warranty, and none of the Master Servicer, the Special Servicer or any single holder or group of holders of certificates evidencing a majority interest in the controlling class exercises its option to purchase the mortgage loan and thereby cause a termination of the trust;

         o there are no delinquencies or realized losses on the mortgage loans, and there is no extension of the maturity date of any mortgage loan;

         o payments on the certificates will be made on the ______ day of each month, commencing in ________;

         o        payments on the mortgage loans earn no reinvestment return;

         o there are no additional ongoing trust expenses payable out of the trust assets other than the master servicing fee (out of which the primary servicing fees will be paid) and the Trustee's fee (which, together with the master servicing fee, will accrue at a combined rate of ____% per annum), and there are no additional expenses of the trust assets;

         o the respective classes of REMIC regular certificates will, in each case, be issued with the initial class principal balance or class notional amount described in this prospectus supplement;

         o the pass-through rates for the respective classes of REMIC regular certificates will be as described in this prospectus supplement; and

         o         the certificates will be settled with investors on ________.

Yield Sensitivity of the [Class S certificates]

         The yield to investors on the [Class S certificates] will be highly sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans. If you are contemplating an investment in the [Class S certificates], you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in the failure to recoup fully your initial investment.

         [The tables set forth on Exhibit D to this prospectus supplement show pre-tax corporate bond equivalent yields for the [Class S certificates] based on the maturity assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are expressed in 32nds (e.g., _________ means ______ %) as a percentage of the initial class notional amount of the [Class S certificates] and are exclusive of accrued interest.]

         [The yields set forth in the tables on Exhibit D to this prospectus supplement were calculated by--

         o determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the [Class S certificates], would cause the discounted present value of each assumed stream of cash flows to equal (i) the assumed total purchase prices of the class of certificates, plus (ii) accrued interest at the initial pass-through rate for the class of certificates from and including the cut-off date to but excluding the assumed settlement date, and

         o converting the monthly rates to corporate bond equivalent rates.]

Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the [Class S certificates] and consequently do not purport to reflect the return on any investment on the class of certificates when the reinvestment rates are considered.

         There can be no assurance that--

         o the mortgage loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D to this prospectus supplement,

         o the mortgage loans will prepay as assumed at any of the rates shown in the tables,

         o         the mortgage loans will not experience losses,

         o mortgage loans will not be liquidated during any applicable lock-out period or during any other period that prepayments are assumed not to occur,

         o the mortgage loans with anticipated repayment dates will be paid in full on their respective anticipated repayment dates,

         o the cash flows on the [Class S certificates] will correspond to the cash flows shown in this prospectus supplement, or

         o the total purchase price of the [Class S certificates] will be as assumed.

It is unlikely that the mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the [Class S certificates] may be materially different than those indicated on [Exhibit D] to this prospectus supplement and, under certain circumstances, could be negative. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificates.

                                USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans and to pay certain expenses in connection with the issuance of the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the certificates, Sidley & Austin, counsel to us, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement (and subject to certain other assumptions set forth in the opinion), REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the U.S. tax code. The assets of REMIC I will include the mortgage loans, any REO properties acquired on behalf of the certificateholders, the certificate account and the interest reserve account, but will exclude any collections of additional interest on the mortgage loans with anticipated repayment dates. For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II,

         o the [Class R-I certificates] will evidence the sole class of "residual interests" in REMIC I,

         o the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III,

         o the [Class R-II certificates] will evidence the sole class of "residual interests" in REMIC II,

         o the REMIC regular certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III,

         o the [Class R-III certificates] will evidence the sole class of "residual interests" in REMIC III, and

         o the [Class D certificates] will represent beneficial interests in the portion of the trust assets consisting of any amounts applied as additional interest on the mortgage loans with anticipated repayment dates, and this portion will be divided into [two] parts, each of which will be treated as a grantor trust for federal income tax purposes.

Discount and Premium; Prepayment Consideration

         For federal income tax reporting purposes, it is anticipated that the [Class S and Class ___ certificates] will be treated as having been issued with original issue discount but the other classes of offered certificates will not be treated that way. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination the mortgage loans with anticipated repayment dates will be paid in full on their respective anticipated repayment dates, no mortgage loan will otherwise be prepaid prior to maturity and there will be no extension of maturity for any mortgage loan. However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular certificates" in the prospectus.

         The IRS has issued regulations under Sections 1271 to 1275 of the U.S. tax code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID regulations and Section 1272(a)(6) of the U.S. tax code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. It is recommended that you consult with your own tax advisor concerning the tax treatment of your certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to any holder of certificates, a possibility of particular relevance to a holder of [Class S certificates], the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount (if any) attributable to the certificates. Although the matter is not free from doubt, a holder of a [Class S certificate] may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

         The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to the debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the as tax code, information reports or returns sent to certificateholders and the IRS with respect to the [Class S certificates] (which certificates evidence the ownership of multiple regular interests) will be based on the aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of [Class S certificates], it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the [Class S certificates].

         Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of this class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the Certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be distributed on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the U.S. tax code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled the premium or charge. For federal income tax reporting purposes, prepayment premiums or yield maintenance charges will be treated as income to the holders of a class of certificates entitled thereto only after the Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in distributions projected to be made on the certificates and that taxable income be reported based on the projected constant yield to maturity of the certificates, including the projected prepayment premiums and yield maintenance charges prior to their actual receipt. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of a certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear, however, and you should consider consulting your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Constructive Sales of [Class S Certificates]

         The Taxpayer Relief Act of 1997 added a provision to the U.S. tax code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only [Class S certificates], which do not have certificate principal balances, could be subject to this provision and only if a holder of a [Class _____ certificate] engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

         Generally, except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the U.S. tax code in the same proportion that the assets of the trust would be so treated. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the U.S. tax code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the U.S. tax code.

         Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the U.S. tax code, and consequently the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the U.S. tax code.

         The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the U.S. tax code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the U.S. tax code. To the extent that an offered certificate represents ownership of an interest in any mortgage loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of the certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the U.S. tax code and "real estate assets" under Section 856(c)(5)(B) of the U.S. tax code, and the interest on those assets may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the U.S. tax code. See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

Possible Taxes on Income From Foreclosure Property and Other Taxes

         In general, the Special Servicer will be obligated to operate and manage any mortgaged property acquired as REO property in accordance with the servicing standard. After the Special Servicer reviews the operation of the REO property and consults with the REMIC Administrator to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from the REO property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate the REO property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions or a tax on "prohibited transactions" under Section 860F of the U.S. tax code. To the extent that income the trust receives from an REO property is subject to a tax on "net income from foreclosure property", the income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), and to the extent that income the trust receives from an REO property is subject to a tax on "prohibited transactions", the income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of this income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any hospitality property that becomes an REO property. However, unless otherwise required by expressly applicable authority, it is anticipated that the trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. The Special Servicer and the REMIC Administrator will each be entitled, at the expense of the trust, to consult with attorneys and tax accountants in respect of the above.

         To the extent permitted by then applicable laws, any prohibited transactions tax (as defined in the prospectus), contributions tax (also as defined in the prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

         o        the person has sufficient assets to do so, and

         o the tax arises out of a breach of the person's obligations under certain specified sections of the Pooling and Servicing Agreement.

Any tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the trust resulting in a reduction in amounts available for distribution to the certificateholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, or Section 4975 of the U.S. tax code should carefully review with its legal advisors whether the purchase or holding of offered certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the U.S. tax code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the U.S. tax code. Whether the assets of the trust will constitute plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to ____________ (PTE __________). Subject to the satisfaction of certain conditions set forth therein, PTE ________ generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions pursuant to Sections 4975(a) and (b) of the U.S. tax code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, that are underwritten by one of the following parties--

         (a)      ____________,

         (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with ____________, and

         (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the senior certificates.

         The exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a senior certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

         o first, the acquisition of the senior certificate by a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o second, the rights and interests evidenced by the senior certificate must not be subordinated to the rights and interests evidenced by the other certificates;

         o third, at the time of its acquisition by the plan, the senior certificate must be rated in one of the three highest generic rating categories by _________ ;

         o fourth, the Trustee cannot be an affiliate of any other member of the "restricted group", which (in addition to the Trustee) consists of the exemption-favored parties, us, the Master Servicer, the Special Servicer, any sub-servicers, the mortgage loan sellers, each borrower, if any, with respect to mortgage loans constituting more than ____% of the aggregate unamortized principal balance of the mortgage pool as of the date of initial issuance of the certificates and any and all affiliates of any of the aforementioned persons;

        o fifth, the sum of all payments made to and retained by the exemption-favored parties must represent not more than reasonable compensation for underwriting the senior certificates; the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the trust must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for the person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith; and

         o sixth, the investing plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the senior certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to the senior certificates. It is a condition of their issuance that the senior certificates be rated not lower than _____________ by ___________. In addition, the initial Trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the closing date, the third and fourth general conditions set forth above will be satisfied with respect to the senior certificates. A fiduciary of a plan contemplating purchasing a senior certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a plan contemplating purchasing a senior certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a senior certificate.

         The exemption also requires that the trust meet the following requirements:

         o the trust assets must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in the other investment pools must have been rated in one of the three highest generic categories of __________ for at least one year prior to the plan's acquisition of a senior certificate; and

         o certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to any plan's acquisition of a senior certificate.

We have confirmed to its satisfaction that these requirements have been satisfied as of the date in this prospectus supplement.

         If the general conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the U.S. tax code by reason of Sections 4975(c)(1)(A) through (D) of the U.S. tax code) in connection with--

         o the direct or indirect sale, exchange or transfer of senior certificates acquired by a plan upon initial issuance from us or an exemption-favored party when we are or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer or any sub-servicer, provider of credit support, exemption-favored party or mortgagor is a party in interest (as defined in the prospectus) with respect to the investing plan,

         o the direct or indirect acquisition or disposition in the secondary market of senior certificates by a plan, and

         o the continued holding of senior certificates by a plan, account or arrangement.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a senior certificate on behalf of an excluded plan (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of the excluded plan. For purposes of this prospectus supplement, an "excluded plan" is a plan sponsored by any member of the restricted group.

         Moreover, if the general conditions of the exemption, as well as certain other conditions set forth in the exemption, are satisfied, the exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the U.S. tax code in connection with--

         (1) the direct or indirect sale, exchange or transfer of senior certificates in the initial issuance of senior certificates between us or an exemption-favored party and a plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the certificates is (a) a borrower with respect to _______% or less of the fair market value of the mortgage loans or (b) an affiliate of this person,

         (2) the direct or indirect acquisition or disposition in the secondary market of senior certificates by a plan, and

         (3)      the holding of senior certificates by a plan.

         Further, if the general conditions of the exemption, as well as certain other conditions set forth in the exemption, are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the U.S. tax code by reason of Section 4975(c) of the U.S. tax code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the exemption are satisfied, the exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the U.S. tax code by reason of Sections 4975(c)(1)(A) through (D) of the U.S. tax code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan by virtue of providing services to the plan (or by virtue of having certain specified relationships to this person) solely as a result of the plan's ownership of senior certificates.

         Before purchasing a senior certificate, a fiduciary of a plan should itself confirm that:

         o the senior certificates constitute "certificates" for purposes of the exemption, and

         o the general and other conditions set forth in the exemption and the other requirements set forth in the exemption would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in the exemption, a plan fiduciary considering an investment in senior certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the prospectus. There can be no assurance that any class exemptions will apply with respect to any particular plan investment in senior certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of senior certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

         The characteristics of the [Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 certificates] do not meet the requirements of the exemption. Accordingly, the certificates of those classes may not be acquired by or on behalf of a plan or with plan assets, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of PTCE 95-60 (discussed below).

         Section III of Prohibited Transaction Class Exemption 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the U.S. tax code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates (such as the [Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 certificates]) that do not meet the requirements of the Exemptions solely because they (a) are subordinated to other classes of certificates in the trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from [ ]. All other conditions of the exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing [Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 certificates], an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the U.S. tax code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the U.S. tax code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under similar law.

         Any plan fiduciary considering whether to purchase an offered certificate on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the U.S. tax code to the investment.

         The sale of offered certificates to a plan is in no respect a representation or warranty by us or either underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

         The offered certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         We do not nor does either underwriter make any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

         All depository institutions considering an investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for the investors.

         See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement dated ___________, between us and the underwriters, each underwriter has agreed to purchase from us and we have agreed to sell to the underwriter each class of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of The Depository Trust Company on or about ___________], against payment therefor in immediately available funds.

underwriter                        [Class S   Class A-1A  Class A-1B  Class A-2 Class A-3 Class A-4  Class B-1  Class B-2]
-----------                        --------   ----------  ----------  --------- --------- ---------  ---------  ----------
[------------]                        %           %           %          %        %          %          %           %
------------]                         %           %           %          %        %       [  %          %           %
                                     100%        100%        100%       100%     100%       100%       100%        100%
      Total...................

         The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of our registration statement shall be in effect, and that no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

         The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately _______% of the total certificate principal balance of the offered certificates, plus accrued interest on all the offered certificates from the cut-off date. The underwriters may effect the transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The underwriting agreement provides that we will indemnify each underwriter, and that under limited circumstances each underwriter will indemnify us, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

         We have also been advised by the underwriters that they presently intend to make a market in the offered certificates; however, the underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Risks Related to the certificates--Risks Associated With Liquidity and Market Value" in this prospectus supplement and "Risk Factors--Limited Liquidity of offered certificates" in the prospectus.

         The underwriters also may impose a penalty bid. This occurs when a particular broker-dealer repays to an underwriter a portion of the underwriting discount received by it because the representatives have repurchased offered certificates sold by or for the account of the underwriter in stabilizing or short covering transactions.

         These activities by either underwriter may stabilize, maintain or otherwise affect the market price of the offered certificates. As a result, the price of the offered certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

                                 LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for us by Sidley & Austin, New York, New York and for the underwriters by
____________________.

                                    RATINGS

         It is a condition to the issuance of the certificates that the respective classes of offered certificates receive the following credit ratings from Moody's and Fitch:

Class

Class S
Class A-1A
Class A-1B
Class A-2
Class A-3
Class A-4
Class B-1
Class B-2

         The ratings on the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and, except in the case of the Class S certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o The tax attributes of the offered certificates or of the trust.

         o Whether or to what extent prepayments of principal may be received on the mortgage loans.

         o The likelihood or frequency of prepayments of principal on the mortgage loans.

         o The degree to which the amount or frequency of the prepayments might differ from those originally anticipated.

         o Whether or to what extent the interest distributable on any class of certificates may be reduced in connection with net aggregate prepayment interest shortfalls.

         o Whether and to what extent prepayment premiums, yield maintenance charges, default interest and/or additional interest will be received.

         Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the [Class S certificateholders] might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

         In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the [Class S certificates] consist only of interest (and, to the extent described in this prospectus supplement, may consist of a portion of the yield maintenance charges and prepayment premiums actually collected on the mortgage loans). Even if the entire pool were to prepay in the initial month, with the result that the [Class S certificateholders] receive only a single month's distributable certificate interest and accordingly suffer a nearly complete loss of their investment, all amounts "due" to the certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the [Class S certificates]. The class notional amount of the [Class S certificates] is subject to reduction in connection with each reduction in the class principal balance of a class of principal balance certificates, whether as a result of payments of principal or in connection with realized losses and additional trust assets expenses. The ratings of the [Class S certificates] do not address the timing or magnitude of reduction of the class notional amount of certificates, but only the obligation to pay interest timely on the class notional amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by either rating agency.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the prospectus.

                                  EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                    MORTGAGE LOANS AND MORTGAGED PROPERTIES

                      See this Exhibit for tables titled:

               Managers and Locations of the Mortgaged Properties

                    Descriptions of the Mortgaged Properties

                     Characteristics of the Mortgage Loans

            Engineering Reserves and Recurring Replacement Reserves

              Major Tenants of the Commercial Mortgaged Properties

                     Additional Mortgage Loans Information

                              Multifamily Schedule



                                     A-1-1

                                  EXHIBIT A-2

                           MORTGAGE POOL INFORMATION

                      See this Exhibit for tables titled:

                                 Mortgage Rates

                      Mortgage Loans by Amortization Type

                             Cut-off Date Balances

                        Loan Group Cut-off Date Balances

                          Original Amortization Terms

                       Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Year Built/Year Renovated

                        Occupancy Rates at Underwriting

                   Underwriting Debt Service Coverage Ratios

                       Cut-off Date Loan-to-Value Ratios

                            Mortgage Loans by State

                             Mortgage Loans Seller

                        Mortgage Loans by Property Type

                      Mortgage Loans by Property Sub-Type

                  Prepayment Provision as of the Cut-off Date

                               Prepayment Option

                        Mortgage Pool Prepayment Profile



                                     A-2-1

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                   EXHIBIT C

      DECREMENT TABLES FOR [CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES]

         Percentage of Initial Class principal balance Outstanding For:

                                                 [Class A-1A certificates]

distribution date                           0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR         100.00%
                                            ---------      ----------      ----------       ----------         -------
                                                                                                                 CPR
closing date.............................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
Wtd. Avg. Life (yrs):....................


                                                 [Class A-1B certificates

distribution date                           0.00% CPR      25.00% CPR      50.00% CPR       75.00% CPR         100.00%
                                            ---------      ----------      ----------       ----------         -------
                                                                                                                 CPR
closing date.............................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
 .........................................
Wtd.  Avg.  Life (yrs):..................

                                   EXHIBIT D

               PRICE/YIELD TABLES FOR THE [CLASS S CERTIFICATES]

                  Corporate Bond Equivalent (CBE) Yield of the
                    [Class S certificates] at Various CPRs
                        [ % ]] Initial Pass-Through Rate
                      Initial Class notional amount [ $ ]

     Price (32nds)*           0.00% CPR          25.00% CPR          50.00% CPR         75.00% CPR         100.00% CPR
     --------------           ---------          ----------          ----------         ----------         -----------
                             CBE Yield %         CBE Yield %        CBE Yield %         CBE Yield %        CBE Yield %
                             -----------         -----------        -----------         -----------        -----------
          5-12
          5-16
          5-20
          5-24
          5-28
          6-00
          6-04
          6-08
          6-12

--------------------

*        Exclusive of accrued interest.

                                   EXHIBIT E

                               SUMMARY TERM SHEET

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED _________________

                                  Prospectus

                   DLJ COMMERCIAL MORTGAGE CORP., Depositor
           Mortgage Pass-Through Certificates (issuable in series)

Our name is DLJ Commercial Mortgage Corp., and we intend to offer commercial mortgage pass-through certificates from time to time. These offers may be made through one or more different methods, including offerings through underwriters. See "Method of Distribution."

  The Offered Certificates:

  The offered certificates will be issuable in series. Each series of offered certificates will--

  o        have its own series designation,

  o        consist of one or more classes with various payment characteristics,

  o evidence beneficial ownership interests in a trust established by us, and

  o        be payable solely out of trust assets.

  No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.

  The Trust Assets:

  The assets of each trust will include--

  o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

  o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, such types of mortgage loans, or

  o some combination of such types of mortgage loans and mortgage-backed securities.

  Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other similar instruments and agreements.


       In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining such price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 13 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


              The date of this Prospectus is ____________, 1999.

                              TABLE OF CONTENTS

                                                                        Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................4

SUMMARY OF PROSPECTUS.....................................................5

RISK FACTORS.............................................................14

DESCRIPTION OF THE TRUST ASSETS..........................................33

YIELD AND MATURITY CONSIDERATIONS........................................57

DLJ COMMERCIAL MORTGAGE CORP.............................................63

DESCRIPTION OF THE CERTIFICATES..........................................64

DESCRIPTION OF THE GOVERNING DOCUMENTS...................................72

DESCRIPTION OF CREDIT SUPPORT............................................83

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..................................85

FEDERAL INCOME TAX CONSEQUENCES..........................................99

STATE AND OTHER TAX CONSEQUENCES........................................135

ERISA CONSIDERATIONS....................................................135

LEGAL INVESTMENT........................................................139

USE OF PROCEEDS.........................................................142

METHOD OF DISTRIBUTION..................................................142

LEGAL MATTERS...........................................................143

FINANCIAL INFORMATION...................................................143

RATING..................................................................144

                              -----------------

     IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

              AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of such materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for any particular trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 277 Park Avenue, 9th Floor, New York, New York 10172, attention: N. Dante LaRocca, or by telephone at (212) 892-4964.

                            SUMMARY OF PROSPECTUS


         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.


Who We Are...........................................     DLJ Commercial Mortgage Corp. is a Delaware
                                                          corporation and a wholly-owned subsidiary of Donaldson,
                                                          Lufkin & Jenrette, Inc.  Our principal offices are located at 277 Park Avenue, 9th Floor, New York, New York
                                                          10172.  Our main telephone number is (212) 892-3000.
                                                          See "DLJ Commercial Mortgage Corp."

The Securities Being Offered.........................     The securities that will be offered pursuant to this
                                                          prospectus and the related prospectus supplements consist
                                                          of mortgage pass-through certificates.  These certificates will be issued in series, and each series will, in turn, consist of one or more classes.  Each class of offered certificates must, at the time of issuance, be assigned an investment
                                                          grade rating by at least one nationally recognized
                                                          statistical rating organization.  Typically, the four highest rating categories, within which there may be sub-
                                                          categories or gradations to indicate relative standing,
                                                          signify investment grade.  See "Rating."

                                                          Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates may be
     Issued with Other Certificates..................     We may not publicly offer all the mortgage pass-through
                                                          certificates evidencing interests in a particular trust.  We may elect to retain some of those certificates, to place
                                                          some privately with institutional investors or to deliver
                                                          some to the applicable seller as partial consideration for the related mortgage assets.  In addition, some of those
                                                          certificates may not satisfy the rating requirement
                                                          described above for offered certificates.

The Governing Documents..............................     In general, a pooling and servicing agreement or other
                                                          similar agreement or collection of agreements will
                                                          govern--


                                                          o        the creation of and transfer of assets to each trust,
                                                          o        the issuance of the related series of certificates,
                                                                   and
                                                          o        the servicing and administration of the trust assets.

                                                          The parties to the governing document(s) will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee will be responsible for, among other things, making payments and preparing and disseminating certain reports to the holders of the offered and non-offered certificates.

                                                          If the trust assets include mortgage loans, the parties to the governing document(s) will also include--

                                                          o       a master servicer that will generally be responsible for
                                                                  performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or
                                                                  otherwise problematic in any material respect, and

                                                          o       a special servicer that will generally be responsible for
                                                                  servicing and administering mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired in respect of defaulted mortgage loans.

                                                          The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                          If the trust assets include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to such mortgage-backed securities. If the related trustee assumes such duties, however, there will be no manager.

                                                          In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each trust and will describe their respective duties in further detail.  See "Description of the Governing Documents."


Certain Characteristics of
     the Mortgage Assets.............................     The trust assets with respect to any series of offered
                                                          certificates will, in general, include mortgage loans.  Each mortgage loan to be included in a trust will constitute the obligation of one or more persons to repay a debt, and the performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership,
                                                          leasehold or other interest(s) of the related borrower or
                                                          another person in or with respect to one or more
                                                          commercial or multifamily real properties.  In particular, the those properties may include:

                                                          o        rental or cooperatively-owned buildings with
                                                                   multiple dwelling units;

                                                          o        retail properties related to the sale of consumer goods and other products, or related to providing entertainment,
                                                                   recreational or personal services, to the general public;

                                                          o        office buildings;

                                                          o        hospitality properties;

                                                          o        casino properties;

                                                          o        health care-related facilities;

                                                          o        industrial facilities;

                                                          o        warehouse facilities, mini-warehouse facilities and
                                                                   self-storage facilities;

                                                          o        restaurants, taverns and other establishments
                                                                   involved in the food and beverage industry;

                                                          o        manufactured housing communities, mobile home
                                                                   parks and recreational vehicle parks;

                                                          o        recreational and resort properties;

                                                          o        arenas and stadiums;


                                                          o        churches and other religious facilities;

                                                          o        parking lots and garages;

                                                          o        mixed use properties;

                                                          o        other income-producing properties; and

                                                          o        unimproved land that is zoned for multifamily
                                                                   residential or commercial use.

                                                          The mortgage loans to be included by us in a trust will
                                                          have a variety of payment terms.  For example, a
                                                          mortgage loan--

                                                          o       may provide for the accrual of interest at a mortgage
                                                                  interest rate that is fixed over its term, that resets
                                                                  on one or more specified dates or that otherwise
                                                                  adjusts from time to time;

                                                          o       may provide for the accrual of interest at a mortgage
                                                                  interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                                          o       may provide for no accrual of interest;

                                                          o       may provide for level payments to stated maturity, for
                                                                  payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to
                                                                  accommodate changes in the coupon rate or to reflect the
                                                                  occurrence of certain events;

                                                          o       may be fully amortizing or, alternatively, may be
                                                                  partially amortizing or nonamortizing, with a
                                                                  substantial payment of principal due on its stated
                                                                  maturity date;

                                                          o       may permit the negative amortization or deferral
                                                                  of accrued interest;

                                                          o       may prohibit some or all voluntary prepayments or
                                                                  require payment of a premium, fee or charge in
                                                                  connection with those prepayments; and/or


                                                          o       may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

                                                          Any mortgage loan may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                                          We do not originate mortgage loans. However, some of the mortgage loans underlying the offered certificates may be originated by our affiliates.

                                                          Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans to be included in a trust. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans to be included in a trust. See "Description of the Trust
                                                          Assets--Mortgage Loans."

                                                          The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless we would be free to publicly resell the security without registration. See "Description of the Trust
                                                          Assets--Mortgage-Backed Securities."

                                                          We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                          In general, the aggregate outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate outstanding
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                                                            -8-

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
                                                          principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus supplement.

Certain Characteristics of
     the Offered Certificates........................     An offered certificate may entitle the holder to receive:

                                                          o        a stated principal amount;

                                                          o        interest on a principal balance or  notional amount,
                                                                   at a fixed, variable or adjustable pass-through rate;

                                                          o        specified, fixed or variable portions of the interest,
                                                                   principal or other amounts received on the related
                                                                   mortgage assets;

                                                          o        payments of principal, with disproportionate,
                                                                   nominal or no distributions of interest;

                                                          o        payments of interest, with disproportionate,
                                                                   nominal or no distributions of principal;

                                                          o        payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal
                                                                   outstanding on one or more other classes of certificates of the same series;

                                                          o        payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases,
                                                                   substantially slower) than the rate at which payments or other
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
                                                                  collections of principal are received on the related mortgage assets;

                                                          o       payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
                                                                  methodology; or

                                                          o       payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                          Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                          A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                          We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement.  See "Description of the Certificates."

Credit Support and
     Interest Rate Protection for
     the Offered Certificates........................     Some classes of offered certificates may be protected in
                                                          full or in part against certain defaults and losses on the related mortgage assets through the subordination of one
                                                          or more other classes of certificates of the same series or by other types of credit support.  The other types of credit support may include a letter of credit, a surety bond, an
                                                          insurance policy, a guarantee or a reserve fund.  We will
                                                          describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                          The assets of any particular trust may also include any of the following agreements:

                                                          o       guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of certificates will be invested at a specified rate; or
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                                                           -10-
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
                                                          o       interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of offered certificates of the related series.

                                                          We will describe the types of reinvestment and interest rate protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                          See "Risk Factors," "Description of the Trust Funds" and
                                                          "Description of Credit Support."

Advances to Cover Delinquent
     Payments of Principal and
     Interest on the Mortgage Assets.................     If the related trust assets include mortgage loans, the
                                                          master servicer, the special servicer, the trustee, any
                                                          provider of credit support and/or any other specified
                                                          person may be obligated to make, or may have the option
                                                          of making, certain advances with respect to delinquent
                                                          scheduled payments of principal and/or interest on such
                                                          mortgage loans.  Any party making advances will be
                                                          entitled to reimbursement from subsequent recoveries on
                                                          the related mortgage loan and as otherwise described in
                                                          this prospectus or the related prospectus supplement.
                                                          That party may also be entitled to receive interest on its advances for a specified period.  See "Description of the
                                                          Certificates--Advances in Respect of Delinquencies."

                                                          If the related trust assets include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligation in respect of such mortgage-backed securities or the underlying mortgage loans.

Optional Termination.................................     We will describe in the related prospectus supplement any
                                                          circumstances in which a specified party is permitted or
                                                          obligated to purchase or sell any of the mortgage assets
                                                          underlying a series of offered certificates.  In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                          o       all the mortgage assets in any particular trust,
                                                                  thereby resulting in a termination of the trust, or
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                                                           -11-
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
                                                          o       that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                          See "Description of the Certificates--Termination."

Federal Income Tax Consequences......................     Any class of offered certificates will constitute or evidence ownership of either:

                                                          o       "regular interests" or "residual interests" in a "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986, or

                                                          o       interests in a grantor trust under Subpart E of Part I of
                                                                  Subchapter J of the Internal Revenue Code of 1986.

                                                          See "Federal Income Tax Consequences."

ERISA Considerations.................................     If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with
                                                          your legal advisor whether the purchase or holding of
                                                          offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law.  See "ERISA Considerations."

Legal Investment.....................................     If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine
                                                          whether and to what extent the offered certificates
                                                          constitute a legal investment for you.  We will specify in the related prospectus supplement which classes of the
                                                          offered certificates will constitute "mortgage related
                                                          securities" for purposes of the Secondary Mortgage
                                                          Market Enhancement Act of 1984, as amended.  See
                                                          "Legal Investment."
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                                                           -12-

                             RISK FACTORS


         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the related prospectus supplement) in deciding whether to purchase offered certificates.

Lack of Liquidity will Impair Your Ability to Sell Your Certificates and may Have an Adverse Effect on the Market Value of Your Certificates

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

The Market Value of Offered Certificates will be Sensitive to Fluctuations in Prevailing Interest Rates and Spreads

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         Investor perceptions regarding the quality of commercial mortgage-backed securities generally as an investment relative to alternative investments such as U.S. treasury securities will affect the market value of your certificates. That market value will decline if potential investors prefer the safety of investments such as U.S. treasury securities. This may occur regardless of the performance of your certificates or the related mortgage assets.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates will be Made Solely From the Limited Assets of the Related Trust

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

Any Credit Support for Your Certificates may be Insufficient to Protect you Against all Potential Losses

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits to Certain Classes and Series. If a form of credit support covers multiple classes or series and losses exceed the amount of such credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by such credit support to your detriment.

The Investment Performance of Your Certificates will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         Notwithstanding the terms of the mortgage loans, the amount, rate and timing of payments and other collections thereon will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than your anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates. Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, thereby resulting in a shorter average life for your certificates than if such prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans directly or indirectly underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or

         o be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Certificates. If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on the related series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on the related series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property below."

         There is an Increased Risk of Default Associated With Balloon Payments. Any of the mortgage loans underlying your certificates may be nonamortizing or only partially amortizing. The borrower under that mortgage loan is required to make substantial payments of principal and interest (that is, balloon payments) on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

        o the fair market value and condition of the underlying real property;
        o         the level of interest rates;
        o         the borrower's equity in the underlying real property;
        o         the borrower's financial condition;
        o         the operating history of the underlying real property;
        o         changes in zoning and tax laws;
        o         changes in competition in the relevant area;
        o         changes in rental rate in the relevant area;
        o         changes in governmental regulation and fiscal policy;
        o         prevailing general and regional economic conditions;
        o         the state of the fixed income and mortgage markets; and
        o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property below."

         Neither we nor any of our affiliates will be required to refinance any mortgage loan underlying your certificates.

         The related master servicer or special servicer may (within prescribed limits) extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property

         Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of such borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

         o the sufficiency of the net operating income of the applicable real property;
         o the market value of the applicable real property at or prior to maturity; and
 o      the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o the age, design and construction quality of the property;
         o perceptions regarding the safety, convenience and attractiveness of the property;
 o the characteristics of the neighborhood where the property is located;
 o the proximity and attractiveness of competing properties;
 o the existence and construction of competing properties;
         o the adequacy of the property's management and maintenance;
 o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
         o      demographic factors;
         o      customer tastes and preferences;
         o retroactive changes in building codes; and ochanges in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o an increase in interest rates, real estate taxes and other operating expenses;
         o an increase in the capital expenditures needed to maintain the property or make improvements;
         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
         o      an increase in vacancy rates;
         o      a decline in rental rates as leases are renewed or replaced; and
         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         othe length of tenant leases;
         othe creditworthiness of tenants;
         o the rental rates at which leases are renewed or replaced;
 o the percentage of total property expenses in relation to revenue;
 o      the ratio of fixed operating expenses to those that vary with revenues; and
         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o to pay for maintenance and other operating expenses associated with the property;
 oto fund repairs, replacements and capital improvements at the property; and
 oto service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         oan increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
         oan increase in tenant payment defaults;
         oa decline in rental rates as leases are entered into, renewed or extended at lower rates;
         oan increase in the capital expenditures needed to maintain the property or to make improvements; and
         oa decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         othe business operated by the tenants;
         othe creditworthiness of the tenants; and othe number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         (i) the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         (ii) an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o         changes in interest rates;
         o         the availability of refinancing sources;
         o changes in governmental regulations, licensing or fiscal policy;
         o         changes in zoning or tax laws; and
         o         potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o         responding to changes in the local market;
         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
         o         operating the property and providing building services;
         o         managing operating expenses; and
         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition is Expensive. The owner may expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o         rental rates;
         o         location;
         o         type of business or services and amenities offered; and
         o         nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o         offers lower rents;
         o         has lower operating costs;
         o         offers a more favorable location; or
         o         offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example, health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships. Hospitality and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements. Recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways. Certain recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions. Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline. Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use . As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Type of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans in any of our trusts. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the lender, including one of our trusts, holding the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         Any of the mortgage loans in one of our trusts may be substantially larger than the other loans in that trust. In general, the inclusion in a trust of one or more mortgage loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the trust can result in losses that are more severe, relative to the size of the related mortgage pool, than would be the case if the aggregate balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes to Greater Risk of Default and Loss

         If a concentration of mortgage loans in any of our trusts is secured by real properties in a particular locale, state or region, the holders of the related offered certificates will have a greater exposure to:

         o any adverse economic developments that occur in the locale, state or region where the properties are located;
         o changes in the real estate market where the properties are located;
         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located;
  and
         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Backing Your Certificates

         Most mortgage loans included in one of our trusts will either (i) prohibit the related borrower from encumbering the related real property with additional secured debt or (ii) require the consent of the holder of the mortgage loan prior to so encumbering such property. However, a violation of this prohibition may not become evident until the related mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan backing your certificates at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing".

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Backing Your Certificates

         Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.
A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o         reduce monthly payments due under a mortgage loan;

         o         change the rate of interest due on a mortgage loan; or

         o         otherwise alter the mortgage loan's repayment schedule.

         Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. bankruptcy code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. bankruptcy code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

         There can be no assurance--

         o as to, the legal of environmental testing conducted at the related real properties in connection with the origination of the mortgage loans underlying your certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators in connection with the origination of those mortgage loans identified all adverse environmental conditions and risks at the related real properties;

         o that the results of that environmental was accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your certificates could be adversely affected by tenants, such as gasoline stations or dry cleaners, or by the conditions or operations in the vicinity of the properties, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA", together with certain other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if --

         o agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint, and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Certificates May Be Challenged as Being Unenforceable

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o the bankrupt party was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or mortgage effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-sale and Debt Acceleration Clauses. Many of the mortgage loans underlying the offered certificates will contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of (i) the related real property or (ii) a majority ownership interest in the related borrower. All of the mortgage loans will include some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if:

         o         the default is deemed to be immaterial,
         o the exercise of such remedies would be inequitable or unjust, or
         o the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Many of the mortgage loans underlying the offered certificates will be secured by, among other things, an assignment of leases and rents. Pursuant to that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may, during specified periods and subject to certain conditions, permit the related borrower to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related Mortgaged Property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from:

         o         war,
         o         revolution,
         o         governmental actions,
         o         floods and other water-related causes,
         o earth movement, including earthquakes, landslides and mudflows,
         o         wet or dry rot,
         o         vermin,
         o         domestic animals, and
         o         certain other kinds of risks.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of offered certificates.

Ground Leases Create Risks for Lenders that are not Present when Lending on an Actual Ownership Interest in a Real Property

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws may Adversely Affect the Use or Value of a Real Property

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use". This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Compliance With the Americans with Disabilities Act of 1990 May be Expensive

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner thereof may be required to incur significant costs in order to effect such compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation may Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o breach of contract involving a tenant, a supplier or other party;
         o         negligence resulting in a personal injury, or
         o         responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

"Residual Interests" in a "Real Estate Mortgage Investment Conduit" Have Adverse Tax Consequences

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate which is a "residual interest" in a "real estate mortgage investment conduit", or "REMIC", you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC because the taxable income from the certificate may exceed the amount of cash you actually receive. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs".

         Some Taxable Income of a "Residual Interest" can not be Offset under the Internal Revenue Code of 1986. A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusion" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusion" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

         o generally will not be reduced by losses from other activities,
 o for a tax-exempt holder, will be treated as unrelated business taxable income, and
 o for a foreign holder, will not qualify for any exemption from withholding tax.

         Certain Entities Should not Invest in Certificates which are "Residual Interests". The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates which are "residual interests" of the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates which are "residual interests" generally are not appropriate investments for:

         o         individuals,
         o         estates,
         o         trusts beneficially owned by any individual or estate, and
         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the "residual interests" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a non-U.S. person under the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates".

Problems With Book-Entry Registration

         Your certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository
   Trust Company and its participating organizations;
         o you may have only limited access to information regarding your certificates;
 o   you may suffer delays in the receipt of payments on
            your certificates; and
 o your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Potential Conflicts of Interest Can Affect a Person's Performance

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

The Transition from the Year 1999 to the Year 2000 may Disrupt the Ability of Computerized Systems to Process Information

         The collection of payments on the mortgage loans backing your certificates, the servicing of those mortgage loans and the payments on your certificates are highly dependent upon computer systems of the related master servicer, special servicer, trustee, borrowers and other third parties.

         We will inquire into the year 2000 readiness of the parties to the governing documents for a series of offered certificates and will obtain assurances from these parties that they will take the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 31, 1999.

         The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as these systems relate to the timely payment of distributions, including principal and interest payments to security holders, book-entry deliveries, and settlement of trades within the Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, which the Depository Trust Company has completed. Additionally, the Depository Trust Company's plan includes a testing phase, which it expects to complete within appropriate time frames.

         However, the Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including, its participating organizations, as well as the computer systems of third-party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third-party vendors from whom it acquires services, in order to: (i) impress upon them the importance of these services being year 2000 compliant, and (ii) determine the extent of their efforts with respect to remediation of year 2000 problems with their services. In addition, the Depository Trust Company has stated that it is in the process of developing contingency plans as it considers appropriate.

         If problems associated with the year 2000 issue were to occur with respect to the Depository Trust Company and the services provided by it, payments on offered certificates held in book-entry form could be delayed or otherwise adversely affected.

                       DESCRIPTION OF THE TRUST ASSETS

General

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o        various types of multifamily and/or commercial mortgage loans;
         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or
         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

Mortgage Loans

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o rental or cooperatively-owned buildings with multiple dwelling units;
         o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
         o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;
         o        office properties;
         o hospitality properties, such as hotels, motels and other lodging facilities;
         o        casino properties;

         o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
         o        industrial properties;
         o warehouse facilities, mini-warehouse facilities and self-storage facilities;
         o restaurants, taverns and other establishments involved in the food and beverage industry;
         o manufactured housing communities, mobile home parks and recreational vehicle parks;
         o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
         o        arenas and stadiums;
         o        churches and other religious facilities;
         o        parking lots and garages;
         o        mixed use properties;
         o        other income-producing properties; and
         o unimproved land zoned for multifamily residential or commercial use.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your certificates, include --

         o a fee interest or estate, which consists of ownership of the property for an indefinite period,
         o an estate for years, which consists of ownership of the property for a specified period of years,
         o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,
         o shares in a cooperative corporation which owns the property, or
         o        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property may be subject to zoning laws and other legal restrictions.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied first to the payment of court costs and fees in connection with the foreclosure, second to the payment of real estate taxes, and third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans. The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments in respect of the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent in respect of any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;
         o        the types of services offered at the property;
         o        the location of the property;
         o the characteristics of the surrounding neighborhood, which may change over time;
         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
         o the ability of management to provide adequate maintenance and insurance;
         o        the property's reputation;
         o        the level of mortgage interest rates, which may encourage
                  tenants to purchase rather than lease housing;
         o        the existence or construction of competing or alternative
                  residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
         o        the ability of management to respond to competition;
         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may --

         o        require written leases;
         o        require good cause for eviction;
         o        require disclosure of fees;
         o        prohibit unreasonable rules;
         o        prohibit retaliatory evictions;
         o        prohibit restrictions on a resident's choice of unit vendors;
         o        limit the basis on which a landlord may increase rent; or
         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to --

         o        fixed percentages,
         o        percentages of increases in the consumer price index,
         o        increases set or approved by a governmental agency, or
         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing on its real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the lender to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's mortgage loan payments, real property taxes, maintenance expenses and other capital and ordinary expenses of the property. These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of --

         o        maintenance payments from the tenant/shareholders, and
         o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

         o         shopping centers
         o         factory outlet centers
         o         malls
         o         automotive sales and service centers
         o         consumer oriented businesses
         o         department stores
         o         grocery stores
         o         convenience stores
         o         specialty shops
         o         gas stations
         o         movie theaters
         o         fitness centers
         o         bowling alleys
         o         salons
         o         dry cleaners

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         o         to lower rents;
         o to grant a potential tenant a "free rent" or reduced rent period;
         o         to improve the condition of the property generally; or
         o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         o         competition from other retail properties;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o         perceptions regarding the safety of the surrounding area;
         o         demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;
         o         traffic patterns and access to major thoroughfares;
         o         the visibility of the property;
         o         availability of parking;
         o the particular mixture of the goods and services offered at the property;
         o         customer tastes, preferences and spending patterns; and
         o         the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an "anchored" retail property, including:

         o         an anchor tenant's failure to renew its lease;
         o         termination of an anchor tenant's lease;
         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
         o         a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o         factory outlet centers;
         o         discount shopping centers and clubs;
         o         catalogue retailers;
         o         television shopping networks and programs;
         o         internet web sites; and
         o         telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         o the number and quality of the tenants, particularly significant tenants, at the property;
         o the physical attributes of the building in relation to competing buildings;
         o the location of the property with respect to the central business district or population centers;
         o demographic trends within the metropolitan area to move away from or towards the central business district;
         o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
         o         the quality and philosophy of building management;
         o         access to mass transportation; and
         o         changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o         rental rates;
         o the building's age, condition and design, including floor sizes and layout;
         o         access to public transportation and availability of parking;
                   and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         o         the cost and quality of labor;
         o         tax incentives; and
         o quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         o         full service hotels;
         o         resort hotels with many amenities;
         o         limited service hotels;
         o hotels and motels associated with national or regional franchise chains;
         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and
         o         other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         o the location of the property and its proximity to major population centers or attractions;
         o         the seasonal nature of business at the property;
         o the level of room rates relative to those charged by competitors;
         o         quality and perception of the franchise affiliation;
         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
         o the existence or construction of competing hospitality properties;
         o         nature and quality of the services and facilities;
         o financial strength and capabilities of the owner and operator;
         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
         o increases in operating costs, which may not be offset by increased room rates;
         o the property's dependence on business and commercial travelers and tourism; and
         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o the continued existence and financial strength of the franchisor;
         o         the public perception of the franchise service mark; and
         o         the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include:

         o location, including proximity to or easy access from major population centers;
         o         appearance;
         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
         o         the existence or construction of competing casinos;
         o         dependence on tourism; and
         o         local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties.  Health-care related properties include

         o         hospitals;
         o         skilled nursing facilities;
         o         nursing homes;
         o         congregate care facilities; and
         o in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

         o         statutory and regulatory changes;
         o         retroactive rate adjustments;
         o         administrative rulings;
         o         policy interpretations;
         o         delays by fiscal intermediaries; and
         o         government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o         federal and state licensing requirements;
         o         facility inspections;
         o         rate setting;
         o         reimbursement policies; and
         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         o location of the property, the desirability of which in a particular instance may depend on--

                   (i)      availability of labor services,
                   (ii)     proximity to supply sources and customers, and
                   (iii) accessability to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

                   (i)      ceiling heights,
                   (ii)     column spacing,
                   (iii)    number and depth of loading bays,
                   (iv)     divisibility,
                   (v)      floor loading capacities,
                   (vi)     truck turning radius,
                   (vii)    overall functionality, and
                   (viii) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         o         building design;
         o         location and visibility;
         o         tenant privacy;
         o         efficient access to the property;
         o proximity to potential users, including apartment complexes or commercial users;
         o         services provided at the property, such as security;
         o         age and appearance of the improvements; and
         o         quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o competition from facilities having businesses similar to a particular restaurant or tavern;
         o perceptions by prospective customers of safety, convenience, services and attractiveness;
         o the cost, quality and availability of food and beverage products;
         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
         o changes in demographics, consumer habits and traffic patterns;

         o         the ability to provide or contract for capable management and
         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o         segment,
         o         product,
         o         price,
         o         value,
         o         quality,
         o         service,
         o         convenience,
         o         location, and
         o         the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o         lower operating costs,
         o         more favorable locations,
         o         more effective marketing,
         o         more efficient operations, or
         o         better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
         o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon such termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o the number of comparable competing properties in the local market;
         o         the age, appearance and reputation of the property;
         o         the quality of management, and
         o         the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         o         fixed percentages,
         o         percentages of increases in the consumer price index,
         o         increases set or approved by a governmental agency, or
         o increases determined through mediation or binding arbitration.

In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o         the location and appearance of the property;
         o         the appeal of the recreational activities offered;
         o the existence or construction of competing properties, whether are not they offer the same activities;
         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
         o         geographic location and dependence on tourism;
         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
         o         sensitivity to weather and climate changes; and
         o         local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o         sporting events;
         o         musical events;
         o         theatrical events;
         o         animal shows; and/or
         o         circuses.

         The ability to attract patrons is dependent on such factors as:

         o         the appeal of the particular event;
         o         the cost of admission;
         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
         o perceptions by prospective patrons of the safety of the surrounding area; and
         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to such a tenant, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are "special purpose" properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular Religious Facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national.

Religious facilities are "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o         the number of rentable parking spaces and rates charged;
         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
         o         the amount of alternative parking spaces in the area;
         o         the availability of mass transit; and
         o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o         its location,
         o         its size,
         o         the surrounding neighborhood, and
         o         local zoning laws.

         Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of--

         (a) the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         (b) the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in clause (a) of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to revenues and expenses in respect of the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make the loan payments on the related mortgage loan, cover operating expenses and fund capital improvements at any given time. Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o         increases in energy costs and labor costs;
         o         increases in interest rates and real estate tax rates; and
         o changes in governmental rules, regulations and fiscal policies.

         Some "net leases" of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         (a) the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         (b) the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method.

         A low the loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         (x) the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect such equity, and

         (y) the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
         o the cost replacement method, which takes into account the cost of replacing the property at such date;
         o the income capitalization method, which takes into account the property's projected net cash flow; or
         o a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties:

         o it is often difficult to find truly comparable properties that have recently been sold;
         o the replacement cost of a property may have little to do with its current market value; and
         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service), then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying the offered certificates may not have considered all of such factors for all or any of such loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o an original term to maturity of not more than approximately 40 years; and

         o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
         o         provide for no accrual of interest;
         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of certain events;
         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;
         o permit the negative amortization or deferral of accrued interest; and/or
         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;
         o the type or types of property that provide security for repayment of the mortgage loans;
         o the earliest and latest origination date and maturity date of the mortgage loans;
         o the original and remaining terms to maturity of the mortgage loans, or the range thereof, and the weighted average original and remaining terms to maturity of the mortgage loans;
         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;
         o the mortgage interest rates of the mortgage loans, or the range thereof, and the weighted average mortgage interest rate of the mortgage loans;
         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;
         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and
         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o more general information in the related prospectus supplement, and
         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within fifteen (15) days following the issuance of the certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

         If and to the extent available and relevant to an investment decision in a series of offered certificates, we will include in the related prospectus supplement information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio. However, many servicers do not maintain records regarding prepayment experience or, at least, do not maintain those records in a format that can be readily aggregated. In addition, if the relevant characteristics of a master servicer's servicing portfolio are materially different from those of the mortgage loans included in one of our trusts, the master servicer's prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms, such as mortgage interest rates, terms to maturity and/or prepayment restrictions, between the two pools of loans may render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, we will not include comparable prepayment information in the related prospectus supplement with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

Mortgage-Backed Securities

         The mortgage backed-securities underlying a series of offered certificates may include:

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or
         o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA"), the Federal Agricultural Mortgage Corporation ("FAMC") or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         We will acquire each mortgage-backed security included in one of our trusts, directly or through an affiliate, in a bona fide secondary market transaction. In addition, the security will be--

         o registered under the Securities Act of 1933, as amended (the Securities Act"), or
         o         exempt from registration requirements  of the Securities
                   Act, or
         o held for at least the holding period specified in Rule 144(k) under the Securities Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o the initial and outstanding principal amount(s) and type of the securities;
         o the original and remaining term(s) to stated maturity of the securities;
         o the pass-through or bond rate(s) of the securities or the formula for determining such rate(s);
         o         the payment characteristics of the securities;
         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;
         o         a description of the related credit support (if any);
         o         the type of mortgage loans underlying the securities;
         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
         o the terms and conditions for substituting mortgage loans backing the securities; and
         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act of 1934, as amended (the "Exchange Act") the same information regarding the security as is provided by the issuer of the security in its own reports filed under the Exchange Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Undelivered Mortgage Assets

         In general, the aggregate outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

         General. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         o the subordination or one or more other classes of certificates of the same series;
         o         a letter of credit;
         o         a surety bond;
         o         an insurance policy;
         o         a guarantee; and/or
         o         a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

Arrangements Providing Interest Rate Protection

         The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust assets may also include:

         o         interest rate exchange agreements;
         o         interest rate cap agreements;
         o         interest rate floor agreements; or
         o other agreements or arrangements designed to reduce the effects of interest rate fluctuations on the mortgage assets.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                      YIELD AND MATURITY CONSIDERATIONS

General

         The yield on your certificates will depend on--

         o         the price you paid for your certificates,
         o         the pass-through rate on your certificates,
         o         the amount and timing of payments on your certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if mortgage loan payments were passed through on your certificates on the same date that the payments were due.

Yield and Prepayment Considerations

         The yield to maturity on your certificates will be affected by the rate of principal payments on the mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments on the mortgage loans will be affected by the following:

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;
         o        the dates on which any balloon payments are due; and
         o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your certificates may vary from your anticipated yield will depend upon --

         o whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your certificates.

         If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         (a) be based on the principal balances of some or all of the mortgage assets in the related trust, or

         (b) equal the aggregate principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets or referred to in clause (a) above or payments are made in reduction of the aggregate principal balance of the class or classes of certificates referred to in clause (b) above.

         The extent of prepayments of principal of the mortgage loans underlying your certificates may be affected by a number of factors, including:

         o        the availability of mortgage credit;
         o the relative economic vitality of the area in which the related real properties are located;
         o        the quality of management of the related real properties;
         o        the servicing of the mortgage loans;
         o        possible changes in tax laws; and
         o        other opportunities for investment.

In general, those factors which increase the attractiveness of selling or refinancing a multifamily or commercial property that secures a mortgage loan, as well as those factors which increase the likelihood of default under the mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your certificates may also be affected by the existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o to convert to a fixed rate loan and thereby "lock in" that rate, or
         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o        realize its equity in the property,
         o        meet cash flow needs or
         o        make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,
         o        the relative importance of those factors
         o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or
         o        the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of the offered certificates of that related series. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying any series of offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with an aggregate principal balance, and the percentage of the initial aggregate certificate principal balance of each such class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either (a) to refinance the loan, or (b) to sell the related real property. If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by (a) the bankruptcy of the borrower, or
(b) adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

         Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of such interest being added to the related principal balance. Negative amortization most commonly occurs in respect of an adjustable rate mortgage loan that:

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;
         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or
         o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization in respect of the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         The extent to which the yield on your certificates may be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon the following:

         o whether you purchase your certificates at a premium or a discount; and
         o whether the payment characteristics of the underlying mortgage loans delay or accelerate the payments of principal on, or in reduction of the notional amount of, your certificates.

         See "--Yield and Prepayment Considerations" above.

         Foreclosures and Payment Plans. The weighted average life of and yield on your certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and
         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o a reduction in the entitlements to interest and/or the aggregate principal balances of one or more classes of certificates; and/or
         o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
         o any other amounts described in the related prospectus supplement.

         The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.

                        DLJ COMMERCIAL MORTGAGE CORP.

         We were incorporated in the State of Delaware on July 10, 1997. We are a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation. We were organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to those trusts. Our principal executive offices are located at 277 Park Avenue, New York, New York 10172. Our telephone number is 212-892-3000. We do not have, and we do not expect to have, any significant assets.


                       DESCRIPTION OF THE CERTIFICATES

General

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A "series" of certificates are all those certificates that--

         o        have the same series designation;
         o        were issued pursuant to the same governing documents; and
         o        represent beneficial ownership interests in the same trust.

         A "class" of certificates are all those certificates of a particular series that--

         o        have the same class designation; and
         o        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no distributions of interest;

         o payments of interest, with disproportionate, nominal or no distributions of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have an aggregate principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on an aggregate notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its aggregate principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its aggregate principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company ("DTC"). Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book entry form will be transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants"). If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through CEDEL, S.A. or the Euroclear System, for so long as they are participants in DTC.

Payments on the Certificates

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o        the periodic payment date for that series, and
         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the aggregate outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o        a 360-day year consisting of 12 30-day months,
         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,
         o the actual number of days elapsed during each relevant period in a normal calendar year, or
         o such other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest in respect of each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates", payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its aggregate principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on an aggregate notional amount, that aggregate notional amount, in general, will be either:

         (a) based on the principal balances of some or all of the related mortgage assets; or

         (b) equal to the aggregate principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any distributions of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the aggregate principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal

A class of offered certificates may or may not have an aggregate principal balance. If it does, that aggregate principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The aggregate outstanding principal balance of any class of offered certificates will be reduced by--

         o payments of principal actually made to the holders of that class, and
         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

If a class of offered certificates are compound interest certificates, then the aggregate outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the aggregate outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial aggregate principal balance of all classes of a series will not be greater than the aggregate outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial aggregate principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
         o any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

Allocation of Losses and Shortfalls

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         (i) by reducing the entitlements to interest and/or the aggregate principal balances of one or more of those classes; and/or

         (ii)     by establishing a priority of payments among those classes.

         See "Description of Credit Support."

Advances in Respect of Delinquencies

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, delinquent payments of principal and interest due on those mortgage loans, other than balloon payments. If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or at such other times and from such sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

Reports to Certificateholders

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding (i) the payments made on that payment date with respect to the applicable class of offered certificates and (ii) the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

         See, also, "--Book-Entry Registration and Definitive Certificates" below.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Voting Rights

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in the related prospectus supplement. See "Description of the governing Documents--Amendment."

         As and to the extent described in the related prospectus supplement, the holders of specified amounts of certificates of a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any such removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

         The trust for each series of offered certificates will terminate and cease to exist following:

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the aggregate principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the aggregate certificate principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration and Definitive Certificates

         Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so ,that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or CEDEL, S.A., for so long they are participants in DTC.

         DTC is:

         o a limited-purpose trust company organized under the New York Banking Law,
         o        a "banking corporation" within the meaning of the New York
                  Banking Law,
         o        a member of the Federal Reserve System,
         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
         o        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Exchange Act.

         DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains an account with DTC. The rules applicable to DTC and DTC Participants are on file with the SEC.

         Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the beneficial owner's Financial Intermediary is not a DTC Participant, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. The beneficial ownership interest of the owner of a book-entry certificate may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

         DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the DTC Participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants, and by DTC Participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of such payments by DTC Participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name",
         o the sole responsibility of each such DTC Participant, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC Participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC Participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC Participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

General

         The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, the "Governing Documents"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliate, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to certain amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "DLJ Commercial Mortgage Corp."

Assignment of Mortgage Assets

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents in respect of the related mortgage assets that will be delivered to the related trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that assignment. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified 2in a schedule appearing as an exhibit to the related Governing Documents. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o in the case of a mortgage loan, the address of the related real property and the type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the remaining term to maturity; the remaining amortization term; and the outstanding principal balance; and

         o in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

         o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         o the Warranting Party's title to each mortgage asset and the authority of the Warranting Party to sell that mortgage asset; and

         o in the case of a mortgage loan, the enforceability of the related mortgage note and mortgage, the existence of title insurance insuring the lien priority of the related mortgage, the payment status of the mortgage loan and the delivery of all documents required to be delivered with respect to the mortgage loan as contemplated under "--Assignment of Mortgage Assets."

         We will identify the Warranting Party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be a prior holder of the particular mortgage assets.

Collection and Other Servicing Procedures with respect to Mortgage Loans

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

         (i) those procedures are consistent with the terms of the related Governing Document; and

         (ii) they do not impair recovery under any instrument of credit support included in the related trust.

Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted any mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o        ensuring that the related properties are properly insured;

         o        attempting to collect delinquent payments;

         o        supervising foreclosures;

         o        negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

         o real properties acquired as part o the trust in respect of defaulted mortgage loans.

The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this Prospectus.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real borrower's property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a real property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real Property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer may also perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible, such as performing property inspections and collecting evaluating financial statements. A master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to such mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

Sub-Servicers

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or Special Servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related Prospectus Supplement, any master servicer or special servicer for the related trust will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

Collection of Payments on Mortgage-Backed Securities

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in such capacity, except upon--

         o the appointment of, and the acceptance of such appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. Each master servicer, special servicer and, if it receives distributions on mortgage-backed securities, manager for one of our trusts will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to such limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions as may be permitted by the rating agencies assigning ratings to the related series of certificates.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective directors, officers, employees or agents be under any liability to the related trust or certificateholders for any action taken, or not taken, in good faith pursuant to the Governing Document for any series of certificates or for errors in judgment. None of those persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of certificates or by reason of reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document, or by reason of reckless disregard of those obligations or duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Governing Document for any series of offered certificates or that in its opinion may involve it in any ultimate expense or liability. However, we and each of those other parties undertake any legal action that may be necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under such Government Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         Any person into which we or any related master servicer, a special servicer or manager may be merged or consolidated, or any person resulting from any merger or consolidation to which we or any related master servicer, special servicer, manager is a party, or any person succeeding to the business of us or any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for each series of offered certificates.

         The compensation arrangements with respect to the master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

Amendment

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series for the following reasons:

         (i)      to cure any ambiguity;

         (ii) to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision therein or to correct any error;

         (iii) to add any other provisions with respect to matters or questions arising under the Governing Documents that are not inconsistent with the existing provisions of that document;

         (iv) to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         (v) to relax or eliminate any requirement under the Governing Document imposed by the Securities Act or the rules under that Act if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

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         (vi)     to comply with any requirements imposed by the Internal
                  Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

         (vii) to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates which are "residual interests" in a REMIC; or

         (viii)   for any other purpose.

         However, no amendment of the Governing Document for any series of offered certificates, other than an amendment for any of the specific purposes described in clauses (vi) and (vii) above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the Governing Document for any series of offered certificates covered solely by clause
(viii) above may result in a downgrade or withdrawal of any then current rating assigned to any class of certificates of the related series, as evidenced by written confirmation to that effect from each applicable rating agency obtained by or delivered to the related trustee.

         In general, the Governing Agreement for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in the aggregate, not less than 66-2/3%, or such other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o modify the provisions of the Governing Document relating to amendments thereof without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. If the list is as of a date more than ninety (90) days prior to the date of receipt of such certificateholders' request, then the trustee, if it is not the certificate registrar for that series, will be required to request from the registrar a current list and to provide access to the current list promptly upon receipt.

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

The Trustee

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

         The trustee for each series of offered certificates will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party in respect of those certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Certain Matters Regarding the Trustee

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. The indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document, or by reason of its reckless disregard of those obligations or duties.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

         o        the establishment of one or more reserve funds; or

         o        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o        the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o        the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive distributions out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of those mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

         The mortgage loans included in any trust established by us may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of such default risks and the extent of such coverage.

Letter of Credit

         If and to the extent described in the prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial aggregate principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely distributions of interest and principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

Reserve Funds

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each such form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         However, most, if not all, of the underlying mortgage loans will be secured by multifamily and commercial properties in the United States. Some mortgage loans underlying a series of offered certificates may be secured by multifamily and commercial properties outside the United States.

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law and these laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement. For purposes of this discussion, "mortgage loan" means a multifamily or commercial mortgage loan that directly or indirectly backs a series of offered certificates.

General

         Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage. The priority of the lien, in some cases, will depend on--

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o         the knowledge of the parties to the mortgage, and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest into the subject property and usually the borrower, and

         o         a mortgagee, who is the lender.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o         the trustor, the equivalent of a mortgagor,

         o         the trustee to whom the real property is conveyed, and

         o the beneficiary who is for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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

         A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

          o        the express provisions of the related instrument,
          o        the law of the state in which the real property is located,
          o        certain federal laws, and
          o in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease, while retaining a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (the "UCC"). Room rates are generally pledged by the borrower as additional security for the loan when a hotel or motel is loan security. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower without a hearing or the lender's consent or unless the lender's interest in the room rates is given adequate protection, such as a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" in this prospectus.

Personalty

         Certain types of mortgaged properties, such as hotels, motels and nursing homes, may include personal property which may, to the extent owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. The two (2) primary methods of foreclosing a mortgage are--

         o         judicial foreclosure, involving court proceedings, and

         o nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of such public sale are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may:

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgage property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Therefore, it is common for the lender to purchase the mortgaged property and become the owner thereof, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale pursuant to a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans. Therefore, recourse in the case of default on such a mortgage loan will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         o contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. The loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

         Operation of the U.S. bankruptcy code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the U.S. bankruptcy code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. bankruptcy code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o        extend or shorten the term to maturity;

         o permit the bankrupt borrower to cure of a mortgage loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. bankruptcy code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. bankruptcy code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition. In addition, the U.S. bankruptcy code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         (i) assume the lease and retain it or assign it to a third party, or
         (ii)     reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. bankruptcy code also limits a lessor's damages for lease rejection to:

         o the rent reserved by the lease without regard to acceleration for the greater of one (1) year, or 15%, not to exceed three (3) years, of the remaining term of the lease, plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender LiabilityAct") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or

         o assumes day-to-day management of operational functions of the mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses, on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Recent federal legislation will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where these circumstances exist may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

         Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related series of offered certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

         Any of our trusts may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

          o first, to the payment of court costs and fees in connection with the foreclosure;

          o       second, to real estate taxes;

          o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any; and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

         The terms of certain of the mortgage loans underlying the offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Certain Laws and Regulations

         The multifamily and commercial properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply, together with an inability to remedy any failure, could result in material diminution in the value of a mortgaged property.

Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans underlying the offered certificates. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of counsel to the depositior, subject to any qualifications as may be expressed in this discussion. Unless otherwise specified in the related prospectus supplement, counsel to the depositor for each series will be Sidley & Austin.

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section, the "Code"). It does not purport to discuss all federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, such as:

         o  banks,

         o  insurance companies and

         o  foreign investors.

         Further, this discussion and the opinion referred to below are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice--

         (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

         (ii) is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also under state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types:

         (i)      certificates representing interests in
                  a trust, or a portion thereof, as to which a designated party under the related Governing Document (the "REMIC Administrator") will make a real estate mortgage investment conduit ("REMIC") election under Sections 860A through 860G of the Code, and

         (ii) certificates ("Grantor Trust Certificates") representing interests in a trust or a portion thereof (a "Grantor Trust Fund"), as to which no election will be made.

The prospectus supplement for each series will indicate whether a REMIC election, or elections, will be made for the related trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is limited in applicability to the offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust consist solely of mortgage loans. To the extent that other trust assets, including mortgage-backed securities, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). It is also based on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those statutes (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

         Classification of REMICs. With respect to each series as to which the REMIC administrator will make a REMIC election, counsel to depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document and certain other documents, and subject to certain assumptions set forth therein, the related trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" (such certificates, the "REMIC Regular Certificates") or the sole class of "residual interests" (such certificates, the "REMIC Residual Certificates") in that REMIC within the meaning of sections 860A-860G of the Code.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the related trust's income for the period in which the requirements for the status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain the related trust's status as a REMIC under the Code. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, unless we specify otherwise in the related prospectus supplement, the REMIC Certificates will be in the same proportion that the assets of the REMIC are:

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and

         o  assets described in Section 7701(a)(19)(C) of the Code.

However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be:

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and

         o "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or "FASIT".

         The REMIC Administrator will determine the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, we will describe in the related prospectus supplement the mortgage loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code.

         To the extent an offered certificate represents ownership of an interest in any mortgage loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of the certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. Also the interest on the certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of our counsel, assuming compliance with all provisions of the related Governing Document, the Tiered REMICs will each qualify as a REMIC, and the REMIC Certificates issued by the Tiered REMICs will be considered "regular interests" or the sole class of "residual interests" to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to

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

include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the related date of initial issuance (the "Issue Date"), the issue price for such class will be its fair market value on the related Issue Date.

         Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument, at:

         o        a single fixed rate,

         o        a "qualified floating rate",

         o        an "objective rate",

         o a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or

         o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, we will describe in the related prospectus supplement the manner in which such rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

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

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to those certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the related Issue Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the related Issue Date is treated as part of the overall cost of such REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the related Issue Date to the first payment date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of such de minimis original issue discount and (ii) a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless we state otherwise in the related prospectus supplement, each period that begins on a date that corresponds to a payment date, or in the case of the first such period, begins on the Issue Date, and ends on the day preceding the immediately following payment date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

         (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and
                  (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over

         (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

         (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption,

         (ii) using a discount rate equal to the original yield to maturity of the certificate and

         (iii) taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue

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discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of:

         (i) the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes such day, plus

         (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount, if any, attributable to such a certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments such certificateholder could ever receive with respect to such certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. A "Stripped Interest Certificate" is a certificate that entitles the holder to payment of interest, with disproportionate, little or no payments of principal.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, other than a de minimis amount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such

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distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies.

         The OID Regulations also permit a certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

         (i)      on the basis of a constant yield method,

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

         (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

         (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

The Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC Regular Certificate purchased at a cost, (excluding any portion of such cost attributable to accrued qualified stated interest), that is greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not specifically apply to holders of REMIC Regular Certificates. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's certificate becomes wholly worthless (that is, until its principal balance has been reduced to zero), and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the related mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder thereof also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, (or net loss), of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of such certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with such income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

         Taxable Income of the REMIC. The taxable income of the REMIC will equal:

         o the income from the mortgage loans and other assets of the REMIC, plus

         o any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less

         o the deductions allowed to the REMIC for interest, including original issue discount, less

         o       any premium on issuance,

         o of the REMIC Regular Certificates, and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby,

         o for amortization of any premium on the mortgage loans, for bad debt losses with respect to the mortgage loans and,

         o except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or, if a class of REMIC Certificates is not sold initially, their fair market values. Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.

         The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, that is, under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

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         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the holder of a REMIC Residual Certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to such holder.

         A holder of a REMIC Residual Certificate is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such holder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of the holders of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the Code, as to which it is recommended that REMIC Residual Certificateholders consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders (and increases in such initial bases either occur after such distributions or, together with their initial bases, are less than the amount of such distributions), gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a holder of a REMIC Residual Certificate may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

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         Excess Inclusions.  Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

         (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate, over

         (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Issue Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to:

        o        the issue price of the REMIC Residual Certificate,

        o increased by the sum of the daily accruals for all prior quarters and

        o decreased, but not below zero, by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

        o The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests, and

        o the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

         In the related prospectus supplement we will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

         For holders of REMIC Residual Certificates, excess inclusion:

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         (i)      will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

         (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "--Foreign Investors in REMIC Certificates" below.

Furthermore, for purposes of the alternative minimum tax:

         (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

         (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

         (1) the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

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

         (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         We will disclose in the related prospectus supplement whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. The IRS recently released regulations under
Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.

         Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Governing Document. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement any additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

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

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless we state otherwise in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates, the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

         (i) 3% of the excess of the individual's adjusted gross income over such amount, and

         (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.

Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for:

         o        individuals,

         o        estates or trusts, or

         o pass-through entities beneficially owned by one or more individuals, estates or trusts.

It is recommended that such prospective investors consult with their tax advisors prior to making an investment in such certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal

         o the cost of such REMIC Regular Certificate to such certificateholder,

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

                  increased by income reported by such certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income), and

         o reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium.

The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

         (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over

         (ii) the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

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

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

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

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a real property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired real property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Governing Document. Any such tax not borne by a REMIC Administrator, master servicer, special servicer, manager or trustee would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of:

         (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer, and

         (ii) the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on:

         o        events that have occurred up to the time of such transfer,

         o        the Prepayment Assumption and

         o any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer

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

is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Governing Document, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of:

         (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and

         (ii) the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity:

         o such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or

         o a statement under penalties of perjury that such record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means:

         (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation),

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

         (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         (iii) any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the REMIC Administrator, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Certificates in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Certificates generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a holder of a REMIC Residual Certificate to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of the return of a holder of a REMIC Residual Certificate.

         No REMIC will be registered as a tax shelter pursuant to Section 6111

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of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are--

         o        corporations,

         o        trusts,

         o        securities dealers and

         o        certain other non-individuals

will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including--

         o        income,

         o        excess inclusions,

         o        investment expenses and

         o relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we state otherwise in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

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

         Foreign Investors in REMIC Certificates. A holder of a REMIC Regular Certificate that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will, in general, not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder).

         For these purposes, "United States Person" means:

         o        a citizen or resident of the United States,

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof,

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or

         o a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States Persons have the authority to control all substantial decisions of the trust.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a holder of a REMIC Residual Certificate that owns directly or indirectly a 10% or greater interest in the certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and (i) owns 10% or more of one or more underlying Mortgagors or, (ii) if the holder is a controlled foreign corporation, is related to one or more Mortgagors.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates will be prohibited under the related Governing Document to any investor that is not

         o        a United States Person or

         o a United States Person, if classified as a partnership under the Code, unless all of its beneficial owners are United States Persons.

Grantor Trust Funds

         Classification of Grantor Trust Funds. With respect to each series of certificates as to which no REMIC election will be made, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related Grantor Trust Fund will be classified

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as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion, a certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, our counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in:

         (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes);

         (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Code;

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         (iii)    "permitted assets" within the meaning of Section 860L(a)(1)(C)
                  of the Code; and

         (iv) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of

          o mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and

          o mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and

          o interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the depositor will not deliver any opinion on these questions. It is recommended that prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be:

          o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                 Section 860G(a)(3)(A) of the Code and,

          o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans.

         Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross

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income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series or (ii) we or any of our affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on

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such certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by us, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is recommended that certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification and disclosed in the related prospectus supplement, it is currently intended that information reports or returns to the IRS and certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when certificates are offered and sold

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hereunder, and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o (i) there is no original issue discount or only a de minimis amount of original issue discount or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than this product of 0.25%

          o      the stated redemption price and

          o the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price", see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower. The stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser", or below-market interest rate. The

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determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of

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any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount". That is:

          o in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or

          o in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above).

If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option:

         (i)      on the basis of a constant yield method,

         (ii) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated

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                  interest paid in the accrual period bears to the total stated
                  interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         (iii) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined:

          o at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,

          o with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market. It is recommended that certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the market discount will apply to mortgage loans purchased at a market discount in such series.

         To the extent that the mortgage loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to

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report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount", above.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is recommended that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

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         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments such certificateholder could ever receive with respect to such certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. It is recommended that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the Prepayment Assumption.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the

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Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related Pass-Through Rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as we or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or

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master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman (which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, it is recommended that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

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General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986 (the "Internal Revenue Code") impose certain requirements on certain employee benefit plans, and on other retirement plans and arrangements, as well as on Fund or entities in which these plans, accounts or arrangements are invested including--

         o         individual retirement accounts and annuities,

         o         Keogh plans,

         o         collective investment funds,

         o         separate accounts, and

         o         insurance company general accounts.

ERISA and the Internal Revenue copy code also impose certain requirements on fiduciaries of these plans, accounts or arrangements, in connection with the investment of the assets of the related plan, account or arrangement.

         Employee benefit plans, such as governmental plans, and church plans which have not made an election under the U.S. tax code are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes certain general fiduciary requirements on fiduciaries, including--

         o         investment prudence and diversification, and

         o the investment of the assets of the related plan, account or arrangement in accordance with the documents governing the plan, account or arrangement.

         Section 406 of ERISA and Section 4975 of the U.S. tax code also prohibit a broad range of transactions involving assets of a plan, account or arrangement and persons who have certain specified relationships to the plan, account or arrangement, unless a statutory or administrative exemption is available. The types of transactions that are prohibited include:

         o         sales, exchanges or leases of property;

         o         loans or other extensions of credit; and

         o         the furnishing of goods and services.

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         Certain persons that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the U.S. tax code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan, account or arrangement for any losses realized by the plan, account or arrangement or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan, Account or Arrangement

         A fiduciary's investment of the assets of a plan, account or arrangement in offered certificates may cause the underlying mortgage assets and other trust assets to be deemed assets of the plan, account or arrangement.
Section 2510.3-101 of the regulations of the United States Department of Labor provides that when a plan, account or arrangement acquires an equity interest in an entity, the assets of the plan, account or arrangement include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. The underlying assets will not be included if the equity participation in the entity is not "significant". Equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned benefit plan investors is determined by excluding the investments of persons:

         (i) with discretionary authority or control over the assets of the entity,

         (ii) who provide investment advice directly or indirectly for a fee with respect to the assets, and

         (iii)    who are affiliates of the persons in (i) and (ii).

In the case of a trust, investments by us or by the related trustee, master servicer, special servicer, any other party with discretionary authority over the trust assets and the affiliates of these persons will be excluded.

         A fiduciary of an investing plan is any person who in connection with the assets of the plan, account or arrangement--

         o has discretionary authority or control over the management or disposition of assets, or

         o        provides investment advice for a fee.

If the mortgage loans and other trust assets constitute assets of a plan, account or arrangement, then any party exercising management or discretionary control regarding those assets, such as the

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

related trustee, master servicer or special servicer, any sub-servicer or affiliates of these parties may be deemed to be a "fiduciary" with respect to the investing plan, account or arrangement and be subject to the fiduciary responsibility provisions of ERISA. In addition, if the trust assets constitute assets of a plan, account or arrangement, transactions involving the trust assets, may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a person who has a relationship to a plan, account or arrangement is a borrower under a mortgage loan included in the trust assets, the purchase of certificates by the plan, account or arrangement could constitute a prohibited loan between the plan, account or arrangement and the party in interest.

         The Department of Labor regulations provide that where a plan, account or arrangement purchases a "guaranteed governmental mortgage pool certificate", the assets of the plan, account or arrangement include the certificate but do not include any of the mortgages underlying the certificate. The regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC certificates, GNMA certificates and FNMA certificates, but do not include FAMC certificates. Accordingly, even if these types of mortgaged-backed securities other than FAMC certificates included in the trust assets were deemed to be assets of the investors of a plan, account or arrangement, the underlying mortgages other than the mortgages underlying any FAMC certificates, would not be treated as assets of the plan, account or arrangement. Private label mortgage participations, mortgage pass-through certificates, FAMC certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a plan, account or arrangement could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, REMIC administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, has, or acquires, a relationship to an investing plan, account or arrangement.

         If you invest on behalf of a plan, account or arrangement, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any certificates.

Prohibited Transaction Exemptions

         If you are a fiduciary of a plan, account or arrangement, before purchasing any offered certificates, you should consider the availability of one of the Department of Labor's prohibited transaction exemptions, which include:

         o Prohibited transaction class exemption 75-1, which exempts certain transactions involving plans, accounts and arrangements and certain broker-dealers, reporting dealers and banks;

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         o        Prohibited transaction class exemption 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

         o Prohibited transaction class exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

         o Prohibited transaction class exemption 84-14, which exempts certain transactions effected on behalf of a plan, account or arrangement by a "qualified professional asset manager";

         o Prohibited transaction class exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; and

         o Prohibited transaction class exemption 96-23, which exempts certain transactions effected on behalf of a plan, account or arrangement by an "in-house asset manager".

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment on behalf of a plan, account or arrangement in the certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, such as the one discussed below.

Underwriters Exemptions

         It is expected that Donaldson Lufkin & Jenrette Securities Corporation will be the sole, lead or co-lead underwriter in each unwritten offering of certificates. The Department of Labor has issued an individual prohibited transaction exemption to Donaldson Lufkin & Jenrette Securities Corporation which generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code certain transactions relating to, among other things, the servicing and operation of certain trust assets pools, and the purchase, sale and holding of certain certificates that are underwritten by Donaldson Lufkin & Jenrette Securities Corporation or any person under common control with Donaldson Lufkin & Jenrette Securities Corporation.

         In order for the exemption to apply, certain requirements must be satisfied, including -

         o the acquisition of the certificate by a plan, account or arrangement must be on terms that are at least as favorable to the plan, account or arrangement as they would be in an arm's-length transaction with an unrelated party;

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         o        the rights and interests evidenced by the certificates must not be subordinated to
                  the rights and interests evidenced by the other certificates;

         o at the time of its acquisition by the plan, account or arrangement, the certificate must be rated in one of the three highest generic rating categories;

         o the trustee cannot be an affiliate of us, the servicer and certain other persons

        o the sum of all payments made to and retained by the trustee, the servicer and certain other persons must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us must represent not more than the fair market value of obligations deposited in the trust; and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services and reimbursement of such person's reasonable expenses in connection therewith; and

         o the investing plan, account or arrangement must be an accredited investor.

         The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of this exemption.

Insurance Company General Accounts

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the U.S. tax code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Pursuant to Section 401(c) of ERISA, the Department of Labor was required to issue final regulations no later than December 31, 1997, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan, account or arrangement on or before December 31, 1998, which general account assets constitute assets of the plan, account or arrangement. The Department of Labor has not yet issued such final regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the U.S. tax code on the basis of a claim that the assets of an insurance company general account constitute assets of a plan, account or arrangement, unless--

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         (i)      as otherwise provided by the Secretary of Labor in the 401(c)
                  Regulations to prevent avoidance of the regulations; or

         (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

         Any assets of an insurance company general account which support insurance policies issued to a plan, account or arrangement after December 31, 1998 or issued to a plan, account or arrangement on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as assets of the plan, account or arrangement. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as assets of any plan, account or arrangement invested in the separate account. If you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

         If you are a Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

Tax Exempt Investors

         A plan, account or arrangement that is exempt from federal income taxation pursuant to Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a tax-exempt plan, account or arrangement will be considered "unrelated business taxable income" and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as

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to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for entities, the authorized investments of which are subject to state regulation.

         Prior to December 31, 1996, classes of offered certificates would be "mortgage related securities" for purposes of SMMEA only if they:

         o were rated in one of the two highest rating categories by one or more Rating Agencies; and

         o were part of a series evidencing interests in a trust asset consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in the legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and

         o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

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

         Effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5), certain "Type IV securities", defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

         The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval fro the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of you assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject

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

to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities you should consult with your legal advisor in determining whether and to what extent the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to these purchases. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for the offered certificates and will state the net proceeds to us from the sale of the offered certificates.

         We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the related trust assets for the certificates. Furthermore, the related trust assets for one series of offered certificates may include offered certificates from other series.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters

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

for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of the series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

         Only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by Sidley & Austin, our counsel.

                              FINANCIAL INFORMATION

         A new trust asset will be formed with respect to each series, and no trust asset will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust asset will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that they will have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of the certificates of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. In addition, if you purchase Stripped Interest Certificates you might, in certain cases, fail to recoup your initial investment. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to you as an investment.

In particular, ratings on the offered certificates of any series will not represent any assessment of--

                  o the tax attributes of those certificates or of the related trust;

                  o whether or to what extent prepayments of principal may be received on the underlying mortgage loans;

                  o the likelihood or frequency of prepayments of principal on the underlying mortgage loans.;

                  o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

                  o whether or to what extent the interest distributable on any class of offered certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

                  o the likelihood that prepayment premiums, fees and charges or interest in excess of interest at the related mortgage interest rates will be received with respect to the underlying mortgage loans; or

                  o whether the holders of any Stripped Interest Certificates, despite receiving all distributions of interest to which they are entitled, would or would not ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

The attached diskette contains one spreadsheet file (the "spreadsheet file") that can be put on a user-specified hard drive or network drive. This file is "______________.XLS". The file "______________.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage pool" in, and on Exhibits A-1 and A-2 to, the prospectus supplement. Defined terms used in the spreadsheet file but not otherwise defined therein shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in the prospectus supplement. Prospective investors are strongly urged to read the prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

--------------------------

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================


                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                             Prospectus Supplement

Important notice about the information contained in this prospectus supplement and the accompanying prospectus................................S-2
FORWARD-LOOKING STATEMENTS................................................S-3
EXECUTIVE SUMMARY.........................................................S-6
SUMMARY OF PROSPECTUS SUPPLEMENT..........................................S-8
RISK FACTORS.............................................................S-38
DESCRIPTION OF THE MORTGAGE POOL.........................................S-47
SERVICING OF THE MORTGAGE LOANS..........................................S-82
DESCRIPTION OF THE OFFERED CERTIFICATES.................................S-111
YIELD AND MATURITY CONSIDERATIONS.......................................S-139
USE OF PROCEEDS.........................................................S-146
FEDERAL INCOME TAX CONSEQUENCES.........................................S-146
CERTAIN ERISA CONSIDERATIONS............................................S-150
LEGAL INVESTMENT........................................................S-154
METHOD OF DISTRIBUTION..................................................S-155
LEGAL MATTERS...........................................................S-156
RATINGS.................................................................S-157
Exhibit A-1 -- Certain Characteristics of
  mortgage loans and mortgaged properties...............................A-1-1
Exhibit A-2 -- Mortgage pool Information................................A-2-1
Exhibit B -- Form of Trustee Report.......................................B-1
Exhibit C -- Decrement Tables for Certain Classes
  of offered certificates ................................................C-1
Exhibit D --  Price/Yield Tables for the Class S certificates ............D-1
Exhibit E -- Summary Term Sheet...........................................E-1

                                   Prospectus

Available Information; Incorporation by Reference...........................3
Summary of Prospectus.......................................................4
Risk Factors...............................................................13
Description of the Trust Assets............................................33
Yield and Maturity Considerations..........................................56
DLJ Commercial Mortgage Corp. .............................................63
Description of the Certificates............................................63
Description of the Governing Documents.....................................72
Description of Credit Support..............................................81
Certain Legal Aspects of Mortgage Loans....................................83
Federal Income Tax Consequences............................................97
State and Other Tax Consequences..........................................129
ERISA Considerations......................................................129
Legal Investment..........................................................133
Use of Proceeds...........................................................136
Method of Distribution....................................................136
Legal Matters.............................................................137
Financial Information.....................................................137
Rating....................................................................138

Until ______, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================


===============================================================================

                               $________________
                                 (Approximate)

                         DLJ Commercial Mortgage Corp.
                                  (Depositor)

                              _____________________,

                                      and

                             ______________________
                            (Mortgage Loan Sellers)

                                 Class ________

                         DLJ Commercial Mortgage Trust
                           Commercial Mortgage Pass-
                              Through Certificates

                            ----------------------

                             Prospectus Supplement

                            ----------------------

                               ---------------


===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.


Filing Fee for Registration Statement                         $939,200.25*

Legal Fees and Expenses                                        900,000.00**

Accounting Fees and Expenses                                   350,000.00**

Trustee's Fees and Expenses
         (including counsel fees)                              100,000.00**

Blue Sky Fees and Expenses                                      25,000.00**

Printing and Engraving Fees                                    350,000.00**

Rating Agency Fees                                           5,000,000.00**

Miscellaneous                                                  350,000.00**

Total                                                       $8,014,200.25

* Includes $105,200.25 in filing fees paid with respect to $356,611,000 of securities carried forward from Registration Statement on Form S-3 (File No. 333-59167)

**   Based on 3 offerings

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

         The pooling and servicing agreements will provide that no director, officer, employee or agent of the Registrant is liable to the trust or the certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The pooling and servicing agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such pooling and servicing agreements and related certificates other than such expenses related to particular mortgage assets.

         Any purchase agreement pursuant to which the Registrant acquires Mortgage Assets for inclusion in a Trust Fund may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of such Mortgage Assets or an affiliate against certain liabilities, including liabilities under the Securities Act of 1933, relating to such Mortgage Assets.

         Any underwriters who execute an underwriting agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         It is contemplated that the Registrant will enter into an agreement with Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, pursuant to which Donaldson, Lufkin & Jenrette, Inc. will be obligated to indemnify the Registrant and each officer, director or employee of the Registrant and certain others against certain liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent such liabilities arise in connection with the issuance of securities under this Registration Statement.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits--

         1.1      --        Form of Underwriting Agreement.  *

         4.1      --        Form of Pooling and Servicing Agreement.  *

         5.1      --        Opinion of Sidley & Austin with respect to legality.

         8.1      --        Opinion of Sidley & Austin with respect to certain tax matters.

         23.1     --        Consent of Sidley & Austin (included as part of Exhibit 5.1 and Exhibit 8.1).

         24.1     --        Power of Attorney (included in signature pages to
                            the Registration Statement as first filed).

* Incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-32019) filed with the Commission on July 24, 1997 and declared effective on December 29, 1997.

UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.       UNDERTAKINGS PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes:

                  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (f) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.       UNDERTAKING IN RESPECT OF INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 1st day of July, 1999.


                           DLJ COMMERCIAL MORTGAGE CORP.

                           By: /s/ N. Dante LaRocca
                           ------------------------
                           Name:  N. Dante LaRocca
                           Title:  Senior Vice President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints N. Dante LaRocca, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents, and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                   TITLE                                           DATE
         ---------                                   -----                                           ----
  /s/ Leon M. Pollack                                President and Director                      July 1, 1999
-------------------------------                        (principal executive officer)
Leon M.  Pollack

 /s/ Steven L. Kantor                                Senior Vice President                       July 1, 1999
-------------------------------                        and Director
Steven L.  Kantor

/s/ Marjorie S. White                                Secretary                                   July 1, 1999
-------------------------------                        and Director
Marjorie S.  White

 /s/ Thomas E. Siegler                               Director                                    July 1, 1999
------------------------------
Thomas E.  Siegler

 /s/ Charles J. Hendrickson                          Treasurer (principal                        July 1, 1999
-------------------------------                        financial officer)
Charles J. Hendrickson

                                  EXHIBIT INDEX

                                                                                               Page Number
         1.1      --        Form of Underwriting Agreement.*

         4.1      --        Form of Pooling and Servicing Agreement.*

         5.1      --        Opinion of Sidley & Austin with respect to legality.

         8.1      --        Opinion of Sidley & Austin with respect to certain tax matters.

         23.1     --        Consent of Sidley & Austin (included as part of Exhibit 5.1 and Exhibit 8.1).

         24.1     --        Power of Attorney (included in signature pages to
                            the Registration Statement as first filed).


* Incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-32019) filed with the Commission on July 24, 1997 and declared effective on December 29, 1997.